                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-69279
                                                                    333-69279-01
                                                                    333-69279-02

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus Supplement is not complete and may be + +changed. This Prospectus Supplement is not an offer to sell these securities + +and it is not soliciting an offer to buy these securities in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, dated January 28, 1999
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 22, 1999)

            6,000,000 Premium Income Equity Securitiessm ("PIESsm")
                     Consisting of 6,000,000 Corporate PIES

                                  NIPSCO Industries, Inc.
                               NIPSCO Capital Markets, Inc.
                                  NIPSCO Capital Trust I
[NIPSCO LOGO APPEARS HERE]

--------------------------------------------------------------------------------

Each PIES being offered will be a Corporate PIES, which is a unit consisting of a stock purchase contract issued by NIPSCO Industries, Inc. ("Industries") and a preferred security issued by NIPSCO Capital Trust I (the "Trust").

 . The stock purchase contract will obligate the holder to purchase from
  Industries, no later than           , 2003 for a price of $50, the following
  number of Industries' Common Shares:
    . if the average closing price of the Common Shares over a 20-day period
      prior to       , 2003 equals or exceeds $     ,     Common Shares;
    . if the average closing price is less than $      but greater than
      $     , a number of Common Shares equal to $50 divided by the average closing price; and
    . if the average closing price is less than or equal to $     ,
      Common Shares.
 . The preferred security will have a stated liquidation amount of $50, will represent an undivided beneficial ownership interest in the assets of the Trust and will be guaranteed to the extent described in this Prospectus Supplement by NIPSCO Capital Markets, Inc. ("Capital Markets"). The preferred security will be pledged to secure the holder's obligation to purchase Industries' Common Shares under the related stock purchase contract.
 . Payments will accumulate under the stock purchase contracts and the preferred
  securities at the combined rate of    % per annum, payable on           ,
            ,            and            of each year, beginning           ,
  1999.
 .The assets of the Trust will consist solely of debentures of Capital Markets
 maturing on           , 2005.

For a more detailed description of the securities comprising the Corporate PIES, see "Description of the PIES" beginning on page S-33.

Application has been made to list the Corporate PIES on the New York Stock Exchange under the trading symbol "NIPr."

                Investing in the Corporate PIES involves risks.
  For a description of these risks, see "Risk Factors" beginning on page S-16.

                                                Per Corporate PIES    Total
                                                ------------------ ------------
Public Offering Price..........................        $50         $300,000,000
Underwriting Compensation......................     see below       see below
Proceeds to the Trust..........................        $50         $300,000,000

Any accumulated distributions on the preferred securities and any contract adjustment payments on the stock purchase contracts that are a part of the
Corporate PIES from           , 1999 should be added to the Public Offering
Price.

Industries and the Trust have granted the underwriters a 30-day option to purchase up to 900,000 additional Corporate PIES on the same terms and conditions set forth above solely to cover over-allotments, if any.

Industries and the Trust will not pay any underwriting commissions. Because the proceeds from the sale of the Corporate PIES will be invested in debentures of
Capital Markets, Capital Markets will pay to the underwriters $     for each
Corporate PIES sold (a total of $    , or a total of $     if the over-
allotment option is exercised in full) as compensation for arranging that investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. expects to deliver the Corporate PIES to purchasers on or
about           , 1999.
--------------------------------------------------------------------------------
Lehman Brothers
              Goldman, Sachs & Co.
                                                      Morgan Stanley Dean Witter
       , 1999
"Premium Income Equity Securities" and "PIES" are service marks owned by Lehman
                                 Brothers Inc.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

  You should read this Prospectus Supplement along with the Prospectus that accompanies it. You should rely only on the information provided or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The information in this Prospectus Supplement and the accompanying Prospectus is accurate as of the dates on these documents, and you should not assume that it is accurate as of any other date. All references to Industries' Common Shares, including numbers of shares, per share amounts and market prices, have been restated to reflect a two-for-one stock split paid in February 1998.

                               TABLE OF CONTENTS

        Prospectus Summary          Page
        ------------------          ----
Forward-Looking Information........  S-2
Index of Selected Terms for
 Prospectus
 Supplement........................  S-3
Prospectus Supplement Summary......  S-4
Risk Factors....................... S-16
Use of Proceeds.................... S-20
Price Range of Common Shares and
 Dividend Policy................... S-21
Capitalization..................... S-21
Accounting Treatment............... S-22
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations......... S-23
Description of the PIES............ S-33
Description of the Purchase
 Contracts......................... S-37
Certain Provisions of the Purchase
 Contracts, the Purchase Contract
 Agreement and the Pledge
 Agreement......................... S-44
Description of the Preferred
 Securities........................ S-46
Description of the Debentures...... S-49
Description of the Guarantee....... S-52
Certain United States Federal
 Income
 Tax Consequences.................. S-53
ERISA Considerations............... S-59
Underwriting....................... S-61
Legal Matters...................... S-62

            Prospectus               Page
            ----------               ----
Prospectus Summary.................    3
Available Information..............    6
Incorporation of Certain Documents
 by Reference......................    6
Forward-Looking Information........    7
Industries.........................    7
Capital Markets....................    8
The Trust..........................    9
Ratio of Earnings to Fixed
 Charges...........................   10
Use of Proceeds....................   10
Description of the Debentures......   11
Description of the Preferred
 Securities........................   18
Description of the Guarantee.......   28
Relationship Among the Preferred
 Securities, the Debentures and the
 Guarantee.........................   31
Description of the Common Shares...   32
Description of the Stock Purchase
 Contracts and the Stock Purchase
 Units.............................   36
Description of the Medium-Term
 Notes.............................   36
Description of the Support
 Agreement.........................   54
Book-Entry Issuance................   55
Plan of Distribution...............   58
Legal Matters......................   59
Experts............................   59

                          FORWARD-LOOKING INFORMATION

  Certain of the matters discussed in this Prospectus Supplement and in the documents incorporated by reference in the accompanying Prospectus contain forward-looking statements within the meaning of the securities laws. Forward-looking statements include terms such as "may," "will," "expect," "believe," "plan" and other similar terms. Industries, Capital Markets and the Trust caution that, while each of them believes those statements to be based on reasonable assumptions and makes those statements in good faith, there can be no assurance that actual results will not differ materially from those assumptions or that the expectations set forth in the forward-looking statements derived from those assumptions will be realized. Investors should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to: the weather; the federal and state regulatory environment; year 2000 issues; the economic climate; regional, commercial, industrial and residential growth in the service territories served by Industries' subsidiaries; customers' usage patterns and preferences; the speed and degree to which competition enters the utility industry; changing conditions in the capital and equity markets; and other uncertainties, all of which are difficult to predict, and many of which are beyond the control of Industries, Capital Markets and the Trust. Certain of these factors are discussed under "Risk Factors--Risk Factors Relating to Industries" on page S-20.

               INDEX OF SELECTED TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Applicable Ownership Interest.............................................. S-34
Business Day............................................................... S-35
Common Securities..........................................................  S-7
Contract Adjustment Payments...............................................  S-8
Corporate PIES.............................................................  S-7
Debentures.................................................................  S-7
Declaration................................................................  S-7
Early Settlement........................................................... S-12
Failed Remarketing......................................................... S-39
Guarantee.................................................................. S-52
Indenture.................................................................. S-49
OID........................................................................ S-10
Pledge Agreement...........................................................  S-9
Pledged Securities......................................................... S-43
Preferred Securities.......................................................  S-7
Purchase Contract..........................................................  S-7
Purchase Contract Agreement................................................  S-7
Purchase Contract Settlement Date..........................................  S-8
Remarketing Date........................................................... S-46
Reset Rate................................................................. S-47
Settlement Rate............................................................ S-37
Support Agreement..........................................................  S-7
Tax Event..................................................................  S-9
Tax Event Redemption....................................................... S-58
Threshold Appreciation Price............................................... S-37
Treasury Portfolio.........................................................  S-9
Treasury Security..........................................................  S-9
Treasury PIES..............................................................  S-9
Trust Securities...........................................................  S-9

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified by the more detailed information and the consolidated financial statements of Industries appearing elsewhere in this Prospectus Supplement or the accompanying Prospectus or incorporated by reference in the accompanying Prospectus. A listing of the pages on which definitions of certain capitalized terms used in this Prospectus Supplement Summary are defined is set forth in the "Index of Selected Terms for Prospectus Supplement" on page S-3.

                                   INDUSTRIES

  Industries is an energy and utility-based holding company that provides natural gas, electricity, water and related services for residential, commercial and industrial uses through a number of wholly-owned regulated and non-regulated subsidiaries. Industries operates primarily in Indiana and, with the acquisition of Bay State Gas Company ("Bay State"), New England.

  Industries' business strategy is:

  . to establish itself as a premier supplier of natural gas, electricity and water in the Great Lakes and Northeast regions; and

  . to continue to support its energy and utility businesses with strong production and distribution assets, innovative products and superior service.

Industries believes that it can best serve its customers and grow shareholder value by focusing on its core businesses.

  Focus on Energy and Utility Services. Industries intends to continue to concentrate on the distribution of natural gas, electricity and water and related products and services in its selected markets. As the energy industry has deregulated, Industries has expanded its product and service offerings and distribution channels through a combination of internal growth and strategic partnerships and acquisitions. In 1997, Industries entered the water utility business and expanded its non-regulated utility services businesses by acquiring IWC Resources Corporation ("IWCR") and its subsidiaries, including Indianapolis Water Company ("IWC"), Harbour Water Corporation ("Harbour"), SM&P Utility Resources, Inc. and Miller Pipeline Corporation. Industries expects to complete its acquisition of Bay State and its subsidiaries, including Northern Utilities, Inc. ("Northern Utilities") and EnergyUSA, Inc. ("EnergyUSA"), in the first quarter of 1999, which will further expand Industries' natural gas utility business and utility services businesses. These acquisitions strengthen Industries' position as a regional supplier and distributor in the energy and utility services business and diversify its offerings of other utility-related products and services. Industries intends to continue to explore and pursue strategic acquisitions in the future.

  Geographic Focus--Great Lakes and Northeast Regions. Industries intends to grow by focusing on customers and markets in the Great Lakes and Northeast regions. While many of Industries' non-utility businesses have a national focus, Industries believes that it can increase earnings most effectively by pursuing growth opportunities in the regions it knows best. Industries' northern Indiana markets benefit from extensive natural gas pipeline service, a skilled workforce, a diversified industrial base and a central location in the Great Lakes region. Industries' acquisition of Bay State offers additional opportunities for growth. Constrained pipeline capacity to the Northeast has limited natural gas penetration to less than 50% of households (as compared to more than 95% in the Great Lakes region). Industries is participating in two pipeline construction projects designed to increase the supply of natural gas to the Northeast, which should foster the development of new customer markets in and around Bay State's service territories.

Natural Gas

  Industries distributes natural gas to approximately 739,000 customers in northern Indiana through three wholly-owned utility subsidiaries: Northern Indiana Public Service Company ("Northern Indiana"), Kokomo Gas and Fuel Company ("Kokomo Gas") and Northern Indiana Fuel and Light Company, Inc. ("NIFL"). Northern Indiana, Kokomo Gas and NIFL operate in 41 counties across northern Indiana, serving an area of about 13,865 square miles with a population of approximately 2.4 million. Based on total throughput, Industries is the tenth largest local gas distribution company in the United States.

  Bay State and Northern Utilities distribute natural gas to more than 300,000 customers in the areas of Brockton, Lawrence and Springfield, Massachusetts, Lewiston and Portland, Maine and Portsmouth, New Hampshire. Bay State and Northern Utilities operate in 12 counties in New England, serving an area of about 2,152 square miles with a population of approximately 1.8 million.

  Industries purchases its gas supply on the spot market and under agreements with gas marketers and producers. Industries ensures an adequate supply of natural gas for its customers through firm transportation agreements with all of the major interstate pipelines serving its territories, an underground gas storage field, liquefied natural gas plants, salt dome gas storage facilities and gas storage service agreements.

  Industries' wholly-owned subsidiary, Crossroads Pipeline Company ("Crossroads" and, together with Northern Indiana, Kokomo Gas and NIFL, the "Energy Utilities"), owns and operates an interstate pipeline extending from the northwestern corner of Indiana (near the border with Chicago) eastward into Ohio. At its western end, Crossroads' pipeline connects to the interstate pipelines of the Natural Gas Pipeline Company of America (which supply the Chicago metropolitan area with gas from Texas and Louisiana). At its eastern end, the pipeline connects with interstate facilities owned by Columbia Gas Transmission Corporation. A joint venture of Industries and Consolidated Natural Gas Company is extending Crossroads' pipeline 20 miles to connect with the Consolidated system that supplies Pennsylvania, upstate New York and the Northeast. This project, which is expected to be completed in 1999, maximizes the use of existing facilities to allow delivery of natural gas from the U.S. and Canadian supply basins eastward through the Chicago area and into expanding Northeastern markets. Because the project utilizes existing pipelines, it is expected to have little environmental impact and to be in service well before a number of other pipelines being built to supply the comparatively underserved Northeast.

  In addition to extending the Crossroads pipeline, Industries and Bay State collectively own a 19% share of Portland Natural Gas Transmission System ("PNGTS"), a 292-mile pipeline being built to bring Canadian gas from New Brunswick into Maine, New Hampshire and Massachusetts in order to increase the gas supply to the region. Industries expects the PNGTS pipeline to be in service by Spring 1999. Industries believes that, with the largest service territory in New England in terms of square miles, Bay State and Northern Utilities are well-positioned to expand as more natural gas is brought to the Northeast.

Electricity

  Industries generates and distributes electricity to the public primarily through its largest subsidiary, Northern Indiana. Through its Primary Energy, Inc. ("Primary Energy") subsidiary, Industries also is active in developing unregulated power projects. Northern Indiana provides electric service in 30 counties in the northern part of Indiana, with an area of approximately 12,000 square miles and a population of approximately 2.2 million. At September 30, 1998, Northern Indiana provided approximately 419,000 customers with electricity. For the twelve months ended September 30, 1998, industrial customers accounted for approximately 42% of Northern Indiana's electric energy revenues, with residential customers providing approximately 30% and commercial customers contributing approximately 28%.

  Northern Indiana owns and operates four coal-fired electric generating stations, two hydroelectric generating plants and four gas-fired combustion turbine generating units, providing a total system net capability of 3,392 megawatts ("MW"). Northern Indiana has no nuclear power plants. During the twelve months ended September 30, 1998, Northern Indiana generated approximately 95% of its electric energy requirements and purchased the balance in the spot market. Northern Indiana is the first energy utility in North America to receive the International Standards Organization's ISO 14001 Certification for effective environmental management systems at all of its facilities.

  Deregulation in the electric energy industry is giving utility customers broader choices in meeting their electricity needs. Industries believes that industrial customers that consume large amounts of electricity, such as steel and refining companies, are most likely to take advantage of these increased choices. These customers historically have required a significant portion of Northern Indiana's generating capacity and have negotiated relatively low rates in return. Primary Energy works with industrial customers to develop cost-effective, long-term sources of energy for energy-intensive facilities. In these projects, Primary Energy offers its expertise in managing the engineering, construction, operation and maintenance of "inside the fence" cogeneration plants that process previously wasted fuels or improve plant efficiency to provide lower-cost electricity and steam. In addition, by helping large industrial customers satisfy their demands for power, Industries has been able to free up its generating capacity and focus on providing electricity to a growing base of higher-margin residential and commercial consumers. At December 31, 1998, Primary Energy operated four cogeneration plants with a combined capacity of 394 MW for three steel companies in Northern Indiana's service territory and owned a 50% interest in a pulverized coal injection facility serving one of those companies. In December 1998, Primary Energy and BP Amoco Corporation announced plans to construct a 550 MW natural gas-fired cogeneration plant at BP Amoco's Whiting, Indiana refinery. The definitive agreement for that project currently is under negotiation.

Water

  Industries operates the sixth largest investor-owned water utility business in the United States, serving approximately 252,200 customers through the utility subsidiaries of IWCR. These companies supply water for residential, commercial and industrial uses and for fire protection service in Indianapolis and the surrounding areas. The principal sources of the water utilities' present water supply are the White River and other streams, supplemented by three large surface reservoirs. The territory served by the water utilities covers an area of approximately 309 square miles in six counties of central Indiana. IWCR also manages the municipal water system for Lawrence, Indiana, and participates in partnerships that operate municipal wastewater treatment facilities in Indianapolis and Gary, Indiana.

Non-Regulated Energy Services

  In addition to the activities of Primary Energy described above, Industries provides non-regulated energy services through its wholly-owned subsidiary, NI Energy Services, Inc. ("NESI"). Through its subsidiaries and investments, NESI provides a variety of energy-related services, including gas marketing, power generation, gas transmission, supply and storage and energy efficiency design services. Bay State provides non-regulated energy services through EnergyUSA, which markets products and services, such as propane, energy advisory services and home security services, to customers of local utilities in 22 states. These products and services are branded and operated either under the local utility's label or with the EnergyUSA name.

Other Non-Regulated Subsidiaries

  Industries also provides non-regulated utility-related services, primarily through the following wholly-owned subsidiaries:

  . Miller Pipeline Corporation ("Miller") installs, repairs and maintains underground pipelines used in gas, water and sewer transmission and distribution systems.

  . SM&P Utility Resources, Inc. ("SM&P") is the largest underground utility locating and marking service business in the United States, currently operating in Indiana and ten other states.

  . NIPSCO Development Company, Inc. invests in real estate, residential housing and venture capital projects, primarily within Industries' utility subsidiaries' service territories.

                                CAPITAL MARKETS

  Capital Markets is a wholly-owned subsidiary of Industries that engages in financing activities to generate funds for the business operations of Industries and its wholly-owned subsidiaries (excluding Northern Indiana). Capital Markets and Industries have entered into a Support Agreement (the "Support Agreement") under which Industries has agreed, among other things, to ensure the timely payment of amounts owed on any debt securities issued by Capital Markets, including the debentures (the "Debentures") to be purchased by the Trust, with the limitation that no holder of such debt securities will have recourse to or against the stock or assets of Northern Indiana, or against any interest of Industries or Capital Markets in such stock or assets. See "Description of the Support Agreement" in the accompanying Prospectus.

                                   THE TRUST

  The Trust is a statutory business trust that was created under the Delaware Business Trust Act (the "Trust Act"). Prior to the issuance of the Corporate PIES, the declaration of trust governing the Trust will be amended and restated in its entirety (as so restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement. Capital Markets will hold all of the common securities of the Trust (the "Common Securities") in an aggregate liquidation amount equal to at least three percent of the total capital of the Trust. Upon the sale and issuance of the Common Securities and the preferred securities of the Trust (the "Preferred Securities"), the Trust will use all of the proceeds to purchase the Debentures from Capital Markets. The Trust's business and affairs will be conducted initially by five trustees (the "Trustees"), three of which are employees, officers or persons affiliated with Capital Markets (the "Regular Trustees"). The fourth trustee is The Chase Manhattan Bank, a financial institution that is unaffiliated with Capital Markets, which serves as property trustee under the Declaration (the "Property Trustee"). The fifth Trustee is Chase Manhattan Bank Delaware, which serves as trustee in the State of Delaware for the purpose of complying with the provisions of the Trust Act.

                                  THE OFFERING

Corporate PIES

  Industries and the Trust are offering 6,000,000 PIES, consisting of 6,000,000 Corporate PIES, to the public for $50 each. Each Corporate PIES is a unit consisting of two parts:

  . a purchase contract for Industries' Common Shares; and

  . a Preferred Security.

  Purchase Contract. Industries has entered into a Purchase Contract Agreement with The Chase Manhattan Bank, which will act as agent for all of the holders of the Corporate PIES (as well as the holders of the Treasury PIES described below). Each Corporate PIES that you purchase will be issued under the Purchase Contract Agreement, which creates a contractual arrangement between you and Industries for the purchase of Industries' Common Shares (a "Purchase Contract"). Under this Purchase Contract, you will be obligated to purchase, for each of your Corporate PIES, Industries' Common Shares at a purchase price of $50. You will not be obligated to pay the purchase price, and you will not receive your
Common Shares, until            , 2003, which has been set as the "Purchase
Contract Settlement Date." The number of Common Shares that you will be entitled to receive on that date will depend on the fair market value of the Common Shares over a 20-day period prior to that date. Until you actually purchase the Common Shares, your obligation to pay the $50 purchase price will be secured by the Preferred Security that is a part of your Corporate PIES, which will be pledged as collateral. Under certain circumstances, the Debentures or a portfolio of U.S. treasury securities may be substituted as collateral. More information about the Purchase Contracts is provided under the heading "Description of the Purchase Contracts" starting on page S-37.

  Preferred Security. Each Corporate PIES you purchase also will include a Preferred Security that will represent an undivided beneficial ownership interest in the assets of the Trust. The stated liquidation amount of each Preferred Security is $50. As long as the Trust exists, its assets will consist of the Debentures that the Trust will purchase from Capital Markets. If the Trust is dissolved (other than as a result of the redemption of the Debentures), the Debentures will be distributed among you and the other holders of the Corporate PIES, after any creditors of the Trust have been paid. Capital Markets can dissolve the Trust at any time, subject to certain conditions. References to Preferred Securities in this Prospectus Supplement include the Debentures that have been delivered to the holders of the Preferred Securities upon dissolution of the Trust, unless the context otherwise requires.

  Payments to Corporate PIES Holders. As a holder of Corporate PIES, you will be entitled to receive cash payments consisting of (1) payments under the Purchase Contract and (2) distributions on the Preferred Security.

  . Payments under the Purchase Contract. Industries will pay you quarterly contract adjustment payments ("Contract Adjustment Payments") of $
    (which is equal to     % per annum of the $50 stated amount) on your
    Purchase Contract. Industries will pay the Contract Adjustment Payments
    on           ,           ,            and            of each year, with
    the first payment being made on            , 1999 and the last payment
    being made on       , 2003, unless your Purchase Contract is settled or
    terminates before that date.

  . Distributions on the Preferred Security. In addition, the Trust will pay you quarterly cash distributions on your Preferred Security on the same dates that Contract Adjustment Payments are made. You will receive a
    distribution of $       each quarter (which is equal to    % per annum of
    the $50 stated liquidation amount). Distributions will accumulate from
                , 1999 and will continue until            , 2003. If you
    continue to own your Preferred Security after that date, then the Trust will pay distributions on your Preferred Security, which will accumulate
    from         , 2003 until         , 2005, at a reset rate that is
    described in more detail starting on page S-46. The Trust will pay distributions only when it has funds available for payment. The Trust's sole source of funds for distributions are Capital Markets' payments of interest on the Debentures that the Trust will hold.

  Guarantee. Capital Markets will guarantee the payment of distributions on the Preferred Securities and the payment of the redemption price of the Preferred Securities, to the extent that the Trust has funds available for payment. Taken together with Capital Markets' obligations under the Debentures and the related Indenture, this guarantee effectively provides a full, irrevocable and unconditional guarantee of the Preferred Securities. Capital Markets' obligations under this guarantee are entitled to the benefit of Capital Markets' Support Agreement with Industries. See "Description of the Support Agreement" in the accompanying Prospectus. You can find more information about this guarantee arrangement under the heading "Description of the Guarantee" starting on page S-52.

  Limited Voting Rights. As a holder of Corporate PIES, you will have limited voting rights. You may vote only with respect to the modification of the Preferred Securities, the exercise of the Trust's rights as holder of the Debentures and, under certain circumstances, the removal and replacement of the Property Trustee. You will not have any voting or other rights with respect to the Common Shares until you pay the $50 purchase price and purchase the Common Shares.

  Pledge Arrangement. When you purchase a Corporate PIES, the Preferred Security that is a part of that Corporate PIES will be pledged as collateral to
secure your obligation to purchase Common Shares on         , 2003 under the
related Purchase Contract. Industries has entered into a pledge agreement (the "Pledge Agreement") with The First National Bank of Chicago, which will act as collateral agent (the "Collateral Agent") and hold your Preferred Security until the $50 purchase price has been paid. Even though your Preferred Security will be pledged as collateral, you will be the beneficial owner of the Preferred Security.

Relationship to Debentures

  Interest Payments on the Debentures. The Trust will use all the proceeds from the sale of its Common Securities and Preferred Securities (collectively, the "Trust Securities") to purchase the Debentures from Capital Markets. The Debentures will be the sole assets of the Trust. Capital Markets will pay interest on the Debentures to the Trust on a quarterly basis. The Trust will use those interest payments to pay distributions on the Preferred Securities. If Capital Markets does not make its interest payments to the Trust, then the Trust will not have any funds to pay distributions on the Preferred Securities.

  Substitution of Treasury Portfolio upon Tax Event. If the tax laws change or are interpreted in a way that adversely affects the tax treatment of the Trust or the Debentures, then a "Tax Event" may occur. If a Tax Event occurs, Capital Markets, as issuer of the Debentures, may redeem the Debentures held by the
Trust. If the Debentures are redeemed before         , 2003, the Trust will use
the money received from the redemption to purchase a "Treasury Portfolio" of
zero-coupon U.S. treasury securities that mature on or prior to         , 2005,
and the Trust will be dissolved. The Treasury Portfolio will replace the Preferred Securities as the collateral securing your and the other holders' obligations to purchase Common Shares under the Purchase Contracts. If the Debentures are redeemed, then each Corporate PIES will consist of a Purchase Contract for Industries' Common Shares and an ownership interest in the Treasury Portfolio.

  Distribution of the Debentures. Capital Markets may dissolve the Trust at any time if certain conditions are met. If the Trust is dissolved (other than as a result of the redemption of the Debentures), you will receive your pro rata share of the Debentures held by the Trust (after any creditors of the Trust have been paid). These Debentures will remain pledged as collateral to secure your obligation to purchase Common Shares under your Purchase Contracts.

Treasury PIES

  Once you own Corporate PIES, you may create Treasury PIES by substituting treasury securities for the Preferred Securities that are a part of the Corporate PIES. A Treasury PIES will be a unit consisting of:

  . a Purchase Contract for Industries' Common Shares that is identical to the Purchase Contract that is a part of the Corporate PIES; and

  . a 1/20 undivided beneficial ownership interest in a zero-coupon U.S.
    treasury security that has a principal amount at maturity of $1,000
    (equivalent to $50 per Treasury PIES) and matures on           , 2003
    (the business day prior to the Purchase Contract Settlement Date) (the "Treasury Security").

  Terms of Substitution. You may substitute Treasury PIES for Corporate PIES at
any time on or prior to      , 2003 (the seventh Business Day prior to the
Purchase Contract Settlement Date). Because the Treasury Security has a principal amount at maturity of $1,000, you must substitute Treasury PIES for Corporate PIES in multiples of 20. In order to make a substitution, you must:

  . For each group of 20 Corporate PIES you wish to substitute, transfer a Treasury Security to The First National Bank of Chicago, which is acting as the securities intermediary (the "Securities Intermediary") under the pledge arrangement. The Securities Intermediary then will deposit the

   Treasury Security in a collateral account maintained under the pledge arrangement. The Treasury Security will become the collateral supporting your obligation to purchase the Common Shares, and the Collateral Agent will release 20 Preferred Securities from the pledge. Those Preferred Securities then will be freely tradable and not a part of a Corporate PIES or a Treasury PIES.

  . Submit your Corporate PIES in multiples of 20. For each group of 20
    Corporate PIES you submit, you will receive 20 Treasury PIES.

  . Pay to the Collateral Agent any fees or expenses incurred in connection with the substitution.

  If the Treasury Portfolio has been substituted for the Preferred Securities,
then you may create Treasury PIES at any time on or prior to           , 2003
(the second business day prior to the Purchase Contract Settlement Date). In this case, because of the composition of the Treasury Portfolio, any substitution of Treasury PIES for Corporate PIES must be made in multiples of 160,000.

  Payments to Treasury PIES Holders. If you substitute Treasury PIES for Corporate PIES, you will continue to receive Purchase Contract Adjustment Payments under your Purchase Contract, but you will not receive any other distributions on the Treasury PIES. Instead, you will receive accrued original issue discount ("OID") on the Treasury Securities that you deposited with the Securities Intermediary. As long as you continue to own the Preferred Securities that had been a part of your Corporate PIES, you will receive distributions on them, separately from the Treasury PIES.

Recreating Corporate PIES

  Once you have created Treasury PIES, you may subsequently recreate Corporate
PIES at any time on or prior to          , 2003 (the seventh business day prior
to the Purchase Contract Settlement Date). Because the Treasury Security has a principal amount at maturity of $1,000, you must recreate Corporate PIES from Treasury PIES in multiples of 20. In order to recreate Corporate PIES, you must:

  . For each group of 20 Corporate PIES to be created, transfer 20 Preferred
    Securities to the Securities Intermediary. The Securities Intermediary then will deposit the Preferred Securities in the collateral account maintained under the pledge arrangement. The 20 Preferred Securities will become the collateral supporting your obligation to purchase the Common Shares, and the Collateral Agent will release the Treasury Security from the pledge. That Treasury Security then will be freely tradable and not a part of any PIES.

  . Submit your Treasury PIES in multiples of 20. For each group of 20
    Treasury PIES you submit, you will receive 20 Corporate PIES.

  . Pay to the Collateral Agent any fees or expenses incurred in connection with the substitution.

  If the Treasury Portfolio has been substituted for the Preferred Securities,
then you may recreate Corporate PIES at any time on or prior to           ,
2003 (the second business day prior to the Purchase Contract Settlement Date), but only in multiples of 160,000.

Settlement of Purchase Contracts; Remarketing

  Corporate PIES. For each Purchase Contract that is a part of your Corporate
PIES, you will be obligated to pay, on         , 2003, $50 to purchase Common
Shares of Industries. You may choose to deliver a cash payment of $50, or, if you do not, your Preferred Security held as collateral under the pledge arrangement will be sold to the public for $50 ("remarketed") and the proceeds will be used to pay the amount due under your Purchase Contract. Capital Markets, as issuer of the Debentures, will be responsible for all costs and expenses incurred in connection with the remarketing.

  Remarketing of Corporate PIES. On           , 2003 (the third business day
prior to the Purchase Contract Settlement Date), Lehman Brothers Inc. (the "Remarketing Agent") will remarket the Preferred Securities of those holders of Corporate PIES who either elect to have their Preferred Securities remarketed or fail to deliver cash payments for the Common Shares when those payments are due, as well as those holders of separately traded Preferred Securities who elect to have their Preferred Securities remarketed. After the Preferred Securities have been remarketed, the distribution rate on the Preferred Securities and the interest rate on the Debentures will be the rate determined by the remarketing.

 Remarketing Procedures.

  . If you do not notify the Purchase Contract Agent that you will pay cash
    for the Common Shares by 5:00 p.m., New York City time, on           ,
    2003 (the seventh business day prior to the Purchase Contract Settlement
    Date), or if you notify the Purchase Contract Agent that you will pay cash but you do not deliver the cash by 11:00 a.m., New York City time,
    on or prior to     , 2003 (the fifth business day prior to the Purchase
    Contract Settlement Date), your Preferred Securities will be remarketed.

  . On        , 2003 (the third business day prior to the Purchase Contract
    Settlement Date), the Remarketing Agent will use commercially reasonable efforts to sell your Preferred Securities, together with all other Preferred Securities being remarketed, at a price of $50 per Preferred Security.

  . If the remarketing is successful, then:

   . Your Preferred Securities will be sold, and the interest rate on the Debentures and the distribution payment rate on the Preferred Securities will be reset to be the lowest rate that the Remarketing Agent determined was necessary to allow it to remarket the Preferred Securities at a price of $50 per Preferred Security.

   . The $50 per Preferred Security received from the sale will be delivered to Industries as payment for the Common Shares.

   . You will receive the Common Shares.

  Failed Remarketing. If the Remarketing Agent cannot remarket the Preferred Securities, then Industries will exercise its rights as a secured party and take possession of your Preferred Securities. Your obligation to purchase the Common Shares then will be fully satisfied, and you will receive the Common Shares.

  Cash Payment in Lieu of Remarketing. If you choose not to participate in the remarketing and instead pay cash for your Common Shares, then:

   . Industries will receive $50 in cash from you for each of your Purchase
     Contracts.

   . You will receive the Common Shares.

   . Your Preferred Securities will be released from the pledge arrangement and distributed to you. Starting on the date of settlement and
     continuing until         , 2005, distributions on the Preferred
     Securities will be payable at the new rate determined by the Remarketing Agent in the remarketing.

  Treasury Portfolio as Part of Corporate PIES. If the Preferred Securities are redeemed due to a Tax Event and replaced with the Treasury Portfolio, then, unless you notify the Purchase Contract Agent that you will pay for the Common Shares with cash, your ownership interest in the Treasury Portfolio will be applied toward the purchase price. Industries will receive the proceeds attributable to your ownership interest in the Treasury Portfolio, your obligation to purchase the Common Shares will be fully satisfied, and you will receive the Common Shares.

  Settlement of Treasury PIES. Unless you notify the Purchase Contract Agent that you will pay for the Common Shares with cash, upon settlement of the Treasury PIES, Industries will receive the proceeds of the Treasury Securities being held as collateral under the pledge arrangement. This will satisfy your obligation to deliver the purchase price for the Common Shares, and you will receive the Common Shares.

  Number of Common Shares Purchased. Unless you elect to settle your Purchase
Contracts before          , 2003 (see "--Early Settlement" starting on page S-
39), the number of Common Shares you will receive under each Purchase Contract will depend on the average of the closing price per share (or the last reported sale price, if no closing price is reported) of the Common Shares as reported on the New York Stock Exchange (the "NYSE") for a period of 20 trading days
ending on       , 2003 (the third trading day prior to the Purchase Contract
Settlement Date). If, for any trading day, the trading of the Common Shares is suspended, or if the Common Shares do not trade at least once on the NYSE on that day, then that day will not be considered to be part of the 20-day period.

  The number of Common Shares you will receive for each Corporate PIES will be determined by one of the following settlement rates:

  . If the average closing price equals or exceeds $    , you will receive
        Common Shares.

  . If the average closing price is less than $     but greater than $    ,
    you will receive a number of Common Shares equal to $50 divided by the average closing price (rounded upward or downward to the nearest 1/10,000th of a share).

  . If the average closing price is less than or equal to $    , you will
    receive     Common Shares.

  In certain circumstances, the applicable settlement rate will be subject to adjustment. You can find more information about the settlement rate starting on page S-37.

  Industries will not issue any fractional Common Shares. If, however, you are settling more than one Purchase Contract, then any fractional Common Shares will be aggregated. For any fractional share not issuable, Industries will pay you the value of that fractional share in cash.

Early Settlement

  You may satisfy your obligation to purchase Common Shares under your Purchase
Contract before      , 2003 (the Purchase Contract Settlement Date). If you
choose early settlement, you will pay $50 in cash on or prior to          ,
2003 (the seventh business day prior to the Purchase Contract Settlement Date),
if you are settling a Corporate PIES, or         , 2003 (the second business
day prior to the Purchase Contract Settlement Date), if you are settling Treasury PIES. To effect early settlement:

  . You must deliver to the Purchase Contract Agent a notice indicating your election to "settle early."

  . You must deliver a cash payment of $50 for each Purchase Contract being settled.

  . You will receive, for each Corporate PIES or Treasury PIES you surrender, both:

   .     Common Shares, regardless of the market price of the Common Shares on the date of early settlement and subject to adjustment in certain circumstances; and

   . your Preferred Security or your ownership interest in the Treasury
     Portfolio (if you are settling a Corporate PIES) or a 1/20 undivided beneficial interest in a Treasury Security (if you are settling Treasury
     PIES).

  . You will not receive any further Contract Adjustment Payments from Industries.

  You may settle Treasury PIES early only in multiples of 20. If you elect early settlement of a Corporate PIES that includes an ownership interest in the Treasury Portfolio rather than a Preferred Security, then you may settle your Corporate PIES early only in multiples of 160,000. In this case, you can settle
early at any time on or prior to      , 2003 (the second business day prior to
the Purchase Contract Settlement Date).

Termination of Purchase Contracts

  The Purchase Contracts will terminate automatically if certain bankruptcy, insolvency or reorganization events occur with respect to Industries. If the Purchase Contracts terminate upon one of these events, then your rights and obligations under your Purchase Contracts also will terminate, including your right to receive accrued Contract Adjustment Payments and your obligation to pay for, and your right to receive, Common Shares. Upon termination, you will receive your Preferred Security, your Treasury Security or, if the Treasury Portfolio has been substituted as collateral under the pledge arrangement, your ownership interest in the Treasury Portfolio (or cash in an amount equal to the value of that interest). If Industries becomes the subject of a bankruptcy case, then there may be a delay between the time the Purchase Contracts terminate and the time you receive your pledged Preferred Security, Treasury Security or ownership interest in the Treasury Portfolio, as the case may be. You may find more information about how the Purchase Contracts terminate on page S-43.

                             LISTING ON AN EXCHANGE

  Industries' Common Shares are traded on the NYSE, the Chicago Stock Exchange and the Pacific Exchange under the ticker symbol "NI." Application has been made to list the Corporate PIES on the NYSE under the symbol "NIPr." If either the Treasury PIES or the Preferred Securities are traded at a volume that satisfies applicable exchange listing requirements, then Industries and Capital Markets will try to list those securities on the national securities exchanges or associations on which the Corporate PIES are then listed or quoted.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  Because a Corporate PIES will consist of a Preferred Security and a Purchase Contract, the purchase price of each Corporate PIES will be allocated between the Purchase Contract and the related Preferred Security in proportion to their relative fair market values at the time of purchase.

  If you own Corporate PIES, you will include in gross income your proportionate share of the interest income on the Debentures when such interest income is paid or accrued in accordance with your regular method of tax accounting.

  If you own Treasury PIES, you will be required to include in gross income your allocable share of any OID or market discount or amortize your allocable share of any bond premium with respect to the Treasury Securities you own.

  Industries intends to report the Contract Adjustment Payments as income to you, but you may want to consult your tax advisor concerning alternative characterizations. See "Certain United States Federal Income Tax Consequences" starting on page S-53.

                                USE OF PROCEEDS

  The estimated net proceeds from the sale of the Corporate PIES, after deducting underwriting compensation payable by Capital Markets and estimated
fees and expenses, are expected to be approximately $     ($     if the
underwriters' over-allotment option is exercised in full). These net proceeds will be advanced to Industries and used to pay the cash portion of the consideration payable in the Bay State acquisition and to repay short-term indebtedness incurred in connection with that acquisition. See "Use of Proceeds" on page S-20.

                      SELECTED CONSOLIDATED FINANCIAL DATA
          (dollars in thousands, except per share amounts and ratios)

Industries

  The following selected historical consolidated financial and operating information of Industries is derived from, and should be read in conjunction with, the consolidated audited financial statements contained in Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                                                                                        Twelve Months Ended
                                            Year Ended December 31,                        September 30,
                          ----------------------------------------------------------- -----------------------
                             1993        1994        1995        1996        1997        1997       1998(1)
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Income Statement Data:
Operating Revenues
 Gas....................  $   714,229 $   681,909 $   691,402 $   799,395 $   807,239 $   816,223 $   696,604
 Electric...............      963,643     994,492   1,030,923   1,022,231   1,186,331   1,127,143   1,450,579
 Water..................          --          --          --          --       60,743      42,372      81,311
 Products and Services..       59,387      91,628      46,983     166,322     532,228     373,787     758,139
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
  Total Operating
   Revenues.............  $ 1,737,259 $ 1,768,029 $ 1,769,308 $ 1,987,948 $ 2,586,541 $ 2,359,525 $ 2,986,633
Operating Margin........  $ 1,001,542 $ 1,014,566 $ 1,074,820 $ 1,115,965 $ 1,210,927 $ 1,175,303 $ 1,235,002
Operating Income........  $   355,918 $   353,452 $   381,877 $   386,308 $   410,553 $   397,214 $   414,714
Net Income..............  $   156,140 $   163,987 $   175,465 $   176,734 $   190,849 $   186,352 $   189,200
Weighted Average Common
 Shares Outstanding.....  132,272,792 129,640,078 126,562,354 122,381,500 123,849,126 122,785,466 122,644,571
Basic Earnings per
 Weighted Average Common
 Share..................  $      1.15 $      1.24 $      1.36 $      1.44 $      1.54 $      1.51 $      1.54
Diluted Earnings per
 Weighted Average Common
 Share..................  $      1.15 $      1.23 $      1.35 $      1.43 $      1.53 $      1.51 $      1.53
Dividends Declared per
 Share..................  $      0.68 $      0.74 $      0.80 $      0.86 $      0.92 $      0.90 $      0.96

                                                                  As of
                                                            September 30, 1998
                                                            ------------------
Balance Sheet Data:
Total Assets...............................................     $4,837,230
                                                                ==========
Short-term Borrowings (including current portion of long-
 term debt)................................................     $  383,772
                                                                ==========
Common Shareholders' Equity................................     $1,134,718
Cumulative Preferred Stocks
 Series without Mandatory Redemption Provisions............         85,614
 Series with Mandatory Redemption Provisions...............         56,991
Long-term Debt (excluding amounts due within one year).....      1,669,850
                                                                ----------
Total Capitalization.......................................     $2,947,173
                                                                ==========

                                                                         Twelve Months
                                                                             Ended
                                    Year Ended December 31,              September 30,
                          -------------------------------------------- -----------------
                            1993     1994     1995     1996     1997     1997   1998(1)
                          -------- -------- -------- -------- -------- -------- --------
Other Data:
Ratio of Earnings to
 Fixed Charges(2).......      3.00     3.14     3.28     3.21     3.10     3.17     2.90
Utility Construction
 Expenditures (including
 allowance for funds
 used during
 construction)..........  $180,852 $202,245 $192,966 $207,881 $218,931 $217,903 $234,623

--------
(1) Results for the twelve months ended September 30, 1998 are not necessarily indicative of the results for the fiscal year ended December 31, 1998.
(2) For the purpose of calculating this ratio, "earnings" consist of income from continuing operations before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor and preferred stock dividend requirements of consolidated subsidiaries.

Bay State

  The following selected historical consolidated financial and operating information of Bay State is derived from, and should be read in conjunction with, the consolidated audited financial statements contained in Bay State's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

                                                       Year Ended September 30,
                                                      --------------------------
                                                        1996   1997(1)  1998(2)
                                                      -------- -------- --------
      Operating Revenues............................. $428,843 $473,581 $450,032
      Operating Income............................... $ 56,215 $ 41,704 $ 20,665
      Net Income..................................... $ 27,072 $ 26,062 $  6,634

--------
(1) Net income decreased $1.0 million in 1997 due to weather that was 4.9% warmer than 1996 and the write-off of restructuring costs. This decrease was partially offset by the sale of a subsidiary for an after-tax gain of $7.8 million.
(2) In 1998, net income was $6.6 million compared to $26.1 million in 1997. Net income for 1998 decreased due to the effects of weather, the incurrence of merger and merger-related costs of $8.4 million, the write-off of certain assets totaling $9.9 million, the recovery of which was no longer probable, and operating losses in non-regulated energy products and services. Net income was positively impacted by the receipt of $5.7 million in environmental recovery cost insurance settlements and by a change in a benefit plan accounting principle. The sale of a subsidiary for a $7.8 million after-tax gain improved 1997 earnings. Weather during 1998 was 9.1% warmer than normal and 7.8% warmer than 1997.

                              RECENT DEVELOPMENTS

Industries' Fourth Quarter and 1998 Results

  On January 28, 1999, Industries reported fourth quarter 1998 basic earnings per share of 51 cents, a 15.9% increase over the same period a year ago. For the year ended December 31, 1998, basic earnings were up 3.9% to $1.60 per share, compared to $1.54 per share for 1997.

                                                             Year Ended
                                                            December 31,
                                                      -------------------------
                                                          1997         1998
                                                      ------------ ------------
                                                       (dollars in thousands,
                                                               except
                                                         per share amounts)
      Operating Revenues............................. $  2,586,541 $  2,932,778
      Operating Income............................... $    410,553 $    421,506
      Net Income..................................... $    190,849 $    193,886
      Weighted average common shares outstanding.....  123,849,126  120,778,077
      Basic earnings per average common share........ $       1.54 $       1.60
      Diluted earnings per average common share...... $       1.53 $       1.59

  In 1998, the Midwest region experienced the most unusual weather patterns in 50 years. During the Summer of 1998, Industries delivered record levels of electric energy to its customers and wholesale markets, resulting in higher sales. However, the Fall and Winter of 1998 were the mildest on record, causing gas sales to be down by nearly 14% from normal levels. Despite the weather's effects on gas and electric sales, Industries was able to improve net income primarily through strong cost management and continued customer growth in its utility markets.

                                  RISK FACTORS

  An investment in PIES involves a number of risks. Before deciding to buy any PIES, you should carefully consider the following information, together with the other information in this Prospectus Supplement, the accompanying Prospectus and the documents that are incorporated by reference in the accompanying Prospectus about risks concerning an investment in PIES.

  The Corporate PIES consist of Preferred Securities issued by the Trust and Purchase Contracts to acquire Industries' Common Shares. Because the Trust will use the payments it receives on the Debentures from Capital Markets to fund all payments on the Preferred Securities, and because the Trust may distribute the Debentures in exchange for the Preferred Securities, when considering an investment in Corporate PIES, you are making an investment decision with regard to the Common Shares, the Preferred Securities and the Debentures as well as the Corporate PIES. You should carefully review the information in this Prospectus Supplement and the accompanying Prospectus about all of these securities.

Risk Factors Relating to the PIES

 Number of Common Shares Receivable under Purchase Contract Will Depend on Future Common Share Price; Risk of Decline in Equity Value

  The terms of the PIES differ from those of ordinary convertible securities. The number of Common Shares that you will receive upon the settlement of a Purchase Contract is not fixed, but rather will depend on the market value of the Common Shares near the time of settlement. Because the price of the Common Shares fluctuates, the aggregate market value of the Common Shares receivable upon settlement of the Purchase Contract may be more or less than the stated amount of $50 per PIES. If the market value of the Common Shares near the time of settlement is less than the "Reference Price" used to determine the number of shares issuable under each Purchase Contract, the aggregate market value of the Common Shares issuable upon settlement generally will be less than the stated amount, and the investment in the PIES will result in a loss. Therefore, you will bear the full risk of a decline in the market value of the Common Shares prior to settlement of the Purchase Contracts.

 Opportunity for Equity Appreciation Less Than Common Share Ownership

  The market value of the Common Shares receivable upon settlement of a Purchase Contract generally will exceed the stated amount of $50 only if the average closing price of the Common Shares over the 20-day period preceding
settlement equals or exceeds the "Threshold Appreciation Price" of $    (which
represents an appreciation of approximately    % over the current market
price). Therefore, during the period prior to settlement, an investment in the PIES affords less opportunity for equity appreciation than a direct investment in the Common Shares. If the applicable average closing price exceeds the
Reference Price of $    but falls below the Threshold Appreciation Price of
$   , you will realize no equity appreciation on the Common Shares for the period during which you own the Purchase Contracts. Furthermore, if the applicable average closing price equals or exceeds the Threshold Appreciation
Price, you will realize only   % of the equity appreciation for that period
above the Threshold Appreciation Price. See "Description of the Purchase Contracts--General" starting on page S-37 for an illustration of the number of Common Shares that you would receive at various average market prices.

 Unpredictability of Market Price for the Common Shares
  It is impossible to predict whether the market price of the Common Shares will rise or fall. Numerous factors influence the trading prices of the Common Shares. These factors include changes in Industries' financial condition, results of operations and prospects and complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which the Common Shares are traded and the market segments of which Industries is a part.

  The market for the Common Shares likely will influence, and be influenced by, any market that develops for the PIES. For example, investors' anticipation of the distribution into the market of substantial amounts of Common Shares (including the additional Common Shares issuable upon settlement of the Purchase Contracts) could depress the price of the Common Shares and increase their volatility. If the underwriters' over-allotment option is exercised in full, the largest number of Common Shares issuable upon settlement of the
Purchase Contracts would constitute approximately     % of the Common Shares
outstanding as of December 31, 1998. The price of the Common Shares also could be affected by possible sales of the Common Shares by investors who view the PIES as a more attractive means of equity participation in Industries and by hedging or arbitrage trading activity that may develop involving the PIES and the Common Shares. See "--Arbitrage Opportunities May Affect Market Prices of PIES, Preferred Securities and Common Shares" below.

 Potential Dilution of Common Shares Issuable upon Settlement of Purchase Contracts

  The number of Common Shares issuable upon settlement of each Purchase Contract is subject to adjustment only for stock splits and combinations, stock dividends and certain other specified transactions involving Industries. See "Description of the Purchase Contracts--Anti-Dilution Adjustments" starting on page S-41. The number of Common Shares issuable upon settlement of each Purchase Contract is not subject to adjustment for other events, such as employee stock option grants, offerings of Common Shares for cash or in connection with acquisitions or certain other transactions involving Industries, which may adversely affect the price of the Common Shares. The terms of the PIES do not restrict Industries' ability to offer Common Shares in the future or to engage in other transactions that could dilute the Common Shares. Industries has no obligation to consider the interests of the holders of the PIES for any reason.

 No Rights as Common Shareholders

  Until you acquire Common Shares upon settlement of your Purchase Contract, you will have no rights with respect to the Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares. Upon settlement of your Purchase Contract, you will be entitled to exercise the rights of a holder of Common Shares only as to actions for which the applicable record date occurs after the settlement date.

 Fixed Yield

  There can be no assurance that the yield on the PIES will remain higher than the dividend yield on the Common Shares. You will be entitled to receive
aggregate quarterly cash distributions at the rate of   % of the $50 purchase
price of the Corporate PIES per annum, consisting of Contract Adjustment
Payments of $      and cash distributions on the related Preferred Securities
(or on your interest in the Treasury Portfolio, if the Treasury Portfolio is
substituted for the Preferred Securities) of $          . Industries currently
pays cash dividends at the rate of $1.02 per share per annum (equivalent to
    % of the $    Reference Price per annum).

 Limited Voting Rights of Preferred Securities

  You will not be entitled to vote to appoint, remove, replace or change the number of the trustees of the Trust, and generally will have no voting rights, except in the limited circumstances described under "Description of the Preferred Securities--Voting Rights; Amendment of Declaration" in the accompanying Prospectus.

 No Prior Market for Securities

  It is impossible to predict how the Corporate PIES, the Treasury PIES and the Preferred Securities will trade in the secondary market or whether the market for any of these securities will be liquid or illiquid. The Corporate PIES and the Treasury PIES are novel securities. There currently is no secondary market for either of them or for the Preferred Securities, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their securities in that market or whether any such market will continue.

  Application has been made to list the Corporate PIES on the NYSE. However, listing on the NYSE does not guarantee the depth or liquidity of the market for the Corporate PIES. If holders of the Corporate PIES convert their Corporate PIES into Treasury PIES (substituting Treasury Securities for the Preferred Securities), the liquidity of the Corporate PIES could be adversely affected. Moreover, if the number of Corporate PIES falls below the NYSE's requirement for continued listing (whether as a result of the conversion of Corporate PIES into Treasury PIES or otherwise), the Corporate PIES could be delisted from the NYSE, or trading in the Corporate PIES could be suspended.

  If the Treasury PIES and the Preferred Securities are separately traded to a sufficient extent to meet applicable exchange listing requirements, Industries and Capital Markets will try to list those securities on the same stock exchange as the Corporate PIES. The underwriters have advised Industries, Capital Markets and the Trust that they presently intend to make a market for the Corporate PIES, the Treasury PIES and the Preferred Securities. However, they are not obligated to do so, and they may discontinue any market making at any time.

 Arbitrage Opportunities May Affect Market Prices of PIES, Preferred Securities and Common Shares

  Fluctuations in interest rates may create opportunities for arbitrage based upon changes in the relative value of the Common Shares underlying the Purchase Contracts and of the components of the PIES. Any arbitrage could affect, in turn, the trading prices of the PIES, the Preferred Securities and the Common Shares.

 Delivery of Securities Subject to Potential Delay

  Notwithstanding the automatic termination of the Purchase Contracts, if Industries becomes the subject of a case under the Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code may delay the delivery to you of your securities being held as collateral under the pledge arrangement.

 Tax Event Redemption

  Capital Markets may redeem the Debentures (and thereby cause the redemption of the Trust Securities) in whole at any time upon the occurrence and continuation of a Tax Event. See "Description of the Debentures--Tax Event Redemption" starting on page S-50. A Tax Event redemption constitutes a taxable event to the beneficial owners of the Preferred Securities. If a Tax Event redemption occurs prior to settlement under the Purchase Contracts, the Trust will distribute the applicable redemption price to the Securities Intermediary, in liquidation of the Corporate PIES holders' interests in the Trust. The Securities Intermediary will use the redemption amount to purchase the Treasury Portfolio as substitute collateral on behalf of the holders of the Corporate PIES. It is impossible to predict the impact that the substitution of the Treasury Portfolio as collateral for the redeemed Preferred Securities will have on the market price of the Corporate PIES. See "Certain United States Federal Income Tax Consequences--Tax Event Redemption" starting on page S-58.

 Limited Obligations of Purchase Contract Agent

  The Purchase Contract Agreement is not an indenture under the Trust Indenture Act. Therefore, the Purchase Contract Agent will not qualify as a trustee under the Trust Indenture Act, and you will not benefit from the protections of that law, such as disqualification of an indenture trustee for "conflicting interests," provisions preventing an indenture trustee from improving its own position at the expense of the security holders and the requirement that an indenture trustee deliver reports at least annually with respect to the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to you as a holder of the PIES. See "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement--Information Concerning the Purchase Contract Agent" on page S-45.

 Rights under the Guarantee

  Under the guarantee to be executed by Capital Markets for the benefit of the holders from time to time of the Trust Securities (the "Guarantee"), Capital Markets will irrevocably guarantee the payment of various amounts payable with respect to the Preferred Securities, including accumulated distributions, the redemption price and amounts payable upon dissolution of the Trust, but only to the extent that the Trust has funds available for those payments. The Trust depends for its source of funds on Capital Markets making payments of principal of and interest on the Debentures when due. If Capital Markets were to default on its obligations to pay principal of or interest on the Debentures, the Trust would not have sufficient funds to pay distributions or other amounts on the Preferred Securities, and you would not be able to rely upon the Guarantee for payment of these amounts. Instead, you would have to (1) rely on the Property Trustee enforcing its rights as the registered holder of the Debentures or (2) enforce the rights of the Property Trustee or assert your own right to bring an action directly against Capital Markets to enforce payments on the Debentures. See "--Enforcement of Certain Rights by Holders of the Preferred Securities" below and "Description of the Debentures" and "Description of the Guarantee" in the accompanying Prospectus. The Declaration provides that, by acceptance of the Preferred Securities, you agree to the provisions of the Guarantee and the indenture under which the Debentures will be issued.

 Enforcement of Certain Rights by Holders of the Preferred Securities

  In the event of a default with respect to the Debentures, you must rely on the enforcement of the rights of the Property Trustee, as registered holder of the Debentures, against Capital Markets. The holders of a majority in liquidation amount of the Preferred Securities may direct the Property Trustee to exercise any power conferred upon it under the Declaration, including the power to exercise any remedy available to it as the holder of the Debentures, and may direct the time, method and place of conducting any proceeding for such remedy. The trustee under the indenture must give the holders of the Debentures notice of all events of default within 30 days after occurrence.

  If the Property Trustee fails to enforce its rights under the Debentures in respect of an event of default after you make a written request, you may, to the extent permitted by applicable law, institute a legal proceeding against Capital Markets to enforce the Property Trustee's rights under the Debentures. In addition, if Capital Markets fails to pay principal of or interest on the Debentures when due, you may institute a proceeding directly against Capital Markets for payment to you of the principal of or interest on the Debentures having a principal amount equal to the stated liquidation amount of your Preferred Securities. You may not exercise directly any other remedy available to the holders of the Debentures. See "Description of the Preferred Securities--Trust Enforcement Events" in the accompanying Prospectus.

 Subordination Resulting from Holding Company Structure

  Industries is a holding company whose earnings consist of dividends paid to it by its subsidiaries. If any subsidiary liquidates, reorganizes or otherwise distributes its assets, Industries' right to participate in any such distribution of assets would be subject to the prior claims of the creditors and preferred stockholders, if any, of that subsidiary. As a result, Industries' obligations to provide funds to Capital Markets under the Support Agreement, including funds for Capital Markets to pay the principal of or interest on the Debentures, effectively will be subordinated to all existing and future creditors and preferred stockholders, if any, of Industries' subsidiaries, including Northern Indiana. During the next few years Industries expects that the funds that Capital Markets will use to pay the principal of and interest on the Debentures will come primarily from dividends paid to Industries by Northern Indiana. Northern Indiana's ability to pay dividends to Industries will depend on Northern Indiana's retained earnings, future earnings and any adverse developments that might affect those earnings. Northern Indiana's mortgage indenture and charter limit the amount of dividends that Northern Indiana may pay to Industries. See "Price Range of Common Stock and Dividend Policy" on page S-21 and "Description of the Support Agreement" in the accompanying Prospectus.

Risk Factors Relating to Industries

 Regulatory Matters Relating to Bay State Acquisition

  Industries has applied to the Securities and Exchange Commission for approval under the federal Public Utility Holding Company Act of 1935 of its acquisition of Bay State. There is no assurance that the SEC will grant the necessary approval. If such approval is not granted, Industries will need to adopt an alternative structure in order to complete the Bay State acquisition. An alternative structure could entail additional costs which could adversely affect Industries' future results of operations.

  Industries also has filed a request with the SEC for an order confirming that, following its acquisition of Bay State, Industries will continue to be exempt from the requirement to register as a holding company under the Public Utility Holding Company Act. If the SEC fails to grant the order, or if it subsequently revokes the order, Industries will be required to adopt an alternative structure or to register as a holding company under the Public Utility Holding Company Act. Such registration would subject Industries' activities to additional regulatory supervision, limitations and restrictions. This additional regulation could adversely affect Industries' operations and ability to grow and diversify its non-utility businesses.

 Deregulation

  The regulatory frameworks applicable to Industries' regulated subsidiaries, at both the state and federal levels, are in the midst of a period of fundamental change. These changes have had and will continue to have an impact on the operation, structure and profitability of Industries. Legislators and regulators have been considering various proposals designed to reduce rates and promote economic growth through competition and deregulation of energy generation assets. Industries cannot predict whether any of these proposals will be adopted in its service territories. Operating in a competitive environment will place added pressures on utility profit margins and credit quality and could adversely affect Industries' results of operations.

 Dependence on Weather

  Weather patterns have a material impact on the operating performance of all three of Industries' utility businesses. Because a significant portion of Industries' sales of natural gas and electricity to residential and commercial customers is for purposes of climate control, the demand for natural gas and electricity depend to a great extent on the need for heating in the winter and air conditioning in the summer. As a result, unseasonably warm winters or cool summers negatively affect Industries' results of operations.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Corporate PIES, after deducting the underwriters compensation to be paid by Capital Markets and
estimated fees and expenses, will be approximately $    , or approximately
$     if the underwriters' over-allotment option is exercised in full. See
"Underwriting" starting on page S-61. The Trust will use all of the proceeds received from the sale of the Trust Securities to purchase the Debentures from Capital Markets, and Capital Markets will advance the net proceeds from the sale of the Debentures to Industries. Industries will use approximately $ million of such proceeds to fund the cash portion of the consideration payable in Industries' acquisition of Bay State and the balance of the net proceeds to repay short-term indebtedness incurred to purchase Common Shares in anticipation of its acquisition of Bay State. At January 26, 1999, such short-term indebtedness had a weighted average interest rate of 5.36% per annum. Pending application of the net proceeds for specific purposes, those proceeds may be invested in short-term or marketable securities.

                PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY

  Industries' Common Shares are listed on the NYSE, the Chicago Stock Exchange and the Pacific Exchange under the symbol "NI." The following table sets forth the range of intra-day high and low sale prices, as reported on the NYSE Composite Tape, and the cash dividends declared on the Common Shares for the periods indicated.

                                                    Price
                                                    Range
                                                   -------------
                                                   High      Low      Dividends
                                                   ----      ---      ---------
1997
  First Quarter................................... $20 1/8   $19        $.225
  Second Quarter..................................  21 1/8   19 7/16     .225
  Third Quarter...................................  21 9/32  20 11/32    .225
  Fourth Quarter..................................  24 15/16 21 1/16     .225
1998
  First Quarter...................................  28 1/2   24 21/32    .240
  Second Quarter..................................  28 3/8   25 11/16    .240
  Third Quarter...................................  32 7/8   26 5/8      .240
  Fourth Quarter..................................  33 3/4    28         .240
1999
  First Quarter (through January 27, 1999)........  30 15/16 27 1/4      .255

  On January 27, 1999, the last reported sale price of the Common Shares on the NYSE was $27 5/16 per share.

  After any dividends on outstanding shares of Industries' preferred or preference stock have been fully paid, holders of Industries' Common Shares are entitled to dividends when and as declared by Industries' Board of Directors. Industries' current dividend policy is to declare dividends on a quarterly basis on or about the 20th day of February, May, August and November in each year.

  During the next few years, Industries expects that the majority of earnings available for the distribution of dividends on the Common Shares will depend upon dividends paid to Industries by Northern Indiana. Northern Indiana's mortgage indenture provides that when any bonds are outstanding under that indenture, Northern Indiana may not declare or pay cash dividends on its capital stock (other than preferred or preference stock) except out of earned surplus or net profits of Northern Indiana. At September 30, 1998, Northern Indiana had approximately $146.8 million of retained earnings (earned surplus) available for the payment of dividends.

  Furthermore, as long as any shares of Northern Indiana's cumulative preferred stock are outstanding, Northern Indiana may not declare or pay cash dividends on its common shares in excess of 75% of its net income, provided that Northern Indiana may declare and pay cash dividends if the sum of (1) Northern Indiana's capital applicable to stock junior to the cumulative preferred stock plus (2) the surplus, after giving effect to such dividends, is at least 25% of the sum of (a) all of Northern Indiana's obligations under any outstanding bonds, notes, debentures or other securities plus (b) Northern Indiana's total capital and surplus.

                                 CAPITALIZATION

  The following table shows the capitalization and short-term indebtedness of Industries at September 30, 1998 (1) on a consolidated basis, (2) as adjusted to reflect the acquisition of Bay State and (3) as further adjusted to reflect the offering of the Corporate PIES and the use of the net proceeds from the offering as set forth under "Use of Proceeds." This table should be read in conjunction with the consolidated financial statements of Industries and the notes thereto included in Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and in Industries' Quarterly Report on Form 10-Q for the quarter ended

September 30, 1998, incorporated by reference in the accompanying Prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" starting on page S-29.

                                                  September 30, 1998
                                        ---------------------------------------
                                                                    As Further
                                                   As Adjusted for   Adjusted
                                          Actual   Acquisition(1)  for Offering
                                        ---------- --------------- ------------
                                                    (in thousands)
Common shareholders' equity............ $1,134,718   $1,416,008     $
Cumulative preferred stocks
  Series without mandatory redemption
   provisions..........................     85,614       85,614         85,614
  Series with mandatory redemption
   provisions..........................     56,991       56,991         56,991
Company-obligated mandatorily
 redeemable security of trust holding
 solely parent company debentures......        --           --         300,000
Long-term debt (excluding amounts due
 within one year)......................  1,669,850    1,909,325      1,909,325
                                        ----------   ----------     ----------
    Total capitalization............... $2,947,173   $3,467,938     $
                                        ==========   ==========     ==========
Short-term borrowings (including
 current portion
 of long-term debt).................... $  383,772   $  739,156     $  439,156
                                        ==========   ==========     ==========

--------
(1) Reflects the issuance of 9.2 million Common Shares and the payment of $271.4 million in cash as consideration for the purchase of all of the outstanding common stock of Bay State. This assumes that the Bay State shareholders elect to receive cash for 50% of the outstanding shares, the maximum percentage allowable under the acquisition agreement.

                              ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in Industries' consolidated financial statements, with the Preferred Securities shown on Industries' balance sheet under the caption "Company-obligated mandatorily redeemable security of trust holding solely parent company debentures." The financial statement footnotes to Industries' consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Distributions on the Preferred Securities will be reflected as a charge to Industries' consolidated income, identified as "Minority interest on Company-obligated, mandatorily redeemable security of trust holding solely parent company debentures," whether paid or accumulated.

  The Purchase Contracts are forward transactions in Industries' Common Shares. Upon settlement of a Purchase Contract, Industries will receive the stated amount of $50 on the Purchase Contract and will issue the requisite number of Common Shares. The stated amount received will be credited to shareholders' equity and allocated between the Common Shares and paid-in capital accounts. The present value of the Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities.

  Prior to the issuance of Common Shares upon settlement of the Purchase Contracts, Industries expects that the PIES will be reflected in Industries' earnings per share calculations using the treasury stock method. Under this method, the number of Common Shares used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by Industries in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, Industries expects there will be no dilutive effect on its earnings per share except during periods when the average market price of the Common Shares is above the Threshold Appreciation Price.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Twelve Months Ended September 30, 1998 Compared with Twelve Months Ended September 30, 1997

  Revenues. Total operating revenues for the twelve months ended September 30, 1998 increased $627.1 million as compared to the twelve months ended September 30, 1997. The increase includes $100.6 million reflecting twelve months of operating revenues from IWCR for the period. Gas revenues decreased $119.6 million, electric revenues increased $323.4 million and Products and Services revenues, excluding pipeline construction, locate and marking, increased $322.7 million, as compared to the same period in 1997. The decrease in gas revenues was mainly due to decreased sales to residential and commercial customers reflecting unusually warm weather during the first quarter of 1998, decreased industrial sales, decreased gas transition costs and decreased gas cost per dekatherm ("dth"), partially offset by increased wholesale sales and increased deliveries of gas transported for others. The increase in electric revenues was mainly attributable to increased sales to residential and commercial customers, due to warmer weather during the second and third quarters of 1998, and increased wholesale electric transactions, partially offset by decreased sales to industrial customers and decreased fuel costs per kilowatt-hour ("kwh"). Increased volumes in gas marketing to existing and new customers resulted in an increase of $315.5 million in Products and Services revenues for the twelve months ended September 30, 1998. For the twelve months ended September 30, 1998, volumes in gas marketing were 249.4 million dth, an increase of 137.2 million dth over the same period in 1997.

  The basic steel industry accounted for 35% of natural gas delivered (including volumes transported) and 16% of electric sales for the Energy Utilities for the twelve months ended September 30, 1998.

  The components of the variations in gas, electric, water and Products and Services revenues are shown in the following table:

                                                           Twelve Months Ended
                                                           September 30, 1998
                                                               Compared to
                                                           Twelve Months Ended
                                                           September 30, 1997
                                                           -------------------
                                                              (in millions)
      Gas Revenue
        Pass through of net changes in purchased gas
         costs, gas storage and storage transportation
         costs............................................       $ (38.2)
        Gas transition costs..............................         (22.6)
        Changes in sales levels...........................         (61.3)
        Gas transported...................................           2.5
                                                                 -------
      Gas Revenue Change..................................        (119.6)
                                                                 -------
      Electric Revenue
        Pass through of net changes in fuel costs.........          (6.5)
        Changes in sales levels...........................          55.9
        Wholesale electric marketing......................         274.0
                                                                 -------
      Electric Revenue Change.............................         323.4
                                                                 -------
      Water Revenue Change                                          38.9
                                                                 -------
      Products and Services Revenue
        Gas Marketing.....................................         315.5
        Pipeline construction.............................          27.4
        Locate and marking................................          30.0
        Other.............................................          11.5
                                                                 -------
      Products and Services Revenue Change................         384.4
                                                                 -------
          Total Revenue Change............................       $ 627.1
                                                                 =======

  See "Summary of Significant Accounting Policies--Gas Cost Adjustment Clause" in the Notes to Consolidated Financial Statements in Industries' Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, incorporated by reference in the accompanying Prospectus, for a discussion of gas cost incentive mechanisms. In addition, see "FERC Order No. 636" in the Notes to Consolidated Financial Statements regarding Federal Energy Regulatory Commission ("FERC") Order No. 636 transition costs.

  Gas Costs. The Energy Utilities' gas costs decreased $97.6 million for the twelve months ended September 30, 1998 due to decreased gas purchases, decreased gas transition costs and decreased gas costs per dth. The average cost for the Energy Utilities' purchased gas for the twelve months ended September 30, 1998, after adjustment for gas transition costs billed to transport customers, was $2.87 per dth, as compared to $3.22 per dth for the same period in 1997.

  Fuel and Purchased Power. The cost of fuel for electric generation increased $15.3 million for the twelve months ended September 30, 1998 compared to the same period in 1997, mainly as a result of increased production of electricity. Power purchased increased for the twelve months ended September 30, 1998, reflecting increased wholesale power marketing activities.

  Cost of Products and Services. The cost of sales for products and services increased $363.9 million for the twelve months ended September 30, 1998. The increase includes $44.8 million reflecting twelve months of cost of sales from IWCR for the period. Increased volumes in gas marketing activities increased cost of sales by $327.5 million for the twelve months ended September 30, 1998, compared to the twelve months ended September 30, 1997.

  Operating Margins. Operating margins for the twelve months ended September 30, 1998 increased $59.7 million from the same period a year ago. The increase in operating margins includes $55.7 million related to twelve months of IWCR operations in the period. The operating margin from gas deliveries decreased $22.0 million due to decreased sales to residential and commercial customers, reflecting unusually warm weather in the first quarter of 1998, and decreased industrial sales that were partially offset by increased sales to wholesale customers and increased deliveries of gas transported for others. Electric operating margin increased $22.3 million mainly as a result of increased sales to residential and commercial customers due to warmer weather and increased wholesale transactions, which were partially offset by additional wholesale power marketing costs. The operating margin for Products and Services, excluding pipeline construction, locate and marking, increased $3.7 million, primarily due to increased margin at Primary Energy.

  Operating Expenses and Taxes. Operation expenses increased $22.5 million for the twelve months ended September 30, 1998. Operation expenses include an increase of $35.8 million reflecting a full year of operations of IWCR for the twelve months ended September 30, 1998. New operations at Primary Energy's subsidiaries increased lease expenses by approximately $19.4 million. This increase was partially offset by decreased operation expenses at Northern Indiana of $28.3 million for the twelve months ended September 30, 1998, mainly as a result of decreased employee related costs of $11.1 million, decreased marketing activity of $10.3 million and decreased insurance cost of $1.8 million.

  Maintenance expenses increased $6.6 million for the twelve months ended September 30, 1998, mainly reflecting maintenance expenses of IWC and Harbour (the "Water Utilities") and increased maintenance activity at Northern Indiana.

  Depreciation and amortization expenses increased $5.8 million for the twelve months ended September 30, 1998, primarily reflecting depreciation and amortization at IWCR.

  Other Income (Deductions). Other Income (Deductions) decreased $12.2 million for the twelve months ended September 30, 1998. Other Income (Deductions) reflects a loss on the disposition of property as compared to gains on disposition of properties in the same period a year ago.

  Interest and Other Charges. Interest and other charges increased for the twelve months ended September 30, 1998, reflecting the issuance of $300 million of Capital Markets' medium-term notes, $75 million of Capital Markets' Junior Subordinated Deferrable Interest Debentures, Series A, and interest expense at IWCR.

  Net Income. Industries' net income for the twelve months ended September 30, 1998 was $189.2 million compared to $186.4 million for the twelve months ended September 30, 1997.

 Environmental Matters.

  The operations of Industries are subject to extensive and evolving federal, state and local environmental laws and regulations intended to protect the public health and the environment. Such environmental laws and regulations affect Industries' operations as they relate to their impact on air, water and land.

  Because Industries is a "potentially responsible party" (PRP) under the Comprehensive Environmental Response, Compensation and Liability Act at several waste disposal sites, as well as at former manufactured-gas plant sites which it, or its corporate predecessors, own or owned and operated, it may be required to share in the cost of clean up of such sites. Industries instituted a program to investigate former manufactured-gas plant sites where it is the current or former owner. Industries has identified 28 of these sites. Initial sampling has been conducted at 20 sites. Follow-up investigations have been conducted at 13 sites and remedial measures have been selected at 7 sites. Industries intends to continue to evaluate its facilities and properties with respect to environmental laws and regulations and take any required corrective action.

  Industries has approached various companies that provided insurance coverage which Industries believes covers costs related to actions taken and to be taken at former manufactured-gas plant sites. Industries has filed claims in Indiana state court against various insurance companies, seeking coverage for costs associated with several manufactured-gas plant sites and damages for alleged misconduct by some of the insurance companies. Industries has received cash settlements from several insurance companies. Additionally, Industries has settled other actions against other companies relating to cost sharing and management of the investigation and remediation of several former manufactured-gas plant sites, at which Industries and such companies or their predecessors were former operators or owners.

  As of September 30, 1998 Industries has recorded a reserve of approximately $16 million to cover probable corrective actions. Industries' ultimate liability in connection with those sites will depend upon many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, and the extent of corrective actions required. Based upon investigations and management's understanding of current environmental laws and regulations, Industries believes that any corrective actions required, after consideration of insurance coverages and contributions from other PRPs, will not have a significant impact on its financial position or operations.

  For more information regarding certain environmental issues, see "Environmental Matters" in the Notes to Consolidated Financial Statements in Industries' Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, incorporated by reference in the accompanying Prospectus.

Fiscal Year Ended December 31, 1997 Compared with Fiscal Year Ended December 31, 1996 and
Fiscal Year Ended December 31, 1996 Compared with Fiscal Year Ended December 31, 1995

  Net Income. For 1997, net income of Industries increased to $190.8 million, or basic earnings of $1.54 per average Common Share, compared to $176.7 million, or basic earnings of $1.44 per average Common Share, for 1996. There were approximately 1.5 million more average Common Shares outstanding in 1997 than 1996. In 1995, net income was $175.5 million, or basic earnings of $1.36 per average Common Share. See "Segments of Business" in the Notes to Consolidated Financial Statements in Industries' Annual Report on

Form 10-K for the year ended December 31, 1997, incorporated by reference in the accompanying Prospectus, regarding revenues and operating income derived from the delivery of gas, electricity, water and Products and Services.

  Revenues. In 1997, operating revenues increased $598.6 million, or 30.1%, over 1996. Operating revenues in 1996 increased $218.6 million, or 12.4%, from 1995. During 1997, gas deliveries in dth, which include transportation services, increased 2.7%. Gas sales levels in 1997 remained relatively unchanged from 1996. Gas transportation services increased 4.6%, mainly due to increased deliveries of gas transported for others. Industries' regulated gas and electric subsidiaries had approximately 729,400 gas customers at December 31, 1997. During 1996, gas deliveries increased 6.6% over 1995. Gas sales in 1996 increased 14.5% due to higher sales to residential and commercial customers as a result of colder weather during the first quarter of 1996 and increased sales to industrial and wholesale customers. Gas transportation services increased 1.6% mainly due to increased deliveries by Crossroads, which were partially offset by decreased deliveries to Northern Indiana's industrial customers.

  Gas revenues were $807.2 million in 1997, an increase of $7.8 million from 1996. The increase in gas revenues was mainly due to increased sales to wholesale customers, increased gas costs per dth and increased deliveries of gas transported for others, partially offset by decreased sales to residential and commercial customers and decreased gas transition costs. Gas revenues were $799.4 million in 1996, an increase of $108.0 million from 1995. The increase in gas revenues was mainly due to increased sales to residential and commercial customers as the result of colder weather during the first quarter of 1996, increased sales to industrial and wholesale customers and increased gas costs per dth, which were partially offset by decreased gas transition costs. The large commercial and industrial customers continued to utilize transportation services provided by the Energy Utilities. Gas transportation customers purchase much of their gas directly from producers and marketers and then pay a transportation fee to have their gas delivered over the Energy Utilities' systems. The Energy Utilities transported 203.7, 194.4 and 191.6 million dth in 1997, 1996 and 1995, respectively.

  In 1997, sales of electricity in kwh increased from 1996 due to increased sales to residential and commercial customers, as well as the impact of additional electric marketing activity and additional utility sales for resale. Industrial sales decreased because certain sales volumes were displaced as Primary Energy commenced operating cogeneration units at two of Northern Indiana's major customers. Northern Indiana had approximately 416,300 electric customers at December 31, 1997. In 1996, sales of electricity in kwh decreased 1.1% from 1995 mainly due to decreased sales to residential customers due to cooler summer weather in 1996 and decreased sales to industrial customers due to operational difficulties at several major industrial customers, which were partially offset by increased sales to commercial and wholesale customers.

  In 1997, electric revenues were $1.186 billion, an increase of $164.1 million from 1996. In 1996, electric revenues were $1.022 billion, a decrease of $8.7 million from 1995. The changes in electric revenues for both years corresponds to the volume activity for the various customer segments described above.

  Water revenues for the period April 1997 through December 1997 were $60.7 million. Water sales to residential and commercial customers accounted for $54.4 million of 1997 revenues. Industries' regulated water utilities at December 31, 1997 had sales in millions of gallons of 32,504 during the last nine months of 1997 and served approximately 246,600 customers at December 31, 1997.

  In 1997, Products and Services revenues were $532.2 million, an increase of $366.0 million from 1996. The increase was partially due to an additional $275.4 million in gas energy marketing revenues resulting from increased sales to existing customers and customer growth during 1997. Miller and SM&P contributed $95.6 million to operating revenues since the March 1997 acquisition of IWCR. Products and Services revenues in 1996 were $166.3 million, an increase of $119.3 million from 1995. This increase was primarily due to increased volumes in gas energy marketing.

  The components of the changes in operating revenues are shown in the following table:

                                                                 Year     Year
                                                                 1997     1996
                                                               Compared Compared
                                                               to Year  to Year
                                                                 1996     1995
                                                               -------- --------
                                                                 (In millions)
      Gas Revenue
        Pass through of net changes in purchased gas
         costs, gas storage and storage transportation
         costs................................................  $ 14.8   $ 55.3
        Gas transition costs..................................    (4.3)   (33.5)
        Changes in sales levels...............................    (6.6)    85.6
        Gas transported.......................................     3.9      0.6
                                                                ------   ------
      Gas Revenue Change......................................     7.8    108.0
                                                                ------   ------
      Electric Revenue
        Pass through of net changes in fuel costs.............     4.0      3.2
        Changes in sales levels...............................    (9.1)   (11.9)
        Wholesale Electric Marketing..........................   169.2      --
                                                                ------   ------
      Electric Revenue Change.................................   164.1     (8.7)
                                                                ------   ------
      Water Revenue Change....................................    60.7      --
                                                                ------   ------
      Products and Services Revenue
        Gas Marketing.........................................   275.4     84.0
        Pipeline construction.................................    47.2      --
        Locate and marking....................................    48.4      --
        Other.................................................    (5.0)    35.3
                                                                ------   ------
      Products and Services Revenue Change....................   366.0    119.3
                                                                ------   ------
          Total Operating Revenue Change......................  $598.6   $218.6
                                                                ======   ======

  See "Rate Matters" in Industries' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in the accompanying Prospectus, regarding FERC Order No. 636 transition costs.

  The basic steel industry accounted for 30% of natural gas delivered (including volumes transported) and 33% of electric sales during 1997.

  The Energy Utilities' rate schedules for electric and gas service to their customers contain an electric rate adjustment clause for changes in the cost of fuel and firm purchases of electric energy and gas rate adjustment clauses to reflect changes in the cost of gas purchased, contracted gas storage and storage transportation costs. See "Summary of Significant Accounting Policies-- Fuel Adjustment Clause" and "--Gas Cost Adjustment" in the Notes to Consolidated Financial Statements in Industries' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in the accompanying Prospectus.

  The Energy Utilities' gas costs increased $11.5 million (2.3%) in 1997 due to increased gas costs per dth, which were partially offset by decreased gas transition costs. The average cost for the Energy Utilities' purchased gas in 1997, after adjustment for gas transition costs billed to transport customers, was $3.15 per dth, as compared to $3.06 per dth in 1996. Gas costs increased $84.6 million (21.2%) in 1996 due to increased purchases and increased gas costs per dth, which were partially offset by decreased gas transition costs. The average cost for the Energy Utilities for purchased gas in 1996, after adjustment for gas transition costs billed to transport customers, was $3.06 per dth, as compared to $2.68 per dth in 1995.

  Fuel and Purchased Power. Cost of fuel for electric generation in 1997 increased mainly as a result of increased production. The average cost per kwh generated decreased 2.3% from 1996 to 15.43 mills. The cost of fuel for electric generation in 1996 decreased mainly as a result of decreased production. The average cost per kwh generated decreased 0.6% from 1995 to 15.79 mills.

  Power purchased increased $207.9 million in 1997 as a result of increased bulk power purchases and wholesale power marketing expenses. Power purchased increased $10.1 million in 1996 as a result of increased bulk power purchases and increased cost per megawatt purchased.

  Cost of Products and Services. The cost of sales for Products and Services increased $503.3 million in 1997 to $604.5 million. Nine months of operations at IWCR's non-regulated subsidiaries increased cost of sales by $67.2 million in 1997. Additionally, increased energy marketing activities increased cost of sales $435.7 million in 1997 as compared to 1996. The cost of sales for Products and Services increased $91.9 million in 1996 to $101.2 million. This increase reflects primarily an increase in gas marketing activities.

  Operating Margins. Operating margins increased $95.0 million in 1997 to $1.211 billion. The gas operating margin decreased $3.7 million in 1997 due to decreased sales to residential and commercial customers reflecting milder weather, partially offset by increased sales to wholesale customers and increased deliveries of gas transported for others. Operating margin from electric sales increased $6.0 million due to increased sales to residential and commercial customers and increased wholesale transactions, partially offset by decreased sales to industrial customers. The Water Utilities contributed $60.7 million to operating margin since the March 1997 acquisition of IWCR. Additionally, Miller and SM&P increased Products and Services operating margin $28.4 million during 1997. Operating margins increased $41.1 million in 1996 to $1.116 billion. The gas operating margin increased $23.3 million in 1996 due to increased sales to residential and commercial customers, reflecting colder weather during the first quarter of 1996, increased sales to industrial and wholesale customers and increased deliveries of gas transported for others. Operating margin from electric sales decreased $9.6 million in 1996 due to decreased sales to residential customers, reflecting cooler summer weather in 1996, and decreased sales to industrial customers due to plant operational difficulties at several major customers, which were partially offset by increased sales to commercial and wholesale customers. Operating margin from Products and Services increased $27.4 million in 1996 mainly due to improved margins in gas production and gas marketing activities.

  Operating Expenses and Taxes. Operating expenses and taxes (except income) in 1997 increased 9.6% from 1996 to $800.4 million and in 1996 increased 5.3% from 1995 to $729.7 million.

  Operation expenses increased $44.2 million in 1997 over 1996. Nine months of operations at IWCR increased operation expenses $44.1 million in 1997. Additionally, new operations at Primary Energy and NESI increased operation expenses $8.4 million in 1997. These increases were partially offset by reduced pension costs, environmental costs of $4.2 million and pollution control facility costs of $4.1 million at Northern Indiana. Operation expenses increased $3.3 million in 1996 over 1995 due to increased pollution control facility costs, environmental costs of $5.9 million and other various increased operating costs partially offset by reduced pension costs.

  Maintenance expenses increased $2.5 million in 1997 from 1996 mainly reflecting nine months of maintenance at the Water Utilities. Maintenance expenses decreased $4.7 million in 1996 from 1995 mainly reflecting decreased maintenance activity at electric production facilities and gas underground storage facilities. Depreciation and amortization expense increased $15.8 million in 1997 from 1996 resulting from plant additions, amortization of plant acquisition adjustments and intangible assets. Depreciation and amortization expense increased $27.0 million in 1996 from 1995 resulting from plant additions, increased amortization of computer software and the amortization of deferred costs related to scrubber services provided by Pure Air at Northern Indiana's Bailly Generating Station.

  Other Income (Deductions). Other Income (Deductions) increased $2.6 million in 1997 from 1996 mainly resulting from the disposition of certain oil and natural gas properties during the first quarter of 1997. Other Income (Deductions) increased $10.5 million in 1996 from 1995 mainly reflecting the sale of Crescent Dunes Lakeshore property to the National Park Service.

  Interest and Other Charges. Interest and other charges increased $14.9 million and $8.4 million in 1997 and 1996, respectively. The 1997 increase reflects the issuance of $300 million of Capital Markets' medium-term notes and interest expense at IWCR. The 1996 increase reflects the issuance of $169.8 million of Northern Indiana's Medium-Term Notes, Series D, and $75 million of Capital Markets' Junior Subordinated Deferrable Interest Debentures, Series A, and the discontinuance of carrying charges on deferred charges related to the Bailly Generating Station scrubber service agreement.

  See the Notes to Consolidated Financial Statements in Industries' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in the accompanying Prospectus, for a discussion of accounting policies and transactions impacting this analysis.

Liquidity and Capital Resources

  During the next few years, it is anticipated that the majority of earnings available for distribution of dividends will depend upon dividends paid to Industries by Northern Indiana. See Note 15 of the Notes to Consolidated Financial Statements in Industries' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, incorporated by reference in the accompanying Prospectus, and "Price Range of Common Shares and Dividend Policy" in this Prospectus Supplement for a discussion of the Common Share dividend.

  Cash flow from operations has provided sufficient liquidity to meet current operating requirements. Because of the seasonal nature of the utility business and the construction program, Northern Indiana makes use of commercial paper intermittently as short-term financing. As of September 30, 1998, Northern Indiana had $67.9 million of commercial paper outstanding. At September 30, 1998, the weighted average interest rate of commercial paper outstanding was 5.58%.

  In September 1998, Northern Indiana entered into a five-year $100 million revolving credit agreement and a 364-day $100 million revolving credit agreement with several banks. These agreements terminate on September 23, 2003 and September 23, 1999, respectively. The 364-day agreement may be extended at expiration for additional 364-day periods upon the request of Northern Indiana and agreement by the banks. Under these agreements, Northern Indiana may borrow, repay and reborrow funds at a floating rate of interest or, at Northern Indiana's request under certain circumstances, a fixed rate of interest for a short term period. These agreements provide financing flexibility to Northern Indiana and may be used to support the issuance of commercial paper. At September 30, 1998, there were no borrowings outstanding under either of these agreements. Concurrently with entering into such agreements, Northern Indiana terminated its then existing revolving credit agreement which otherwise would have terminated on August 19, 1999.

  In addition, Northern Indiana has $14.2 million in lines of credit. The credit pricing of each of the lines varies from either the lending banks' commercial prime or market rates. Northern Indiana has agreed to compensate the participating banks with arrangements that vary from no commitment fees to a combination of fees that are mutually satisfactory to both parties. As of September 30, 1998, there were no borrowings under these lines of credit. The lines of credit are also available to support the issuance of commercial paper.

  Northern Indiana also has $273.5 million of money market lines of credit. As of September 30, 1998 there was $25.5 million outstanding under these lines of credit.

  Northern Indiana has a $50 million uncommitted finance facility. At September 30, 1998, there were no borrowings outstanding under this facility.

  During recent years, Northern Indiana has been able to finance its construction program with internally generated funds and expects to be able to meet future commitments through such funds.

  As of September 30, 1998, Capital Markets had $84.0 million of commercial paper outstanding. At September 30, 1998, the weighted average interest rate of commercial paper outstanding was 5.90%.

  In September 1998, Capital Markets entered into a five-year $100 million revolving credit agreement and a 364-day $100 million revolving credit agreement with several banks. These agreements terminate on September 23, 2003 and September 23, 1999, respectively. The 364-day agreement may be extended at expiration for additional 364-day periods upon the request of Capital Markets and agreement by the banks. Under these agreements, Capital Markets may borrow, repay and reborrow funds at a floating rate of interest or, at Capital Markets' request under certain circumstances, at a fixed rate of interest for a short term period. These agreements provide financing flexibility to Capital Markets and may be used to support the issuance of commercial paper. At September 30, 1998, there were no borrowings outstanding under either of these agreements. Concurrently with entering into such agreements, Capital Markets terminated its then existing revolving credit agreement which otherwise would have terminated on August 19, 1999.

  Capital Markets also has $130 million of money market lines of credit. As of September 30, 1998, $94.5 million of borrowings were outstanding under these lines of credit.

  The financial obligations of Capital Markets are subject to a Support Agreement between Industries and Capital Markets, under which Industries has committed to make payments of interest and principal on Capital Markets' obligations in the event of a failure to pay by Capital Markets. Restrictions in the Support Agreement prohibit recourse on the part of Capital Markets' creditors against the stock and assets of Northern Indiana that are owned by Industries. Under the terms of the Support Agreement, in addition to the cash flow of cash dividends paid to Industries by any of its consolidated subsidiaries, the assets of Industries, other than the stock and assets of Northern Indiana, are available as recourse for the benefit of Capital Markets' creditors. The carrying value of the assets of Industries, other than the assets of Northern Indiana, reflected in the consolidated financial statements of Industries, was approximately $1.3 billion at September 30, 1998. See "Description of the Support Agreement" in the accompanying Prospectus.

  On March 25, 1997, Industries acquired all the outstanding common stock of IWCR for $290.5 million. Industries financed this transaction with debt of approximately $83.0 million and the issuance of approximately 10.6 million Common Shares. Industries accounted for the acquisition as a purchase and the purchase price was allocated to the assets and liabilities acquired based on their fair values.

  IWCR and its subsidiaries have lines of credit with banks aggregating $93.7 million. At September 30, 1998, $85.1 million were outstanding under these lines of credit.

  Bay State has access to $95.0 million in bank lines of credit. At September 30, 1998, $12.7 million were outstanding under these lines of credit.

  Industries does not expect the effects of inflation at current levels to have a significant impact on its results of operations, ability to contain cost increases, or the Utilities' need to seek timely and adequate rate relief. The Energy Utilities do not anticipate the need to file for gas and electric base rate increases in the near future.

Year 2000

  Risks. Year 2000 issues address the ability of electronic processing equipment to process date sensitive information and recognize the last two digits of a date as occurring in or after the year 2000. Any failure in one of Industries' systems may result in material operational and financial risks. Possible scenarios include a system failure in Industries' generating plants, an operating disruption or delay in transmission or distribution, or an inability to interconnect with the systems of other utilities. In addition, while Industries currently anticipates that its own mission-critical systems will be year 2000 compliant in a timely fashion, it cannot guarantee the compliance of systems operated by other companies upon which it depends. For example, the ability of an electric company to provide electricity to its customers depends upon a regional electric transmission grid, which connects the systems of neighboring utilities to support the reliability of electric power within the region. If one company's system is not year 2000 compliant, then such a failure will affect the reliability of all providers within the grid, including Industries. Similarly, Industries' gas operations depend on natural gas pipelines that it does not own or control, and any non-compliance by a company owning or controlling those pipelines may affect Industries' ability to provide gas to its customers. The failure of Industries or any of the companies upon which it depends to achieve year 2000 readiness could have a material adverse affect on Industries' results of operations, financial position and cash flows.

  Industries is continuing its program to address risks associated with the year 2000. Industries' year 2000 program focuses on both its information technology ("IT") and non-IT systems, and Industries has been making substantial progress in preparing these systems for proper functioning in the year 2000.

  State of Readiness. Industries' year 2000 program consists of four phases: inventory (identifying systems potentially affected by the year 2000), assessment (testing identified systems), remediation (correcting or replacing non-compliant systems) and validation (evaluating and testing remediated systems to confirm compliance). By second quarter 1997, Industries had completed the inventory and assessment phases for all of its mission-critical IT systems. Industries also has completed the remediation and validation phases for four of its six major IT components. The remediation and validation phases for the remaining two components are expected to be completed within the next few months, so that Industries expects to conclude the year 2000 program for its mission-critical systems by first quarter 1999. Industries completed the inventory and assessment phases for all of its non-IT systems in April 1998. Industries has scheduled remediation (including replacement) and validation for its non-IT systems throughout 1999. Industries expects to conclude the year 2000 program for its non-IT systems by fourth quarter 1999.

  Because Industries depends on outside suppliers and vendors with similar year 2000 issues, Industries is assessing the ability of those suppliers and vendors to provide it with an uninterrupted supply of goods and services. Industries has contacted its critical vendors and suppliers in order to investigate their year 2000 efforts. In addition, Industries is working with electricity and gas industry groups such as North American Electric Reliability Council, Electric Power Research Institute, and the American Gas Association to discuss and evaluate the potential impact of year 2000 problems upon the electric grid systems and pipeline networks that interconnect within each of those industries.

  Costs. Industries currently estimates that the total cost of its year 2000 program will be between $17 million and $26 million. These costs have been, and will continue to be, funded through operating cash flows. Costs related to the maintenance or modification of Industries' existing systems are expensed as incurred. Costs related to the acquisition of replacement systems are capitalized in accordance with Industries' accounting policies. Industries does not anticipate these costs to have a material impact on its results of operations.

  Contingency Plans. Industries currently is in the process of structuring its contingency plans to address the possibility that any mission-critical system upon which it depends, including those controlled by outside parties, will be non-compliant. This includes identifying alternate suppliers and vendors, conducting staff training and developing communication plans. In addition, Industries is evaluating both its ability to maintain or restore service in the event of a power failure or operating disruption or delay, and its limited ability to mitigate the effects of a network failure by isolating its own network from the non-compliant segments of the greater network. Industries expects to complete these contingency plans by second quarter 1999.

  Bay State. Bay State has underway a program to prepare its computer systems and other applications for proper functioning in the year 2000. The program consists of four phases: assessment, remediation, testing and certification. The assessment phase, which involved determining the full scope of potential problems with respect to hardware, software and embedded chips, assisting in the development of a framework and timetable for addressing all potential year 2000 problems and providing an estimate of the cost of remediating and/or replacing computer systems and other applications, has been completed. Based on this assessment, it has been determined that all computer systems and other applications will be replaced/upgraded with the exception of one computer system which will be remediated.

  Currently, the program is in the remediation and testing phases. It is anticipated that replacements/ upgrades and remediations will be completed by July 1999. Testing plans are being developed to ensure that computer systems and other applications potentially affected by the year 2000 are compliant. It is anticipated that the testing and certification phases will be completed by September 1999.

  A vendor management program has been undertaken to determine the readiness of important vendors, with the goal of obtaining reasonable assurances that there will not be any interruptions in the supply of goods and services due to year 2000 issues. Additionally, electronic data interchanges with other companies are being reviewed to identify potential year 2000 issues.

  Approximately $1.5 million was expensed in fiscal 1998 for year 2000 related work. The assessment phase analysis indicated that total program expense will exceed $4.0 million (including the $1.5 million spent in 1998). Where the replacement of certain systems was the recommended course of action, the cost of those replacement systems will be recorded as assets and depreciated or amortized. All other costs associated with year 2000 issues will be expensed and funded through operating cash flows.

  Due to the complexity of the problem and the reliance on certain important vendors and suppliers, there can be no guarantee that year 2000 compliance for all computer systems and other applications will be achieved or that critical and important vendors and suppliers will achieve compliance. As a result, the development of contingency plans are included as part of the program in an effort to mitigate the risks of non-compliance. It is anticipated that contingency plans will be completed by September 1999. As an additional measure, independent parties are being utilized to verify the reliability of risk and cost estimates for the program.

  Despite adequate program efforts, contingency planning and independent reviews, a year 2000 computer system or application failure, either by Bay State's systems or a critical vendor or supplier, could be encountered. Management believes the worst case scenario would include service interruptions to some communities and customers, which would be expected to be restored in a reasonably short time frame. With respect to other interruptions to operations, such as customer service, business operations, supplies and emergency response capabilities, such scenarios would likely cause minor disruptions of services and processes followed by rapid recovery and that essential information or data would not be impaired.

Competition

  The regulatory frameworks applicable to the Energy Utilities, at both the state and federal level, are in the midst of a period of fundamental change. These changes have and will continue to affect the operation, structure and profitability of Industries. At the same time, competition within the electric and gas industries will create opportunities for Industries' subsidiaries to compete for new customers and revenues. Industries' management has taken steps to make Industries more competitive and profitable in this changing environment, including partnering on energy projects with major industrial customers, converting some of its generating units to allow use of lower cost, low sulfur coal, providing its gas customers with increased customer choice for new products and services throughout Northern Indiana's service territory, and establishing subsidiaries which provide gas supplies to and develop new energy related products for residential, commercial and industrial customers.

  The Electric Industry. On the federal level, FERC issued Order No. 888-A in 1996 which required all public utilities owning, controlling or operating transmission lines to file non-discriminatory open-access tariffs and offer wholesale electricity suppliers and marketers the same transmission service they provide themselves. In 1997, FERC approved Northern Indiana's open-access transmission tariff. Although wholesale customers currently represent a small portion of Northern Indiana's electricity sales, Northern Indiana intends to continue its efforts to retain and add wholesale customers by offering competitive rates and also intends to expand the customer base for which it provides transmission services.

  On the state level, Industries announced in 1997 that if consensus could be reached regarding electric utility restructuring legislation, Industries would support a restructuring bill during the 1999 session of the Indiana General Assembly. During 1998, Northern Indiana held discussions with the other investor-owned utilities in Indiana regarding the technical and economic aspects of possible legislation leading to greater customer choice. A consensus was not reached. Therefore, Industries does not anticipate that it will support any legislation regarding electric restructuring during the 1999 session of the Indiana General Assembly. However, during 1999, Northern Indiana anticipates continued discussions with all segments of the Indiana electric industry in an attempt to reach a consensus on electric restructuring legislation for the 2000 session of the Indiana General Assembly.

  The Gas Industry. At the federal level, gas industry deregulation began in the mid 1980s when FERC required interstate pipelines to provide nondiscriminatory transportation services pursuant to unbundled rates. This regulatory change permitted large industrial and commercial customers to purchase their gas supplies either from the Energy Utilities or directly from competing producers and marketers, which would then use the Energy Utilities' facilities to transport the gas. More recently, the focus of deregulation in the gas industry has shifted to the states.

  At the state level, the Indiana Utility Regulatory Commission (the "IURC") approved in 1997 Northern Indiana's Alternative Regulatory Plan, which implemented new rates and services that included, among other things, unbundling of services for additional customer classes (primarily residential and commercial users), negotiated services and prices, a gas cost incentive mechanism and a price protection program. The gas cost incentive mechanism allows Northern Indiana to share any cost savings or cost increases with its customers based upon a comparison of Northern Indiana's actual gas supply portfolio cost to a market-based benchmark price. Phase I of Northern Indiana's Customer Choice Pilot Program will end March 31, 1999. This pilot program offered a limited number of residential and commercial customers within the South Bend metropolitan area the right to choose alternative gas suppliers. Phase II of Northern Indiana's Customer Choice Pilot Program will commence April 1, 1999 and continue for a one-year period. During this phase, Northern Indiana plans to offer customer choice to a significantly expanded eligible customer base throughout its gas service territory. The IURC order allows Industries' natural gas marketing subsidiary to participate as a supplier of choice to Northern Indiana customers. In addition, as Northern Indiana has allowed residential and commercial customers to designate alternative gas suppliers, it has also offered new services to all classes of customers, including price protection, negotiated sales and services, gas lending and parking, and new storage services.

  To date, the Energy Utilities have not been materially affected by competition, and management does not foresee substantial adverse affects in the near future unless the current regulatory structure is substantially altered. Industries believes the steps that it has taken to deal with increased competition has had and will continue to have significant positive effects in the next few years.

                            DESCRIPTION OF THE PIES

  The following description sets forth certain terms of the PIES. It supplements the description of the Stock Purchase Units in the accompanying Prospectus and, to the extent it is inconsistent with the Prospectus, replaces the description in the Prospectus. The terms of the PIES will include those stated in the Purchase Contract Agreement between Industries and the Purchase Contract Agent. The following description of certain terms of the PIES and the descriptions of certain terms of the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement under the captions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement" in this Prospectus Supplement contain a description of all of their material terms, but do not purport to be complete, and reference is hereby made to the forms of the Purchase Contract Agreement (including the forms of the PIES) and the Pledge Agreement (including definitions of certain terms used therein) that will be filed as exhibits to the Registration Statement.

Corporate PIES

  Each Corporate PIES offered hereby is a unit initially consisting of:

  .a Purchase Contract under which (1) the holder (including an Underwriter)
   will purchase from Industries on       , 2003 (the "Purchase Contract
   Settlement Date") or upon early settlement, for $50, a number of newly issued Common Shares equal to the Settlement Rate described below under "Description of the Purchase Contracts--General" and (2) Industries will pay Contract Adjustment Payments to the holder; and

  .a Preferred Security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of the Debentures.

The Preferred Security will be pledged under the Pledge Agreement to secure the holder's obligation to purchase Common Shares under the Purchase Contract.

  Capital Markets will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, to cause the Debentures to be distributed to the holders of the Trust Securities. Prior to the distribution of the Debentures, Capital Markets will be required to obtain an opinion of counsel that the distribution of the Debentures will not be taxable to the holders of the Preferred Securities for United States federal income tax purposes. References herein to Preferred Securities, unless the context otherwise requires, include the Debentures that have been delivered to the holders of the Preferred Securities upon dissolution of the Trust.

  In addition, if a Tax Event occurs prior to the Purchase Contract Settlement Date, Capital Markets may cause the Debentures (and, thus, the Preferred Securities) to be redeemed (a "Tax Event Redemption"). Upon a Tax Event Redemption, Capital Markets will use the proceeds from the Tax Event Redemption to purchase a portfolio of zero-coupon U.S. treasury securities that mature on the Purchase Contract Settlement Date and on the various dates upon which payments would have been due on the Debentures. The Treasury Portfolio will be substituted for the redeemed Preferred Securities as the collateral securing the holders' obligations under the related Purchase Contracts as described under "Description of the Debentures--Tax Event Redemption" starting on page S-50, and the Trust will be dissolved.

  If the Trust is dissolved at a time when the Preferred Securities are a part of the Corporate PIES, each Corporate PIES thereafter will consist of a Purchase Contract plus either a Debenture having a principal amount of $50 or the Applicable Ownership Interest of the Treasury Portfolio, as applicable, in lieu of a Preferred Security. An "Applicable Ownership Interest" means, with respect to a Corporate PIES and the Treasury Portfolio, (1) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in the Treasury
Portfolio that matures on or prior to              , 2003 and (2) for each
scheduled interest payment date on the Debentures that occurs after the date upon which the Debentures are redeemed due to a Tax Event, a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 face amount of a U.S. treasury security that is a principal or interest strip maturing on such date. Unless otherwise specified, references in this Prospectus Supplement to the "Applicable Ownership Interest of the Treasury Portfolio" have the meaning specified in clause (1) of this definition.

  The purchase price of each Corporate PIES will be allocated between the Purchase Contract and the Preferred Security comprising such Corporate PIES in proportion to their respective fair market values at the time of purchase. Capital Markets expects that, at the time of issuance, the fair market value of
each Purchase Contract will be $      and the fair market value of each
Preferred Security will be $     . Such position
generally will be binding on each beneficial owner of a Corporate PIES (but not on the Internal Revenue Service (the "IRS")). See "Certain United States Federal Income Tax Consequences--Corporate PIES--Allocation of Purchase Price" on page S-54.

  So long as the PIES are in the form of Corporate PIES, either the related Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as applicable, will be pledged to the Collateral Agent to secure the holders' obligations to purchase Common Shares under the related Purchase Contracts.

Creating Treasury PIES by Substituting Pledged Securities

  Each holder (including an Underwriter) of Corporate PIES may create Treasury PIES by substituting for the Preferred Securities that are a part of the Corporate PIES Treasury Securities having an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Preferred Securities. If a Tax Event Redemption has occurred and the Treasury Portfolio has been substituted for the Preferred Securities, then each holder (including an Underwriter) of Corporate PIES may create Treasury PIES by substituting for the Applicable Ownership Interest of the Treasury Portfolio Treasury Securities having an aggregate principal amount at maturity equal to the Applicable Ownership Interest of the Treasury Portfolio.

  Each Treasury PIES will be a unit consisting of:

  .a Purchase Contract under which (1) the holder (including an Underwriter) will purchase from Industries on the Purchase Contract Settlement Date, or upon early settlement, for $50, a number of newly issued Common Shares equal to the Settlement Rate and (2) Industries will pay Contract Adjustment Payments to the holder; and

  .a 1/20 undivided beneficial ownership interest in a related Treasury
   Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day preceding the Purchase Contract Settlement Date. "Business Day" means any day other than Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which The Chase Manhattan Bank, acting as indenture trustee with respect to the Debentures (the "Indenture Trustee"), or the principal office of the Property Trustee under the Declaration, is closed for business.

The Treasury Security will be pledged under the Pledge Agreement to secure the holder's obligation to purchase Common Shares under the Purchase Contract.

  Holders of Corporate PIES may create Treasury PIES at any time on or prior to the seventh Business Day preceding the Purchase Contract Settlement Date, unless the Treasury Portfolio has become a part of the Corporate PIES. In that case, Treasury PIES may be created at any time on or prior to the second Business Day preceding the Purchase Contract Settlement Date. Because Treasury Securities are issued in integral multiples of $1,000, holders of Corporate PIES may create Treasury PIES only in integral multiples of 20 (unless the Treasury Portfolio has become a part of the Corporate PIES, in which case holders may create Treasury PIES only in integral multiples of 160,000).

  To create 20 Treasury PIES, a Corporate PIES holder is required to (1) deposit with the Securities Intermediary a Treasury Security having an aggregate principal amount at maturity of $1,000 and (2) transfer to the Purchase Contract Agent 20 Corporate PIES, accompanied by a notice stating that the Corporate PIES holder has deposited a Treasury Security with the Securities Intermediary and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the related 20 Preferred Securities. Upon receiving instructions from the Purchase Contract Agent and confirmation of receipt of the Treasury Security by the Securities Intermediary, the Collateral Agent will cause the Securities Intermediary to release the related 20 Preferred Securities from the pledge and deliver them to the Purchase Contract Agent, on behalf of the holder, free and clear of Industries' security interest. The Purchase Contract Agent then will (1) cancel the 20 Corporate PIES, (2) transfer the related 20 Preferred Securities to the holder and (3) deliver 20 Treasury PIES to the holder. The Treasury Security will be substituted for the Preferred Securities and will be pledged to the Collateral Agent to secure the holder's obligation to purchase Common Shares under the related Purchase Contracts. Such Preferred Securities thereafter will trade separately from the Treasury PIES. If a Tax Event

Redemption has occurred, Treasury Securities will be substituted for the Applicable Ownership Interest of the Treasury Portfolio in a similar manner, except that such substitutions may be made only in integral multiples of 160,000 Corporate PIES.

  Holders who create Treasury PIES or recreate Corporate PIES (as discussed below) will be responsible for any fees or expenses payable to the Collateral Agent in connection with substitutions of collateral. See "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement--Miscellaneous" on page S-46.

Recreating Corporate PIES

  Each holder of Treasury PIES may recreate Corporate PIES by (1) depositing with the Securities Intermediary 20 Preferred Securities and (2) transferring to the Purchase Contract Agent 20 Treasury PIES, accompanied by a notice stating that such holder has deposited 20 Preferred Securities with the Securities Intermediary and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the related Treasury Security. Upon receiving instructions from the Purchase Contract Agent and confirmation of receipt of the Preferred Securities by the Securities Intermediary, the Collateral Agent will cause the Securities Intermediary to release the related Treasury Security from the pledge and deliver it to the Purchase Contract Agent, on behalf of the holder, free and clear of Industries' security interest therein. The Purchase Contract Agent then will (1) cancel the 20 Treasury PIES,
(2) transfer the related Treasury Security to the holder and (3) deliver 20 Corporate PIES to the holder. If, however, the Treasury Portfolio has become a part of the Corporate PIES, holders of Treasury PIES may recreate Corporate PIES by substituting the Applicable Ownership Interests of the Treasury Portfolio (rather than the Preferred Securities) for the Treasury Securities in a similar manner, except that such substitutions may be made only in integral multiples of 160,000 Treasury PIES.

  Holders of Treasury PIES may recreate Corporate PIES at any time on or prior to the seventh Business Day preceding the Purchase Contract Settlement Date or, if a Tax Event Redemption has occurred, at any time on or prior to the second Business Day preceding the Purchase Contract Settlement Date.

Current Payments

  Holders of Corporate PIES will be entitled to receive aggregate cash
distributions at a rate of      % of the $50 purchase price per annum from and
after              , 1999, payable quarterly in arrears, subject to increase as described under "Description of the Purchase Contracts--Contract Adjustment Payments" on page S-40. The quarterly payments on the Corporate PIES will consist of (1) cumulative cash distributions payable on the related Preferred Securities by the Trust or amounts payable in respect of the Treasury
Portfolio, as applicable, payable at the rate of       % of the stated
liquidation or principal amount per annum until             , 2003 (in the case
of the Preferred Securities) and until    , 2005 (in the case of the Treasury
Portfolio) and (2) Contract Adjustment Payments payable by Industries at the
rate of       % of the stated amount per annum. The ability of the Trust to pay the quarterly distributions on the Preferred Securities will depend solely upon its receipt of corresponding interest payments from Capital Markets on the Debentures.

  If a holder of Corporate PIES creates Treasury PIES by substituting Treasury Securities for the Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, the only payments that such holder would receive would be the quarterly Contract Adjustment Payments. In lieu of payments with respect to any Preferred Securities or the Treasury Portfolio, OID would accrue on the related Treasury Securities.

Listing of the Corporate PIES, the Treasury PIES and the Preferred Securities

  Application has been made to list the Corporate PIES on the NYSE under the trading symbol "NIPr." If the Treasury PIES and the Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, Industries, Capital Markets and the Trust will try to cause them to be listed on the same national securities exchange as the Corporate PIES are listed.

Miscellaneous

  Industries or its affiliates may purchase from time to time any of the PIES offered hereby that are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

General

  Each Purchase Contract that is a part of a PIES will obligate its holder to purchase, and Industries to sell, on the Purchase Contract Settlement Date (unless the Purchase Contract terminates prior to such date or is settled early at the holder's option), a number of newly issued Common Shares equal to the Settlement Rate, for $50 in cash. The number of Common Shares issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date will be determined as follows (subject to adjustment as described under "-- Anti-Dilution Adjustments" below):

  . If the Applicable Market Value is equal to or greater than the Threshold
    Appreciation Price of $     , then each Purchase Contract will be settled
    for     Common Shares. (The Threshold Appreciation Price represents an
    appreciation of approximately     % above the Reference Price of
    $       .)

  . If the Applicable Market Value is less than the Threshold Appreciation
    Price but greater than the Reference Price, then each Purchase Contract will be settled for a number of Common Shares determined by dividing the stated amount of $50 by the Applicable Market Value.

  . If the Applicable Market Value is less than or equal to the Reference
    Price, then each Purchase Contract will be settled for     Common Shares.

  For illustrative purposes only, the following table shows the number of Common Shares issuable upon settlement of each Purchase Contract at various assumed Applicable Market Values. The table assumes that there will be no adjustments to the Settlement Rate described under "--Anti-Dilution Adjustments" below. There can be no assurance that the actual Applicable Market Value will be within the range set forth below. Given the Reference Price of
$       and the Threshold Appreciation Price of $        , a holder of PIES
would receive on the Purchase Contract Settlement Date the following number of Common Shares:

                                                                                    Number
                                      Applicable                                      of
                                        Market                                      Common
                                        Value                                       Shares
                                      ----------                                    ------


  As the foregoing table illustrates, if, on the Purchase Contract Settlement
Date, the Applicable Market Value is greater than or equal to $          ,
Industries will be obligated to deliver      Common Shares for each Purchase
Contract. As a result, Industries would receive     % of the appreciation in
market value of the Common Shares for the period between the date hereof and
the Purchase Contract Settlement Date, and the holder would receive     % of
the appreciation in such market value above $        . If, on the Purchase
Contract Settlement Date, the Applicable Market Value is less than $
but greater than $          , Industries will be obligated to deliver a number
of Common Shares equal to $50 divided by the Applicable Market Value, and Industries would retain all appreciation in the market value of the Common Shares for that period. If, on the Purchase Contract Settlement Date, the
Applicable Market Value is less than or equal to $     , Industries will be
obligated to deliver only     Common Shares for each Purchase Contract,
regardless of the market price of the Common Shares. As a result, the holder would realize the entire loss on the decline in market value of the Common Shares for that period.

  The "Applicable Market Value" means the average of the Closing Prices of the Common Shares on each of the 20 consecutive Trading Days ending on the third Trading Day preceding the Purchase Contract Settlement Date.

  The "Closing Price" of the Common Shares, on any date of determination, means
(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Shares on the NYSE on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, Inc., or (2) if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Shares on such date from at least three nationally recognized independent investment banking firms retained for this purpose by Industries.

  "Trading Day" means a day on which the Common Shares (1) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.

  No fractional Common Shares will be issued by Industries upon settlement of a Purchase Contract. In lieu of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the Applicable Market Value. If, however, a holder surrenders for settlement at one time more than one Purchase Contract, then the number of Common Shares issuable pursuant to such Purchase Contracts will be computed based upon the aggregate number of Purchase Contracts surrendered.

  Prior to the settlement of a Purchase Contract, the Common Shares underlying the Purchase Contract will not be outstanding for any purpose, and the holder of the Purchase Contract will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a shareholder of Industries by virtue of holding such Purchase Contract.

  By accepting a Corporate PIES or a Treasury PIES, a holder will be deemed to have (1) irrevocably authorized the Purchase Contract Agent as attorney-in-fact to enter into and perform the related Purchase Contract on behalf of such holder, (2) agreed to be bound by, and to have consented to, the terms and provisions of the related Purchase Contract, (3) irrevocably authorized the Purchase Contract Agent as attorney-in-fact to enter into and perform the Pledge Agreement on behalf of such holder and (4) agreed to be bound by the pledge arrangement contained therein. In addition, each such holder will be deemed to have agreed to treat itself as the owner of the related Preferred Securities, the Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, and to treat the Debentures as indebtedness of Capital Markets, in each case for United States federal, state and local income and franchise tax purposes.

Settlement through Remarketing

  Holders of Corporate PIES who fail to notify the Purchase Contract Agent, on or prior to the seventh Business Day preceding the Purchase Contract Settlement Date, of their intention to effect settlement of the related Purchase Contracts with separate cash in the manner described under "--Notice to Settle with Cash," or who so notify the Purchase Contract Agent but fail to deliver such separate cash on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date, will have their Preferred Securities remarketed on the third Business Day preceding the Purchase Contract Settlement Date. Pursuant to the remarketing agreement among Industries, Capital Markets, the Trust, the Purchase Contract Agent and the Remarketing Agent (the "Remarketing Agreement"), the Remarketing Agent will use its commercially reasonable efforts to remarket such Preferred Securities, together with any Preferred Securities not then a part of the Corporate PIES as to which the holders have requested remarketing, on such date at a price of 100% of the aggregate stated liquidation amount of such Preferred Securities. The proceeds from the remarketing of the Preferred Securities that are a part of the Corporate PIES will automatically be applied to satisfy in full such Corporate PIES holders' obligations to purchase Common Shares under the related Purchase Contracts. Capital Markets will pay the remarketing fee to the Remarketing Agent for such remarketing. See "Description of the Preferred Securities--Market Rate Reset by Remarketing."

  If the Remarketing Agent cannot remarket the Preferred Securities, a "Failed Remarketing" will occur, and Industries will be entitled to exercise its rights as a secured party and, subject to applicable law, retain the Preferred Securities pledged as collateral under the Pledge Agreement or sell them in one or more private sales. In either case, the obligations of the holders under the related Purchase Contracts would be satisfied in full. If Industries exercises its rights as a secured creditor, any accrued and unpaid distributions on such Preferred Securities will be paid in cash by Industries to the Purchase Contract Agent for payment to the holders of the Corporate PIES of which such Preferred Securities are a part. Industries will cause a notice of such Failed Remarketing to be published on the second Business Day preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal.

  As long as the PIES or the Preferred Securities are evidenced by one or more global security certificates deposited with The Depository Trust Company ("DTC"), Capital Markets will request, not later than 15 nor more than 30 calendar days prior to the remarketing date, that DTC notify its Participants holding Preferred Securities or Corporate PIES of such remarketing and of the procedures to be followed for settlement with separate cash. See "--Book-Entry System" below and "Book-Entry Issuance" in the accompanying Prospectus. Industries will try to ensure that a registration statement with regard to the full number of the Preferred Securities to be remarketed will be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process.

Notice to Settle with Cash

  A holder of a Corporate PIES or a Treasury PIES wishing to settle the related Purchase Contract with separate cash must notify the Purchase Contract Agent by delivering a "Notice to Settle by Separate Cash" on or prior to 5:00 p.m., New York City time, (1) on the seventh Business Day preceding the Purchase Contract Settlement Date, in the case of a Corporate PIES (unless a Tax Event Redemption has occurred), and (2) on the second Business Day preceding the Purchase Contract Settlement Date, in the case of a Treasury PIES or a Corporate PIES (if a Tax Event Redemption has occurred). Such holder must deliver to the Securities Intermediary cash payment in the form of a certified or cashier's check or by wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Such payment must be delivered prior to 11:00 a.m., New York City time, on the fifth Business Day prior to the Purchase Contract Settlement Date, in the case of a Corporate PIES (unless a Tax Event Redemption has occurred), or on the Business Day prior to the Purchase Contract Settlement Date, in the case of Treasury PIES or a Corporate PIES (if a Tax Event Redemption has occurred). If the payment is not delivered by such time and date, then the related Preferred Securities will be remarketed or Industries will receive at maturity the principal amount of the related Treasury Securities or Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in full satisfaction of such holder's obligations under the related Purchase Contract.

  Any cash received by the Collateral Agent upon separate cash settlement will be invested promptly by the Securities Intermediary in permitted investments and paid to Industries on the Purchase Contract Settlement Date. Any funds received by the Securities Intermediary in respect of the investment earnings from such investments will be distributed to the Purchase Contract Agent for payment to the holders who settled with cash.

Early Settlement

  A holder of Corporate PIES or Treasury PIES may settle the related Purchase Contracts prior to the Purchase Contract Settlement Date by delivering to the Purchase Contract Agent (1) a completed "Election to

Settle Early" form and (2) payment (payable to Industries in immediately available funds) in an amount equal to $50 multiplied by the number of Purchase Contracts being settled. A holder of Corporate PIES may settle early the related Purchase Contracts at any time on or prior to the seventh Business Day preceding the Purchase Contract Settlement Date, unless a Tax Event Redemption has occurred. If a Tax Event Redemption has occurred, a holder of Corporate PIES may settle early at any time on or prior to the second Business Day preceding the Purchase Contract Settlement Date, but only in integral multiples of 160,000 Corporate PIES. A holder of Treasury PIES also may settle early at any time prior to the second Business Day preceding the Purchase Contract Settlement Date, but only in integral multiples of 20 Treasury PIES.

  Upon early settlement, Industries will issue, and the holder will be entitled
to receive,              newly issued Common Shares for each Corporate PIES or
Treasury PIES (regardless of the market price of the Common Shares on the date of early settlement), subject to adjustment under the circumstances described under "--Anti-Dilution Adjustments" below. The holder's right to receive future Contract Adjustment Payments will terminate. Industries will cause (1) the Common Shares to be issued and (2) the related Preferred Securities, Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement, and, within three Business Days following the settlement date, each will be transferred to the Purchase Contract Agent for delivery to the holder or the holder's designee.

  If the Purchase Contract Agent receives a completed "Election to Settle Early" and $50 payment from a holder of PIES by 5:00 p.m., New York City time, on any Business Day, then that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on any Business Day or at any time on a day that is not a Business Day, then the next Business Day will be considered the settlement date. As long as the PIES are evidenced by one or more global security certificates deposited with DTC, procedures for early settlement also will be governed by standing arrangements between DTC and the Purchase Contract Agent.

Contract Adjustment Payments

  Contract Adjustment Payments will be fixed at a rate per annum of    % of the
$50 stated amount per Purchase Contract, subject to increase as described below. Contract Adjustment Payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract Adjustment
Payments will accrue from              , 1999 and will be payable quarterly in
arrears on              ,              ,               and               of
each year, commencing         , 1999.

  If a Reset Transaction (as defined below) occurs, the rate at which the Contract Adjustment Payments accrue will be adjusted to equal the Adjusted Contract Adjustment Payment Rate (as defined below) from the effective date of such Reset Transaction to, but not including, the earlier of (1) the effective date of any succeeding Reset Transaction or (2) the Purchase Contract Settlement Date. "Reset Transaction" means a merger, consolidation or statutory share exchange to which Industries is a party, a sale of all or substantially all the assets of Industries, a recapitalization of the Common Shares or a distribution described in clause (4) of the first paragraph under "--Anti-Dilution Adjustments" below, after the effective date of which transaction or distribution the Purchase Contracts are then to be settled for (a) shares of an entity the common stock of which had a Dividend Yield for the four fiscal quarters of such entity preceding the public announcement of such transaction or distribution that was more than 250 basis points higher than the Dividend Yield on such common stock for the four fiscal quarters preceding the public announcement of such transaction or distribution, or (b) shares of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such common stock for the next four fiscal quarters that would result in such a 250 basis point increase.

  The "Adjusted Contract Adjustment Payment Rate," with respect to any Reset Transaction, will be the rate per annum that is the arithmetic average of the rates quoted by two Reference Dealers selected by

Industries or its successor as the rate at which Contract Adjustment Payments should accrue so that the fair market value, expressed in dollars, of a Corporate PIES immediately after the later of (1) the public announcement of such Reset Transaction or (2) the public announcement of a change in dividend policy in connection with such Reset Transaction, will equal the average Trading Price of a Corporate PIES for the 20 Trading Days preceding the date of public announcement of such Reset Transaction; provided that the Adjusted
Contract Adjustment Payment Rate will not be less than    % per annum.

  The "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Closing Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Closing Price of such security on the effective date of the related Reset Transaction. "Reference Dealer" means a dealer engaged in the trading of convertible securities. "Trading Price" of a security on any date of determination means
(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the NYSE on such date, (2) if such security is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (3) if such security is not so listed on a United States national or regional securities exchange, the closing sale price as reported by the Nasdaq Stock Market, Inc.; (4) if such security is not so reported, the price quoted by Interactive Data Corporation for such security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by Industries; (5) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security; or (6) if such security is not so quoted, the average of the last bid and ask prices for such a security from a Reference Dealer.

  Contract Adjustment Payments will be payable to the holders of Purchase Contracts as they are registered on the books and records of the Purchase Contract Agent on the relevant record dates, which, so long as the PIES remain in book-entry only form, will be the Business Day preceding the relevant payment dates. Contract Adjustment Payments will be paid through the Purchase Contract Agent, which will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts that are a part of such PIES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry Issuance" in the accompanying Prospectus. If the PIES do not remain in book-entry only form, the relevant record dates will be the fifteenth Business Day prior to the relevant payment dates. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next day that is a Business Day (and without any interest in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment will be made on the preceding Business Day.

Anti-Dilution Adjustments

  The formula for determining the Settlement Rate will be subject to adjustment upon the occurrence of certain events, including:

    (1) the payment of dividends (and other distributions) on the Common Shares made in Common Shares;

    (2) the issuance to all holders of Common Shares of rights, options or warrants entitling them, for a period of up to 45 days, to subscribe for or purchase Common Shares at less than their Current Market Price (as defined below);

    (3) subdivisions, splits or combinations of Common Shares;

    (4) distributions to all holders of Common Shares of evidences of indebtedness or assets (including securities but excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

    (5) distributions consisting exclusively of cash to all holders of Common Shares in an aggregate amount that, together with (a) other all-cash distributions made within the preceding 12 months and (b) any cash plus the fair market value (as of the expiration of the tender or exchange offer referred to below) of consideration payable in respect of any tender or exchange offer by Industries or any of its subsidiaries for the Common Shares concluded within the preceding 12 months, exceeds 15% of Industries' aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Shares multiplied by the number of Common Shares then outstanding) on the date of such distribution; and

    (6) the successful completion of a tender or exchange offer made by Industries or any of its subsidiaries for the Common Shares that involves an aggregate consideration having a fair market value that, together with
  (a) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by Industries or any of its subsidiaries for the Common Shares concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions to all holders of Industries' Common Shares made within the preceding 12 months, exceeds 15% of Industries' aggregate market capitalization on the expiration of such tender or exchange offer.

  "Current Market Price" per Common Share on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by Industries commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the Common Shares trade on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

  In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Shares are converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would become, without the consent of the holder of the related Corporate PIES or Treasury PIES, as the case may be, a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of Common Shares that would have been received by the holder of the related Corporate PIES or Treasury PIES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

  If at any time Industries makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of Industries, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of the PIES. See "Certain United States Federal Income Tax Consequences--Corporate PIES--Purchase Contracts--Adjustment to Settlement Rate" on page S-57.

  In addition, Industries may make such increases in the Settlement Rate as it deems advisable in order to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reason.

  Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate will be required unless such adjustment would require an increase or decrease of at least 1% in the Settlement Rate; provided that any adjustments not made by reason of the foregoing will be carried forward and taken into account in any subsequent adjustment.

  Whenever the Settlement Rate is adjusted, Industries must deliver to the Purchase Contract Agent a certificate setting forth the Settlement Rate, detailing the calculation of the Settlement Rate and describing the facts upon which the adjustment is based. In addition, Industries must notify the holders of the PIES of the adjustment within ten Business Days of any event requiring such adjustment and describe in reasonable detail the method by which the Settlement Rate was adjusted.

  Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of Common Shares issuable upon early settlement of a Purchase Contract.

  If an adjustment is made to the Settlement Rate, an adjustment also will be made to the Applicable Market Value solely to determine which Settlement Rate will be applicable on the Purchase Contract Settlement Date.

Termination

  The Purchase Contracts and the obligations and rights of Industries and of the holders of the PIES thereunder (including the holders' right to receive accrued Contract Adjustment Payments and the obligation and right to purchase and receive Common Shares) will terminate automatically upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Industries. Upon such termination, the Collateral Agent will release the related Preferred Securities, Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject, in the case of the Applicable Ownership Interest of the Treasury Portfolio, to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders otherwise would have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that Industries becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. Industries expects any such delay to be limited.

Pledged Securities and Pledge Agreement

  The Preferred Securities that are a part of the Corporate PIES (or the Applicable Ownership Interests of the Treasury Portfolio that are a part of the Corporate PIES, if a Tax Event Redemption has occurred) or, if substituted, the Treasury Securities that are a part of the Treasury PIES (collectively, the "Pledged Securities") will be pledged to the Collateral Agent for the benefit of Industries pursuant to the Pledge Agreement to secure the obligations of the holders of the PIES to purchase Common Shares under the related Purchase Contracts. The rights of the holders of the PIES with respect to such Pledged Securities will be subject to Industries' security interest therein. No holder of Corporate PIES or Treasury PIES will be permitted to withdraw the Pledged Securities related to such Corporate PIES or Treasury PIES from the pledge arrangement except (1) to substitute Treasury Securities for the related Preferred Securities or Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (2) to substitute Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (1) and (2), as provided for under "Description of the PIES--Creating Treasury PIES by Substituting Pledged Securities" and "--Recreating Corporate PIES"), and (3) upon early settlement, settlement for separate cash or termination of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Corporate PIES (unless a Tax Event Redemption has occurred) will be entitled, through the Purchase Contract Agent and the Collateral Agent, to all of the proportional rights and preferences of the related Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Treasury PIES or Corporate PIES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. Industries will have no interest in the Pledged Securities other than its security interest.

  The Securities Intermediary will distribute, upon receipt of distributions on the Pledged Securities, such payments to the Purchase Contract Agent, which in turn will distribute those payments, together with Contract

Adjustment Payments received from Industries, to the holders in whose names the PIES are registered at the close of business on the record date preceding the date of such distribution.

Book-Entry Issuance

  The depositary for the PIES will be DTC. The PIES will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. The PIES will be issued in accordance with the procedures set forth in the accompanying Prospectus under "Book-Entry Issuance."

                 CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS,
            THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

General

  Distributions on the PIES will be payable, the Purchase Contracts (and documents related thereto) will be settled and transfers of the PIES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City. In addition, if the PIES do not remain in book-entry form, Industries has the option to pay distributions on the PIES by check mailed to the address of the person entitled thereto as shown on the Trust's security register.

  No service charge will be made for any registration of transfer or exchange of the PIES, except for any tax or other governmental charge that may be imposed in connection therewith.

Modification

  With the consent of the holders of not less than a majority of the outstanding Purchase Contracts, Industries and the Purchase Contract Agent may modify the terms of the Purchase Contracts or the Purchase Contract Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (1) change any payment date,
(2) change the amount or type of collateral required to be pledged to secure a holder's obligations under the Purchase Contract, impair the right of the holder of any Purchase Contract to receive distributions on such collateral (except for the right of a holder of Corporate PIES to substitute Treasury Securities for the pledged Preferred Securities or Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the right of a holder of Treasury PIES to substitute Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the pledged Treasury Securities) or otherwise adversely affect the holder's rights in or to such collateral, (3) reduce any Contract Adjustment Payments or change the place or currency of payment, (4) impair the right to institute suit for the enforcement of a Purchase Contract, (5) reduce the number of Common Shares purchasable under a Purchase Contract, increase the purchase price of the Common Shares on settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under a Purchase Contract or (6) reduce the above-stated percentage of outstanding Purchase Contracts whose holders' consent is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided that if any amendment or proposal would adversely affect only the Corporate PIES or only the Treasury PIES, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in (1) through (6) above, all of the holders of such class.

  Industries, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent may modify the terms of the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (1) change the amount or type of collateral required to be pledged to secure a holder's obligations under the Purchase Contract (except for the right of a holder of Corporate PIES to substitute Treasury Securities for the pledged Preferred Securities or Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the right of a holder of Treasury PIES to substitute

Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the pledged Treasury Securities), impair the right of the holder of any Purchase Contract to receive distributions on such collateral or otherwise adversely affect the holder's rights in or to such collateral, (2) otherwise affect any action that, under the Purchase Contract Agreement, would require the consent of the holders of each outstanding Purchase Contract affected thereby or (3) reduce the above-stated percentage of outstanding Purchase Contracts whose holders' consent is required for the modification or amendment; provided that if any amendment or proposal would adversely affect only the Corporate PIES or only the Treasury PIES, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in (1) through (3) above, all of the holders of such class.

No Consent to Assumption

  Each holder of Corporate PIES or Treasury PIES will be deemed under the terms of the Purchase Contract Agreement, by his or her acceptance of such PIES, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by Industries, its receiver, liquidator or trustee in the event that Industries becomes the subject of a case under the Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

  Industries will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any other entity or group of affiliated entities unless (1) either Industries is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America, a state thereof or the District of Columbia and such corporation expressly assumes all the obligations of Industries under the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent and (2) Industries or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

Governing Law

  The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Purchase Contract Agent

  The Chase Manhattan Bank will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of the PIES from time to time. The Purchase Contract Agent will not be obligated to take any discretionary action in connection with a default under the terms of the PIES or the Purchase Contract Agreement.

  The Purchase Contract Agreement will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement also will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

  The First National Bank of Chicago will be the Collateral Agent. The Collateral Agent will act solely as the agent of Industries and will not assume any obligation or relationship of agency or trust for or with any of the holders of the PIES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

  The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement also will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

Information Concerning the Securities Intermediary

  The First National Bank of Chicago will be the Securities Intermediary. All property delivered to the Securities Intermediary pursuant to the Purchase Contract Agreement or the Pledge Agreement will be credited to a collateral account established by the Securities Intermediary for the Collateral Agent. The Securities Intermediary will treat the Purchase Contract Agent as entitled to exercise the rights that comprise any financial asset credited to such collateral account, subject to the provisions of the Pledge Agreement.

Miscellaneous

  The Purchase Contract Agreement will provide that Industries will pay all fees and expenses related to (1) the retention of the Collateral Agent and the Securities Intermediary and (2) the enforcement by the Purchase Contract Agent of the rights of the holders of the PIES; provided that holders who elect to substitute the related Pledged Securities, thereby creating Treasury PIES or recreating Corporate PIES, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and Industries will not be responsible for any such fees or expenses.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The following description sets forth certain terms of the Preferred Securities. It supplements the description of the Preferred Securities in the accompanying Prospectus and, to the extent it is inconsistent with the Prospectus, replaces the description in the Prospectus. The Preferred Securities, which form a part of the Corporate PIES and which, under certain circumstances, will trade separately from the Purchase Contracts also forming a part of the Corporate PIES, will be issued pursuant to the terms of the Declaration. See "Description of the PIES--Creating Treasury PIES by Substituting Pledged Securities." The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following description of certain terms of the Preferred Securities and certain provisions of the Declaration in this Prospectus Supplement and their description in the accompanying Prospectus contain a description of their material terms but do not purport to be complete, and reference is hereby made to the copy of the Declaration (including the definitions of certain terms used therein) that is filed as an exhibit to the Registration Statement, the Trust Act and the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus Supplement have the meanings set forth in the Declaration.

Distributions

  Distributions on each Preferred Security will accumulate and be payable at a
rate per annum of   % of the stated liquidation amount of $50 per Preferred
Security until      , 2003 (the Purchase Contract Settlement Date), and at the
Reset Rate thereafter. See "--Market Rate Reset by Remarketing." Distributions not paid on the scheduled payment date will accumulate and compound quarterly
at the rate of   % per annum through and including the Purchase Contract
Settlement Date, and at the Reset Rate thereafter. The term "Distribution," as used herein, includes any such distributions payable unless otherwise stated. The amount of Distributions payable for any period will be computed (1) for any full quarterly distribution period, on the basis of a 360-day year of twelve 30-day months, and (2) for any period shorter than a full quarterly distribution period, on the basis of a 30-day month and, for any period of less than one month, on the basis of the actual number of days elapsed per 30-day month.

  Distributions on the Preferred Securities will be cumulative, will accumulate
from               , 1999 and will be payable quarterly, in arrears, on
             ,             ,              and               of each year,
commencing              , 1999.

  Distributions are payable only to the extent that payments are made to the Trust in respect of the Debentures held by the Property Trustee and to the extent the Trust has funds available for the payment of such Distributions.

Market Rate Reset by Remarketing

  The interest rate on the Debentures and the related distribution rate on the outstanding Preferred Securities will be reset on the third Business Day preceding the Purchase Contract Settlement Date (the "Remarketing

Date") to the Reset Rate. The Reset Rate will be the rate per annum that results from the remarketing of the Preferred Securities that are a part of the Corporate PIES as to which the holders have not given notice of their election to settle the related Purchase Contracts with cash, or have given such notice but failed to deliver cash, and the Preferred Securities that are not a part of the Corporate PIES as to which the holders have requested remarketing. On the Remarketing Date, the Remarketing Agent will use commercially reasonable efforts to remarket such Preferred Securities at a price equal to 100% of the aggregate stated liquidation amount of the Preferred Securities.

  Remarketing Procedures. Set forth below is a summary of the procedures to be followed in connection with a remarketing of the Preferred Securities (or, if the Debentures have been distributed to holders of the Preferred Securities in liquidation of the Trust, a remarketing of the Debentures):

  As long as the PIES or the Preferred Securities are evidenced by one or more global security certificates deposited with DTC, Capital Markets will request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that DTC notify its Participants holding Preferred Securities or Corporate PIES of the remarketing.

  Not later than 5:00 P.M., New York City time, on the seventh Business Day preceding the Purchase Contract Settlement Date (i.e., four Business Days prior to the Remarketing Date), any holder of Preferred Securities that are a part of the Corporate PIES may elect to have his or her Preferred Securities remarketed. Holders of Corporate PIES that do not give notice prior to such time of their intention to settle their related Purchase Contracts for separate cash, and holders who give such notice but fail to deliver such cash prior to 11:00 A.M., New York City time, on the fifth Business Day prior to the Purchase Contract Settlement Date, will be deemed to have consented to the disposition of the Preferred Securities that are a part of their Corporate PIES in the remarketing. Holders of Preferred Securities that are not a part of the Corporate PIES who wish to have their Preferred Securities remarketed must give notice of their election to the Property Trustee prior to 11:00 A.M., New York time, on such fifth Business Day. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the remarketing.

  If none of the holders elects to have Preferred Securities remarketed in the remarketing, the Reset Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the Remarketing Date.

  If the Remarketing Agent determines that it will be able to remarket all the Preferred Securities tendered or deemed tendered for purchase at a price of 100% of the aggregate stated liquidation amount of such Preferred Securities prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent will determine the Reset Rate, which will be the rate (rounded to the nearest one-thousandth (0.001) of one percent) per annum that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all the Preferred Securities tendered or deemed tendered for remarketing at such price.

  If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all the Preferred Securities tendered or deemed tendered for purchase, a Failed Remarketing will be deemed to have occurred, and the Remarketing Agent will so advise DTC, the Property Trustee, the Indenture Trustee, the Trust and Capital Markets. If a Failed Remarketing occurs, the Reset Rate will be equal to (1) the Two-Year Benchmark Treasury Rate plus (2) a spread ranging from 300 to 700 basis points based on the credit ratings of the Preferred Securities at that time.

  "Two-Year Benchmark Treasury Rate" means the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the Preferred Securities, as agreed upon by Industries and the Remarketing Agent. This rate will be as displayed in the Telerate system or, if the Telerate system is no longer available or, in the opinion of the Remarketing Agent (after consultation with Industries), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Remarketing Agent (after consultation with Industries) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Treasury Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the Preferred Securities, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with Industries) (which may include the Remarketing Agent or an affiliate thereof).

  By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent will advise (1) DTC, the Property Trustee, the Indenture Trustee, the Trust and Capital Markets of the Reset Rate determined in the remarketing and the number of Preferred Securities sold in the remarketing, (2) each person purchasing Preferred Securities in the remarketing (or the appropriate DTC Participant) of the Reset Rate and the number of Preferred Securities such person is to purchase and (3) each such purchaser to give instructions to its DTC Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Preferred Securities purchased through the facilities of DTC.

  In accordance with DTC's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC Participants will be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. DTC will make payment in accordance with its normal procedures.

  If any holder selling Preferred Securities in the remarketing fails to deliver such Preferred Securities, the direct or indirect Participant of such selling holder and of any other person that was to have purchased Preferred Securities in the remarketing may deliver to any such other person a number of Preferred Securities that is less than the number of Preferred Securities that otherwise was to be purchased by such person. In such event, the number of Preferred Securities to be so delivered will be determined by such direct or indirect Participant, and delivery of such lesser number of Preferred Securities will constitute good delivery.

  The right of each holder to have Preferred Securities tendered for purchase will be limited to the extent that (1) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (2) Preferred Securities tendered have not been called for redemption, (3) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities and (4) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

  The Remarketing Agent is not obligated to purchase any Preferred Securities that would otherwise remain unsold in the remarketing. Neither the Trust, any Trustee, Industries, Capital Markets nor the Remarketing Agent will be obligated in any case to provide funds to make payment upon tender of Preferred Securities for remarketing.

  Capital Markets, in its capacity as issuer of the Debentures, will be liable for any and all costs and expenses incurred in connection with the remarketing, and the Trust will not have any liabilities for such costs and expenses.

  Remarketing Agent. The Remarketing Agent is expected to be Lehman Brothers Inc. Industries, Capital Markets, the Trust and the Remarketing Agent will enter into the Remarketing Agreement which provides, among other things, that Lehman Brothers Inc., will act as the exclusive Remarketing Agent and will use commercially reasonable efforts to remarket securities tendered or deemed tendered for purchase in the remarketing at a price of 100% of the stated liquidation amount. Under certain circumstances, some portion of the Preferred Securities tendered in the remarketing may be purchased by the Remarketing Agent. See "--Remarketing Procedures."

  The Remarketing Agreement provides that the Remarketing Agent will incur no liability to Industries, Capital Markets or the Trust or to any holder of the Corporate PIES or the Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of the negligence or willful misconduct on its part.

  Each of Industries, Capital Markets and the Trust has agreed to indemnify the Remarketing Agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the Remarketing Agreement.

  The Remarketing Agreement also will provide that the Remarketing Agent may resign and be discharged from its duties and obligations thereunder; provided that no such resignation will become effective unless a nationally recognized broker-dealer has been appointed by Capital Markets as successor remarketing agent and such successor remarketing agent has entered into a remarketing agreement with Industries, the Trust and Capital Markets. In such case, Capital Markets will use reasonable efforts to appoint a successor remarketing agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

Optional Redemption

  Upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures--Tax Event Redemption," Capital Markets will have the right to redeem the Debentures. If Capital Markets redeems the Debentures upon the occurrence of a Tax Event, the proceeds from such redemption will be applied simultaneously to redeem Trust Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed, at a price per Trust Security equal to the Redemption Amount (as defined under "Description of the Debentures--Tax Event Redemption") plus any accumulated and unpaid Distributions thereon to the date of such redemption, and the Trust will be dissolved. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the redemption price payable to the Collateral Agent, in liquidation of the Corporate PIES holders' interests in the Trust, will be applied by the Collateral Agent to purchase the Treasury Portfolio. See "Description of the Debentures--Tax Event Redemption." The Applicable Ownership Interests of the Treasury Portfolio will be pledged to the Collateral Agent to secure the obligations of the holders of the Corporate PIES to purchase Common Shares under the related Purchase Contracts.

Book-Entry Issuance

  The depositary for the Preferred Securities will be DTC. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. Under certain circumstances, however, the Regular Trustees, with the consent of Capital Markets, may decide not to use the system of book-entry transfer through DTC with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to the holders. The Preferred Securities will be issued in accordance with the procedures set forth in the accompanying Prospectus under "Book-Entry Issuance."

                         DESCRIPTION OF THE DEBENTURES

  The following description sets forth the specific terms of the Debentures. It supplements the description of the Debentures in the accompanying Prospectus and, to the extent it is inconsistent with the Prospectus, replaces the description in the Prospectus. The Debentures will be issued under an indenture dated as of February 14, 1997, as supplemented by a Supplemental Indenture relating to the Debentures, among Capital Markets, Industries and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture"). The descriptions in this Prospectus Supplement and the accompanying Prospectus contain a description of the material terms of the Debentures and the Indenture, but do not purport to be complete, and reference is hereby made to the Indenture and the form of Debenture that are or will be filed as exhibits to the Registration Statement and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus Supplement have the meanings set forth in the Indenture.

General

  The Debentures will be unsecured senior obligations of Capital Markets. The Debentures will be limited in aggregate principal amount to $355,700,000, such amount being the sum of the maximum aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

  The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption occurs, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid
interest thereon, on         , 2005.

  Capital Markets will have the right at any time, subject to certain conditions, to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust, the Debentures will initially be issued in the form of one or more global certificates deposited with DTC. Under certain limited circumstances, the Debentures may be issued in certificated form in exchange for the global certificates. See "--Book-Entry Issuance" below. In the event that the Debentures are issued in certificated form, the Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as global certificates will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Debentures. In the event the Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate trust office or agency of the Indenture Trustee in New York City, provided that at the option of Capital Markets, payment of interest may be made by check. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, Capital Markets will make payment of principal and interest on the Debentures held by the Property Trustee at such place and to such account as may be designated by the Property Trustee.

  The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving Capital Markets that may adversely affect such holders.

Interest

  Each Debenture will bear interest at the rate of         % per annum from
          , 1999 until         , 2003, and at the Reset Rate thereafter,
payable quarterly in arrears on              ,              ,               and
              of each year (each an "Interest Payment Date"), commencing
             , 1999, to the person in whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day preceding such Interest Payment Date. In the event the Debentures do not remain in book-entry only form, the record dates will be 15 Business Days prior to each Interest Payment Date.

  The interest rate on the Debentures (and, as a result, the distribution rate on the Preferred Securities) outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day preceding the Purchase Contract Settlement Date to the Reset Rate. The Reset Rate will be equal to the rate per annum that results from the remarketing of the Preferred Securities as described under "Description of the Preferred Securities--Market Rate Reset by Remarketing" on page S-46, provided that if a Failed Remarketing occurs, the Reset Rate will be equal to (1) the Two-Year Benchmark Treasury Rate plus (2) a spread ranging from 300 to 700 basis points based on the credit ratings for the Preferred Securities at that time.

  The amount of interest payable on the Debentures for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

Tax Event Redemption

  If a Tax Event occurs and is continuing, Capital Markets may redeem, at its option, the Debentures in whole (but not in part), at a price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Date"). Upon a Tax Event

Redemption, the Trust will use the proceeds of such Tax Event Redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures redeemed by distributing the Redemption Amount plus any accumulated and unpaid distributions. If a Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the redemption price payable in liquidation of the Corporate PIES holders' interests in the Trust will be distributed to the Securities Intermediary, which in turn will apply an amount equal to the Redemption Amount of such redemption price to purchase the Treasury Portfolio on behalf of the holders of the Corporate PIES and remit the remaining portion, if any, of such redemption price to the Purchase Contract Agent for payment to the holders of the Corporate PIES. Thereafter, the Applicable Ownership Interests of the Treasury Portfolio will be substituted for the Preferred Securities and will be pledged to the Collateral Agent to secure the Corporate PIES holders' obligations to purchase Common Shares under the related Purchase Contracts. If a Tax Event Redemption occurs after the Purchase Contract Settlement Date, the Treasury Portfolio will not be purchased and the proceeds will be distributed to the Purchase Contract Agent for payment to the holders of the Corporate PIES.

  "Tax Event" means the receipt by Capital Markets and the Trust of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (1) the Trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the Debentures, (2) interest payable by Capital Markets on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Capital Markets, in whole or in part, for United States federal income tax purposes, or (3) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Redemption Amount" means, for each Debenture, the product of the principal amount of such Debenture and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount.

  "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

  "Applicable Principal Amount" means either (1) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities that are part of the Corporate PIES on the Tax Event Redemption Date or (2) if the Tax Event Redemption Date occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities outstanding on the Tax Event Redemption Date.

  "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (1) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (a) principal or interest strips of U.S. Treasury Securities that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the Applicable Principal Amount and (b) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities that mature on or prior to such date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date and (2) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (a) principal or interest strips of U.S. Treasury Securities that mature on or prior to

  , 2005, in an aggregate amount at maturity equal to the Applicable Principal Amount and (b) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities that mature on or prior to such date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

  "Quotation Agent" means (1) Lehman Brothers Inc. and its respective successors, provided that if Lehman Brothers Inc. ceases to be a Primary Treasury Dealer, Capital Markets will substitute another Primary Treasury Dealer therefor, or (2) any other Primary Treasury Dealer selected by Capital Markets.

Book-Entry Issuance

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued as one or more global certificates registered in the name of DTC or its nominee. The depositary for the Debentures will be DTC. The Debentures will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. The Debentures will be issued in accordance with the procedures set forth in the accompanying Prospectus under "Book-Entry Issuance."

                          DESCRIPTION OF THE GUARANTEE

  The following description sets forth certain terms of the Guarantee that will be executed and delivered by Capital Markets for the benefit of the holders from time to time of the Trust Securities. It supplements the description of the Guarantee in the accompanying Prospectus and, to the extent it is inconsistent with the Prospectus, replaces the description in the Prospectus. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The descriptions contained in this Prospectus Supplement and the accompanying Prospectus contain a description of the material terms of the Guarantee, but do not purport to be complete, and reference is hereby made to the form of Guarantee (including definitions of certain terms used therein) that is filed as an exhibit to the Registration Statement.

General

  To the extent set forth in the Guarantee and except to the extent paid by the Trust, Capital Markets will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, certain payments, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee:

    (1) any accumulated and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor;

    (2) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, of Preferred Securities upon redemption of the Debentures upon the occurrence of a Tax Event Redemption or upon repayment of the Debentures at the maturity thereof, to the extent the Trust has funds available therefor; and

    (3) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than following redemption of the Preferred Securities or the distribution of Debentures to the holders of Preferred Securities in exchange for the Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust.

Capital Markets may satisfy its obligation to make a Guarantee Payment by direct payment of the required amounts by Capital Markets to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will apply only to the extent the Trust has funds available therefor. If Capital Markets does not make interest payments on the Debentures purchased by the Trust, the Trust will not be able to pay Distributions on the Preferred Securities and will not have funds available therefor.

  Capital Markets has, through the Guarantee, the Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Declaration. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee" in the accompanying Prospectus.

  Capital Markets' obligation under the Guarantee constitutes "Debt" for purposes of the Support Agreement between Capital Markets and Industries, and the holders of the Trust Securities will be entitled to the benefits provided to "Lenders" under the Support Agreement.

Termination

  The Guarantee will terminate upon (1) Capital Markets' payment in full of the redemption price of all of the Trust Securities, (2) distribution of the Debentures held by the Trust to the holders of the Trust Securities or (3) payment in full of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the PIES, the Preferred Securities and the Common Shares acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Corporate PIES upon original issuance for an amount equal to the initial offering price. A "U.S. Holder" is (1) a person who is a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not deal with special classes of holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the PIES, the Preferred Securities or the Common Shares acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge" or "constructive sale" transaction, as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of PIES, Preferred Securities or Common Shares acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. Prospective investors that are not United States persons (within the meaning of Section 7701 (a)(30) of the Internal Revenue Code of 1986, as amended (the "Code")) are urged to consult their own tax advisors regarding the United States federal income tax consequences of an investment in the PIES, including the potential application of United States withholding taxes.

  This summary is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

  No statutory, administrative or judicial authority directly addresses the treatment of the PIES or instruments similar to the PIES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. Prospective investors are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the PIES in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Corporate PIES

  Allocation of Purchase Price. A U.S. Holder's acquisition of a Corporate PIES will be treated as an acquisition of a unit consisting of the Preferred Security and the Purchase Contract that comprise the Corporate PIES. The purchase price of each Corporate PIES will be allocated between the Preferred Security and the Purchase Contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax bases in the Preferred Security and the Purchase Contract. Capital Markets will report the fair market value of each Preferred Security as
$      and the fair market value of each Purchase Contract as $     . This
position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a Corporate PIES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a Corporate PIES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

 Preferred Securities

  Ownership of Preferred Securities. A U.S. Holder will be treated as owning the Preferred Securities that are a part of the Corporate PIES. Capital Markets, the Trust and, by acquiring PIES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Preferred Securities that are a part of the Corporate PIES beneficially owned by such U.S. Holder. The remainder of this summary assumes that U.S. Holders of Corporate PIES will be treated as the owners of the Preferred Securities that are a part of such Corporate PIES for United States federal, state and local income and franchise tax purposes.

  Classification of the Trust. In connection with the issuance of the Corporate PIES, Schiff Hardin & Waite will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Debentures held by the Trust. Accordingly, each U.S. Holder of Preferred Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "--Interest Income and Original Issue Discount."

  Classification of the Debentures. Capital Markets, the Trust and, by acquiring PIES, each U.S. Holder agree to treat the Debentures as indebtedness of Capital Markets for all United States tax purposes. In connection with the issuance of the Debentures, Schiff Hardin & Waite will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

  Interest Income and Original Issue Discount. The Debentures should be treated as "reset bonds" under applicable Treasury regulations, and interest on the Debentures should not constitute contingent interest for purposes of the OID rules. Under the Treasury regulations applicable to reset bonds, the Debentures should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day preceding the Purchase Contract Settlement Date for an amount equal to 100% of the stated amount (the "Reset Amount") and as having been reissued on the Purchase Contract Settlement Date for the Reset Amount. If the amount of the initial purchase price of the Corporate PIES allocated to the Preferred Securities is less than the Reset Amount, the Debentures should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the Preferred Securities, unless such difference is less than three-fourths of one-percent of the Reset Amount. If the Debentures were treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though Capital Markets will not actually make current cash payments with respect to such OID. Any amount of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Preferred Securities. In addition, a U.S. Holder should include stated interest on the Debentures in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of tax accounting.

  U.S. Holders that are corporations will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

  Distribution of Debentures to U.S. Holders of Preferred Securities. Under current law, a distribution by the Trust of the Debentures generally will be non-taxable to U.S. Holders. In such event, a U.S. Holder will have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in the Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder held the Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "--Interest Income and Original Issue Discount." Upon the occurrence of a Tax Event as described in "Description of Debentures--Tax Event Redemption," Capital Markets will have the option to redeem the Debentures which will result in a redemption of the Preferred Securities and which will be a taxable event for U.S. Holders. See "--Tax Event Redemption."

  Sales, Exchanges or Other Dispositions of Preferred Securities. Gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a Preferred Security (including a redemption for cash or the remarketing thereof in satisfaction of the U.S. Holder's obligations pursuant to a Purchase Contract) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Preferred Security (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously which will be taxable as such) and the U.S. Holder's adjusted tax basis in the Preferred Security. Selling expenses incurred by a U.S. Holder will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of a Preferred Security. Gain or loss realized by a U.S. Holder on a disposition of a Preferred Security may be long-term capital gain depending on the holding period of the Preferred Security. Capital gains of individuals are eligible for a maximum tax rate of 20% if the U.S. Holder has held the Preferred Security for more than one year. The deductibility of capital losses is subject to limitations.

 Purchase Contracts

  Income from Contract Adjustment Payments. There is no direct authority addressing the treatment of the Contract Adjustment Payments under current law, and such treatment is unclear. Contract Adjustment Payments may constitute taxable income to a U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent Industries is required to file information returns with respect to Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S.

Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. Industries does not intend to deduct the Contract Adjustment Payments, because it views them as a cost of issuing the Common Shares. The treatment of Contract Adjustment Payments could affect a U.S. Holder's tax basis in a Purchase Contract or in the Common Shares acquired under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a PIES or the termination of a Purchase Contract. See "-- Acquisition of Common Shares under a Purchase Contract," "--Termination of Purchase Contract" and "--Sale or Disposition of PIES."

  Acquisition of Common Shares under a Purchase Contract. A U.S. Holder generally will not recognize gain or loss on the purchase of Common Shares under a Purchase Contract, except with respect to any cash paid in lieu of a fractional Common Share. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Shares acquired under a Purchase Contract generally should equal the purchase price paid for such Common Shares plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or in the Common Shares to be received thereunder (see "--Income from Contract Adjustment Payments" above). The holding period for Common Shares acquired under a Purchase Contract will commence on the day of the acquisition of such Common Shares.

  Ownership of Common Shares Acquired under the Purchase Contract. Any dividend on Common Shares paid by Industries out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by the U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

  Upon a disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Shares. Such gain or loss may be long-term capital gain or loss depending on the holding period of the Common Shares. Capital gains of individuals are eligible for a maximum tax rate of 20% if a U.S. Holder held Common Shares for more than one year. The deductibility of capital losses is subject to limitations.

  Early Settlement of Purchase Contract. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Preferred Securities or Treasury Securities upon early settlement of a Purchase Contract and will have the same tax basis in such Preferred Securities or Treasury Securities as before such early settlement.

  Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "--Income from Contract Adjustment Payments" above). Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the Purchase Contract. Capital gains of individuals are eligible for a maximum tax rate of 20% if a U.S. holder held the Purchase Contract for more than one year. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Preferred Securities, Treasury Portfolio or Treasury Securities upon termination of the Purchase Contract and will have the same tax basis in such Preferred Securities, Treasury Portfolio or Treasury Securities as before such distribution.

  Adjustment to Settlement Rate. U.S. Holders of PIES might be treated as receiving a constructive distribution from Industries if (1) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of PIES in the assets or earnings and profits of Industries is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Shares. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of PIES even though such U.S. Holders would not receive any cash related thereto.

Treasury PIES

 Substitution of Treasury Securities to Create Treasury PIES

  A U.S. Holder of a Corporate PIES that delivers Treasury Securities to the Collateral Agent in substitution for Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to include in income any interest on the Debentures allocable with respect to the Preferred Securities, and such U.S. Holder's tax basis in the Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

 Ownership of Treasury Securities

  A U.S. Holder will be treated as owning the Treasury Securities that are a part of the Treasury PIES. Capital Markets, the Trust and, by acquiring PIES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury Securities that are a part of the Treasury PIES beneficially owned by such U.S. Holder. Such U.S. Holder will include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities. The remainder of this summary assumes that U.S. Holders of Treasury PIES will be treated as the owners of the Treasury Securities that are a part of such Treasury PIES for United States federal, state and local income and franchise tax purposes. U.S. Holders should consult their tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.

 Substitution of Preferred Securities to Recreate Corporate PIES

  A U.S. Holder of a Treasury PIES that delivers Preferred Securities to the Collateral Agent to recreate Corporate PIES generally will not recognize gain or loss upon the delivery of such Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and the Debentures allocable with respect to the Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

Sale or Disposition of PIES

  Upon a disposition of PIES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contracts and the Preferred Securities, Applicable Ownership Interest of the Treasury Portfolio (in the case of a Tax Event Redemption) or, in the case of Treasury PIES, the Treasury Securities that comprise such PIES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contracts and the Preferred Securities, Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Preferred Securities, Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued and unpaid interest on the Debentures allocable with respect to the Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments, which Industries will treat as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss may be long-term capital gain or loss depending on the holding period of the PIES. Capital gains of individuals are eligible for a maximum tax rate of 20% if a U.S. holder held the PIES for more than one year. The deductibility of capital losses is subject to limitations. If a disposition of the PIES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Preferred Securities, Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the PIES at a time when the Purchase Contract has negative value.

  Payments to a U.S. Holder of Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "-- Corporate PIES--Purchase Contracts--Income from Contract Adjustment Payments" above).

Tax Event Redemption

  A Tax Event Redemption will be a taxable event for U.S. Holders of Preferred Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between (1) the redemption price of the Preferred Securities (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of the Corporate
PIES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included in income, which will be taxable as such, and
(2) the U.S. Holder's adjusted tax basis in the Preferred Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption will be capital gain or loss and may be long-term capital gain or loss depending upon the holding period of the Preferred Securities. Capital gains of individuals are eligible for a maximum tax rate of 20% if a U.S. Holder held Preferred Securities for more than one year. The deductibility of capital losses is subject to limitations.

 Ownership of Treasury Portfolio

  Capital Markets, the Trust and, by acquiring a Corporate PIES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of that portion of the Treasury Portfolio that is a part of the Corporate PIES beneficially owned by such U.S. Holder. Based on such agreement, each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of the Corporate PIES will be treated as the owners of the Applicable Ownership Interests of the Treasury Portfolio that are a part of their Corporate PIES for United States federal, state and local income and franchise tax purposes.

 Interest Income and Original Issue Discount

  The Treasury Portfolio will consist of stripped treasury securities. A U.S. Holder of Corporate PIES will be required to treat its pro rata portion of each treasury security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant treasury securities and will include OID in income over the life of the treasury securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such treasury securities over the value of such treasury securities at the time the Collateral Agent acquired them on behalf of holders of the Corporate PIES. The amount of such excess will constitute only a portion of the total amount payable in respect of the Treasury Portfolio. Consequently, a substantial portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the

U.S. Holder's investment in the Treasury Portfolio and will not be considered current taxable income for federal income tax purposes.

  A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term treasury securities, as defined below) in income for federal income tax purposes as it accrues on a constant-yield-to-maturity basis. In the case of any treasury security with a maturity of one year or less from the date it is purchased (a "short-term treasury security"), in general, only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term treasury security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

 Tax Basis of the Treasury Portfolio

  A U.S. Holder's initial tax basis in its Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in its Applicable Ownership Interest of the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect thereof.

Backup Withholding Tax and Information Reporting

  Payments under the PIES, the Preferred Securities or the Common Shares acquired under a Purchase Contract, the proceeds received with respect to a fractional Common Share upon settlement of a Purchase Contract, and the sale of the PIES, the Preferred Securities or the Common Shares acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                              ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans and individual retirement accounts that are subject to Section 4975 of the Code and entities whose assets are considered assets of such plans (collectively, "Plans") may purchase Corporate PIES subject to the investing fiduciary's determination that the investment satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

Prohibited Transactions

  General. Section 406 of ERISA and Section 4975 of the Code prohibit fiduciaries from engaging in specified transactions involving Plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code. Thus, a Plan fiduciary considering an investment in Corporate PIES also should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code for which no exemption is available. For example, regardless of whether the Trust were deemed to hold "plan assets" (discussed below), the purchase and holding of Corporate PIES by a Plan with respect to which Industries, the Trustees, the Underwriters or any of their affiliates is a party in interest or disqualified person could constitute a prohibited transaction under ERISA or the Code unless an exemption were available for such purchase.

  In this regard, the United States Department of Labor ("DOL") has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Corporate PIES. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

Plan Assets Regulation

  General Rule. Certain transactions involving the operation of the Trust also might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an investing Plan. Pursuant to a DOL regulation (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the Trust (i.e., an entity which is not an operating company or an investment company registered under the Investment Company Act of 1940, as amended), the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that one of several exceptions under the Plan Assets Regulation applies. Certain of these exceptions, as may be applicable here, are described below.

  Exception for Publicly Offered Securities. The Plan Assets Regulation provides an exception to the "look through" treatment described above when a Plan acquires a "publicly-offered security." A publicly-offered security is defined under the Plan Assets Regulation as a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. There are no material restrictions imposed on the transfer of the Corporate PIES or, except for the pledge of Preferred Securities that are a part of the Corporate PIES, the Preferred Securities, and both the Corporate PIES and the Preferred Securities will be registered under the Exchange Act. Although it is anticipated that the Corporate PIES and the Preferred Securities may qualify as publicly-offered securities within the meaning of the Plan Assets Regulation, no assurance can be given, and no monitoring or other measures will be taken to ensure that such criteria will be met.

  Exception for Acquisition of Indebtedness. Although the Corporate PIES and Preferred Securities may constitute publicly offered securities within the meaning of the Plan Assets Regulation, upon a liquidation of the Trust the Debentures may be distributed to the holders individually and without registration under the Exchange Act.

  The Plan Assets Regulation provides that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little published authority available, Industries believes that the Debentures should be treated as debt rather than equity interests under the Plan Assets Regulation because the Debentures (1) should be treated as indebtedness under applicable local law and as debt, rather than equity, for United States tax purposes (see "United States Federal Income Tax Consequences" starting on page S-53) and (2) should not be deemed to have any "substantial equity features."

Consequences of Plan Asset Treatment

  If the Corporate PIES, the Preferred Securities or the Debentures fail to meet the criteria of any of the applicable exceptions discussed above, and an investment by benefit plan investors is or becomes

"significant," the assets of the Trust (or, with respect to the Debentures, the assets of Capital Markets if Capital Markets were held not to constitute an operating company within the meaning of the Plan Assets Regulation) may be deemed to include plan assets subject to regulation under ERISA and the Code. Accordingly, transactions involving these assets and "parties in interest" or "disqualified persons" with respect to investing Plans might be prohibited unless an exemption were available. In general, equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors. No monitoring or other measures will be taken to determine or ensure that the requirements of this or any other exception under the Plan Assets Regulation are met with respect to the Corporate PIES, the Preferred Securities or the Debentures. Accordingly, no assurance can be given that an exception will apply to all or any transactions involving such assets.

  Any fiduciary proposing to acquire the Corporate PIES on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Corporate PIES unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan will be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA and is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption or otherwise will not result in a nonexempt prohibited transaction.

                                  UNDERWRITING

  Industries, Capital Markets and the Trust have entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters named below (the "Underwriters"), pursuant to which, and subject to its terms and conditions, Industries and the Trust have agreed to sell to the Underwriters and the Underwriters have agreed to purchase from them all of the Corporate PIES. Set forth below is the total number of Corporate PIES that each of the Underwriters will purchase.

                                                                    Number of
      Underwriters                                                Corporate PIES
      ------------                                                --------------
      Lehman Brothers Inc........................................
      Goldman, Sachs & Co........................................
      Morgan Stanley & Co. Incorporated..........................
                                                                    ----------
          Total..................................................    6,000,000
                                                                    ==========

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Corporate PIES are subject to the satisfaction of certain conditions, including the approval of certain legal matters by their counsel. Subject to the terms and conditions of the Underwriting Agreement, the Underwriters must purchase all of the Corporate PIES if they purchase any of them.

  The Underwriters will pay the Trust the offering price. Industries and the Trust will not pay any underwriting commissions. Because the proceeds from the sale of the Corporate PIES will be invested in the Debentures, Capital Markets
will pay to the Underwriters $         for each Corporate PIES sold (or
$            in the aggregate, assuming the over-allotment option is exercised in full), as compensation for arranging that investment. Industries and the Trust estimate that their expenses in connection with the offering of the
Corporate PIES will be approximately $         .

  The Underwriters have advised Industries and the Trust that they will offer the Corporate PIES directly to the public initially at the offering price and to certain dealers at the offering price less a selling concession not
to exceed $     per Corporate PIES. The Underwriters may allow and these
dealers may reallow a concession not to exceed $     per Corporate PIES to
other dealers. After the initial offering of the Corporate PIES, the Underwriters may change the public offering price, the concession to selected dealers and the reallowance to other dealers.

  Industries and the Trust have granted to the Underwriters an option to purchase an aggregate of up to an additional 900,000 Corporate PIES solely to cover over-allotments, at the initial offering price to the public. Any or all of such options may be exercised at any time on or before 30 days after the date of the Underwriting Agreement. To the extent that the option is exercised, the Underwriters will be committed, subject to certain conditions, to purchase a number of the additional Corporate PIES proportionate to such Underwriter's initial commitment as indicated in the preceding table.

  Industries, Capital Markets and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters would be required to make regarding any liabilities that they may have under the Securities Act.

  Prior to this offering, there has been no public market for the Corporate PIES. Application has been made to list the Corporate PIES on the NYSE. In order to meet one of the requirements for listing on the NYSE, the Underwriters have undertaken to sell the Corporate PIES to a minimum of 400 beneficial owners. The Underwriters have advised Industries and the Trust that they presently intend to make a market in the Corporate PIES as permitted by applicable laws and regulations. The Underwriters are not obligated to make a market in the Corporate PIES, however, and they may discontinue this market making at any time in their sole discretion. Accordingly, Industries and the Trust cannot assure investors that there will be adequate liquidity or adequate trading markets for the Corporate PIES.

  In connection with the offering of the Corporate PIES, the Underwriters may engage in certain transactions that stabilize the price of the Corporate PIES. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Corporate PIES. If the Underwriters create a short position in the Corporate PIES in connection with this offering, by selling more Corporate PIES than are listed on the cover page of this Prospectus Supplement, then the Underwriters may reduce that short position by purchasing Corporate PIES in the open market. In general, the purchase of a security for the purpose of stabilization or reducing a short position could cause the price of that security to be higher than it might otherwise be in the absence of those purchases.

  None of Industries, Capital Markets, the Trust nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate PIES. In addition, none of Industries, Capital Markets, the Trust nor the Underwriters makes any representation that anyone will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

  The Underwriters have, directly and indirectly, provided investment and commercial banking or financial advisory services to NIPSCO and its affiliates, for which they have received customary fees and commissions, and expect to provide these services to Industries and its affiliates in the future, for which they expect to receive customary fees and commissions.

                                 LEGAL MATTERS

  The legality of the Purchase Contracts, the Debentures and the Guarantee offered hereby will be passed upon for Industries, Capital Markets and the Trust by Schiff Hardin & Waite, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Simpson Thacher & Bartlett, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware.

PROSPECTUS

                                  $850,000,000

                          NIPSCO Capital Markets, Inc.

                                   Debentures
                               Medium-Term Notes

                               ----------------

                             NIPSCO Capital Trust I

                              Preferred Securities
                       Guaranteed as set forth herein by
                          Nipsco Capital Markets, Inc.

                               ----------------

                            NIPSCO Industries, Inc.

                                 Common Shares
                            Stock Purchase Contracts
                              Stock Purchase Units
                   Obligations Pursuant to Support Agreement

                               ----------------


  NIPSCO Capital Markets, Inc. may offer debentures and medium-term notes.

  NIPSCO Capital Trust I may offer preferred securities that will be guaranteed by NIPSCO Capital Markets, Inc. to the extent described in this Prospectus.

  NIPSCO Industries, Inc. may offer stock purchase contracts, stock purchase units and its Common Shares. In addition, any securities issued by NIPSCO Capital Markets, Inc. will be entitled to the benefit of the Support Agreement of NIPSCO Industries, Inc. described in this Prospectus.

  These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this Prospectus, which will be distributed at the time the securities are offered.

                               ----------------


  This Prospectus may not be used to sell any of the securities unless it is accompanied by a Prospectus Supplement.

                               ----------------


  The Common Shares are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the trading symbol "NI." Each Prospectus Supplement offering any other securities will state whether those securities are listed or will be listed on any national securities exchange.

                               ----------------


  The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

                               ----------------


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is January 22, 1999.

                               TABLE OF CONTENTS

Prospectus Summary........................................................    3
Available Information.....................................................    6
Incorporation of Certain Documents by Reference...........................    6
Forward-Looking Information...............................................    7
Industries................................................................    7
Capital Markets...........................................................    8
The Trust.................................................................    9
Ratio of Earnings to Fixed Charges........................................   10
Use of Proceeds...........................................................   10
Description of the Debentures.............................................   11
Description of the Preferred Securities...................................   18
Description of the Guarantee..............................................   28
Relationship Among the Preferred Securities, the Debentures and the
 Guarantee................................................................   31
Description of the Common Shares..........................................   32
Description of the Stock Purchase Contracts and the Stock Purchase Units..   36
Description of Medium-Term Notes..........................................   36
Description of the Support Agreement......................................   54
Book-Entry Issuance.......................................................   55
Plan of Distribution......................................................   58
Legal Matters.............................................................   59
Experts...................................................................   59

                               PROSPECTUS SUMMARY

  Three related companies will be offering the securities described in this Prospectus. These companies are NIPSCO Industries, Inc. and two of its wholly-owned subsidiaries, NIPSCO Capital Markets, Inc. and NIPSCO Capital Trust I. The following table lists the securities to be offered by each company:

 NIPSCO Capital Markets, Inc. ("Capital Markets").. Debentures
                                                    Medium-Term Notes
 NIPSCO Capital Trust I (the "Trust").............. Preferred Securities
                                                    (guaranteed as set forth
                                                    herein by Capital Markets)
 NIPSCO Industries, Inc. ("Industries")............ Stock Purchase Contracts
                                                    Stock Purchase Units
                                                    Common Shares
                                                    Obligations under the
                                                    Support Agreement

                                 The Companies

Industries

  NIPSCO Industries, Inc. is an energy and utility-based holding company that provides electric energy, natural gas and water to the public through seven wholly-owned regulated subsidiaries. Industries also provides utility-related services through these and other subsidiaries, such as installing, repairing and maintaining underground pipelines, and locating and marking utility lines. In addition, Industries has a number of wholly-owned non-regulated subsidiaries that provide energy and utility services, such as energy marketing and trading, power generation, and gas transmission, supply and storage. In addition, pursuant to a definitive merger agreement entered into on December 18, 1997, Industries has agreed to acquire Bay State Gas Company ("Bay State"), which provides natural gas distribution service in Massachusetts, New Hampshire and Maine. Industries was incorporated under the laws of Indiana in 1987. Its principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, and its telephone number is (219) 853-5200.

Capital Markets

  NIPSCO Capital Markets, Inc. is a wholly-owned subsidiary of Industries that engages in financing activities to generate funds for Industries and for certain of its subsidiaries. Capital Markets was incorporated under the laws of Indiana in 1989. Its offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

The Trust

  NIPSCO Capital Trust I is a business trust that was created in December 1998 under the laws of the State of Delaware. Capital Markets is the sponsor of the Trust and owns all of the common securities of the Trust. The Trust is managed by five trustees. Capital Markets may dissolve the Trust at any time. The Trust's address is in care of Capital Markets, 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                 The Securities

  The securities that may be sold pursuant to this Prospectus are: Industries' Common Shares and Stock Purchase Contracts relating to Industries' Common Shares; the Trust's Preferred Securities (which will be guaranteed by Capital Markets); Stock Purchase Units (consisting of Stock Purchase Contracts and Preferred

Securities); and Capital Markets' Debentures and Medium-Term Notes, each of which is described briefly below. In addition, any securities issued by Capital Markets will be entitled to the benefit of a Support Agreement with Industries. The aggregate initial offering price of all of the securities to be sold will not exceed $850 million. At the time any of these securities are offered, a Prospectus Supplement will be distributed that will describe in more detail the specific terms and price of the securities being sold and whether those securities will be sold to or through underwriters or by another means of distribution.

Stock Purchase Contracts and Common Shares

  Industries may offer stock purchase contracts ("Stock Purchase Contracts") for the purchase of its common shares, without par value (the "Common Shares"). The Common Shares are listed on the New York Stock Exchange (the "NYSE"), the Chicago Stock Exchange (the "CSE") and the Pacific Exchange (the "PE") under the ticker symbol "NI." The price and terms of the Stock Purchase Contracts will be determined at the time or times of offering. If Industries offers its Stock Purchase Contracts, a Prospectus Supplement will provide information about the terms of the offering, including the number of Common Shares to be sold, the purchase price of the Common Shares, the date or dates on which the Common Shares will be purchased and any amounts that Industries may be required to pay to the holders of the Stock Purchase Contracts.

Preferred Securities

  The Trust may offer its preferred securities (the "Preferred Securities"), each of which will represent an undivided beneficial ownership interest in the assets of the Trust. The price and terms of the Preferred Securities will be determined at the time of offering. If the Trust offers its Preferred Securities, a Prospectus Supplement will provide information about the terms of the offering, including the specific title of the Preferred Securities, the aggregate number of Preferred Securities to be sold, the stated liquidation amount and information regarding the rights of holders of Preferred Securities to receive cumulative cash distributions. This will include information regarding the rate of payment, whether distributions can be extended or deferred, and whether the Preferred Securities can be redeemed. Payments with respect to the Preferred Securities will be fully and unconditionally guaranteed by Capital Markets to the extent described in the Prospectus Supplement.

  In connection with any sale of the Preferred Securities, the Trust will sell common securities (the "Common Securities") to Capital Markets, each of which will represent an undivided beneficial ownership interest in the assets of the Trust. The Trust expects to use the proceeds from the sale of any Preferred Securities and Common Securities (collectively, the "Trust Securities") to purchase Debentures from Capital Markets. The Debentures may give Capital Markets the right to defer payments of interest on the Debentures. If Capital Markets decides to defer interest payments on the Debentures, then any distributions on the Preferred Securities would be similarly deferred. At any time interest payments are being deferred, neither Capital Markets nor Industries would be able to declare or pay any cash distributions with respect to their respective capital stock or any debt securities ranking junior to the Debentures. Holders of Preferred Securities would not lose their cash distributions; rather, interest would continue to accrue on the Debentures, and, as a result, distributions would continue to accumulate on the Preferred Securities until paid. The Prospectus Supplement will provide more detailed information about Capital Markets' right to defer interest payments on the Debentures and the impact of deferral upon the holders of Preferred Securities.

Stock Purchase Units

  Industries may offer stock purchase units ("Stock Purchase Units"), each of which will consist of (i) a Stock Purchase Contract and (ii) a Preferred Security or a U.S. Treasury security. The Preferred Security or the U.S. Treasury security will be pledged as collateral to secure the holder's obligation to purchase Common

Shares under the Stock Purchase Contract. If Industries offers Stock Purchase Units, a Prospectus Supplement will provide information about the terms of the offering, including the specific terms of the Stock Purchase Contracts and information about the security or obligation that will secure the holder's obligation to purchase Common Shares.

Debentures

  Capital Markets may offer and sell to the Trust a series of debentures (the "Debentures"), which the Trust would purchase with the proceeds from the sale of its Preferred Securities to the public and the sale of its Common Securities to Capital Markets. The Debentures would be the sole assets of the Trust. If Capital Markets sells Debentures to the Trust, a Prospectus Supplement will provide specific information about the Debentures, including their specific designation, aggregate principal amount, denominations, date of maturity, interest rate (which may be fixed or variable), the dates upon which interest will be paid and whether payments of interest may be deferred. The Prospectus Supplement also will indicate whether the Debentures are redeemable or convertible or exchangeable into other securities, and whether the Debentures contain any sinking fund provisions or any other special terms.

  As described above under "Preferred Securities," the Debentures may give Capital Markets the right to defer payments of interest on the Debentures. If so, the Prospectus Supplement will provide more detailed information about this right.

Medium-Term Notes

  Capital Markets may offer any series of medium-term notes (the "Medium-Term Notes" or "Notes") that will be due nine months or more from the date of issuance. The Medium-Term Notes may bear interest at fixed rates or floating rates based upon the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any formula using these rates. If Capital Markets offers Medium-Term Notes, a Prospectus Supplement will provide specific information about the Medium-Term Notes, such as their maturity date and interest rate, including whether the notes will be regular floating rate notes, floating rate/fixed rate notes or inverse floating rate notes, and which market rate will serve as the reference for determining the interest rate.

                             AVAILABLE INFORMATION

  Industries files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0030. The Commission also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding Industries. The address of the Commission's Web site is http://www.sec.gov. Information about Industries is also available at http://www.nipsco.com; that information, however, is not a part of this Prospectus except to the extent it is specifically incorporated by reference in this Prospectus.

  Industries, Capital Markets and the Trust together have filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about Industries, Capital Markets, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected at the Commission's Public Reference Room or through the Commission's Web site.

  In a letter dated September 25, 1992, the staff of the Commission informed Industries and Capital Markets that it would not recommend enforcement action to the Commission if Capital Markets did not file periodic reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subject to Industries' compliance with the conditions set forth in the letter. In reliance upon that letter, Capital Markets has not filed, and does not intend to file, any documents under the Exchange Act. Furthermore, Capital Markets does not intend to issue any periodic or other reports to holders of any securities to be issued by Capital Markets. The Commission's staff also has advised Capital Markets that Capital Markets does not need to include its financial information in any registration statement on Form S-3 filed by Capital Markets and Industries with respect to debt securities subject to the Support Agreement.

  This Prospectus does not include any separate financial statements of the Trust. Capital Markets and the Trust do not consider that those financial statements would be material to the holders of the Preferred Securities because the Trust is a special purpose entity, with no operating history or independent operations, that is not engaged in and does not propose to engage in any activity other than holding, as trust assets, the Debentures of Capital Markets and issuing its Trust Securities as described below. Furthermore, taken together, Capital Markets' obligations under the Debentures, the related Indenture, the Trust's Amended and Restated Declaration of Trust and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment with respect to the Trust Securities. For this reason, Capital Markets does not expect that the Trust will file reports with the Commission pursuant to the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Industries and Bay State with the Commission pursuant to the Exchange Act are incorporated by reference and made a part of this Prospectus:

  (a) Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

  (b) Industries' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

  (c) The description of Industries' Common Shares and associated preferred share purchase rights, contained in Industries' registration statement on Form 8-B filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description;

  (d) Bay State's Annual Report on Form 10-K for the year ended September 30, 1998;

  (e) Bay State's Current Reports on Form 8-K dated December 30, 1997 and November 25, 1998; and

  (f) All documents filed by Industries with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus.

  Any statement contained in this Prospectus, or in a document filed after the date of this Prospectus that becomes incorporated by reference in this Prospectus, that modifies or supersedes any statement contained in a document that is presently incorporated by reference in this Prospectus, will be considered to be, for the purposes of this Prospectus, to be so modified or superseded. Any statement that is considered to be modified or superseded only will be considered to be a part of this Prospectus in its modified or superseded form.

  Each person who receives a copy of this Prospectus has the right to receive, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. Industries will provide any copies without charge. If you would like any copies, please call or write to Nina M. Rausch, Secretary, NIPSCO Industries, Inc., 5265 Hohman Avenue, Hammond, Indiana 46320, (219) 853-5200.

                          FORWARD LOOKING INFORMATION

  Certain of the matters discussed in this Prospectus or in any accompanying Prospectus Supplement and in the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the securities laws. Forward-looking statements include terms such as "may," "will," "expect," "believe," "plan" and other similar terms. Industries, Capital Markets and the Trust each cautions that, while each of them believes those statements to be based on reasonable assumptions and makes those statements in good faith, there can be no assurance that the actual results will not differ materially from such assumptions or that the expectations set forth in the forward-looking statements derived from such assumptions will be realized. Investors should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to: the weather; the federal and state regulatory environment; year 2000 issues; the economic climate; regional, commercial, industrial and residential growth in the service territories served by Industries' subsidiaries; customers' usage patterns and preferences; the speed and degree to which competition enters the utility industry; changing conditions in the capital and equity markets; and other uncertainties, all of which are difficult to predict, and many of which are beyond the control of Industries, Capital Markets and the Trust.

                                   INDUSTRIES

  NIPSCO Industries, Inc. is an energy and utility-based holding company that provides electric energy, natural gas and water for residential, commercial and industrial uses in Indiana and Ohio through its seven wholly-owned regulated subsidiaries. These subsidiaries are Crossroads Pipeline Company, Harbour Water Corporation, Indianapolis Water Company, Kokomo Gas and Fuel Company, Liberty Water Company, Northern Indiana Fuel and Light Company, Inc. and Northern Indiana Public Service Company. In addition, Industries owns a number of non-utility subsidiaries, including IWC Resources Corporation, Capital Markets, NIPSCO Development Company, Inc., NI Energy Services, Inc. and Primary Energy, Inc.

  Northern Indiana Public Service Company ("Northern Indiana"), Industries' largest and dominant subsidiary, is a public utility operating company that supplies electricity and natural gas to the public. Northern Indiana operates in 30 counties in northern Indiana, serving an area of about 12,000 square miles with a population of approximately 2.2 million. At September 30, 1998, Northern Indiana was supplying natural gas to approximately 659,725 customers and electricity to approximately 418,754 customers. Kokomo Gas and Fuel Company ("Kokomo Gas") and Northern Indiana Fuel and Light Company, Inc. ("NIFL") are public utility operating companies that supply natural gas to the public. Kokomo Gas operates in the City of Kokomo, Indiana and the surrounding six counties, while NIFL operates in five counties in the northeast corner of Indiana. At September 30, 1998, Kokomo Gas was serving approximately 33,138 customers in its service territory, and NIFL was serving approximately 33,656 customers in its service territory. Both of the Kokomo Gas and NIFL service territories are contiguous to Northern Indiana's service territory. Crossroads Pipeline Company is an interstate natural gas pipeline. Capital Markets handles financing for ventures of Industries and its subsidiaries (excluding Northern Indiana). NIPSCO Development Company makes various investments, including real estate and venture capital investments. NI Energy Services, Inc. coordinates the energy-related diversification ventures of Industries. Primary Energy, Inc. arranges energy-related projects with large industrial customers.

  IWC Resources Corporation ("IWCR") is a holding company that owns and operates eight subsidiaries, including three regulated water utility companies, Indianapolis Water Company, Harbour Water Corporation and Liberty Water Company. These water companies supply water for residential, commercial and industrial uses, and fire protection service in Indianapolis, Indiana and the surrounding areas. Together, these water companies serve a territory covering over 300 square miles in central Indiana. At September 30, 1998, these companies were providing service to approximately 246,080 customers.

  In addition to its water utility companies, IWCR has five other wholly-owned subsidiaries. These subsidiaries are SM&P Utility Resources, Inc., Miller Pipeline Corporation, Waterway Holdings, Inc., Utility Data Corporation and IWC Services, Inc. SM&P Utility Resources, Inc. performs underground utility locating and marking services in Indiana and other states. Miller Pipeline Corporation ("MPC") installs underground pipelines for natural gas utilities. In addition, MPC sells products and services related to infrastructure preservation and replacement. IWCR, principally through Waterway Holdings, Inc., owns real estate that it expects to sell or develop in the future. Utility Data Corporation provides customer relations, customer billing and other data processing services for IWCR's water companies and for other water and sewer utilities. IWC Services, Inc. provides laboratory water testing services, principally for water utilities. Through IWC Services, Inc., IWCR is the majority (52%) partner in the White River Environmental Partnership, which entered into a 10-year contract, effective January 1998, to operate and maintain two advanced wastewater treatment facilities, as well as a collection system, for the city of Indianapolis, Indiana. White River Environmental Partnership actively is seeking new markets and opportunities for contract management services pursuant to expanded governmental privatization efforts.

  On December 18, 1997, Industries entered into a definitive merger agreement with Bay State Gas Company ("Bay State"), under which Industries will acquire all of the common stock of Bay State in a transaction valued at approximately $551 million. Bay State, one of the largest natural gas utilities in New England, provides natural gas distribution service to more than 300,000 customers in Massachusetts, New Hampshire and Maine. The merger is expected to be completed in early 1999.

  Industries was incorporated in 1987 under the laws of the State of Indiana. Industries' principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                CAPITAL MARKETS

  NIPSCO Capital Markets, Inc. is a wholly-owned subsidiary of Industries that engages in financing activities to generate funds for the business operations of Industries and its wholly-owned subsidiaries (excluding Northern Indiana).

  On April 4, 1989, Capital Markets and Industries entered into a Support Agreement, which subsequently was amended as of May 15, 1989, December 10, 1990, and February 14, 1991 (as so amended, the "Support Agreement"). Under the Support Agreement, Industries has agreed, among other things, to ensure the timely payment of principal and interest owed on any debt securities issued by Capital Markets, including any premium payments, with the limitation that no holder of such debt securities will have recourse to or against the stock or assets of Northern Indiana, or against any interest of Industries or Capital Markets therein. See "Description of the Support Agreement."

  On March 27, 1991, the Commission issued an order pursuant to Section 6(c) of the Investment Company Act of 1940 (the "Investment Company Act") granting an exemption to Capital Markets from all of the provisions of the Investment Company Act, subject to Capital Markets' compliance with the conditions set forth therein.

  Capital Markets was incorporated in 1989 under the laws of the State of Indiana. Capital Markets' principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                                   THE TRUST

  NIPSCO Capital Trust I is a statutory business trust that was created in December 1998 under the Delaware Business Trust Act (the "Trust Act"). The Trust currently is governed by (i) a declaration of trust dated as of December 17, 1998, that was executed by Capital Markets, as sponsor of the Trust, and by certain trustees of the Trust and (ii) a certificate of trust dated as of December 17, 1998 filed with the Secretary of State of the State of Delaware. Prior to the issuance of the Preferred Securities, the declaration of trust will be amended and restated in its entirety (as so restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement.

  At such time as the Trust issues and sells the Preferred Securities, Capital Markets will purchase the Common Securities in an aggregate liquidation amount equal to at least three percent of the total capital of the Trust. The Common Securities will constitute all of the common securities of the Trust. Upon the sale and issuance of the Trust Securities, the Trust will use all of the proceeds to purchase the Debentures. The Trust exists for the exclusive purposes of (i) selling and issuing the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust, (ii) using the proceeds from such sale and issuance to purchase the Debentures and (iii) except as otherwise limited in the Declaration, engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven years but may be dissolved earlier as provided in the Declaration.

  The Trust's business and affairs will be conducted initially by five trustees (the "Trustees") appointed by Capital Markets, as sole holder of the Common Securities. Three of the Trustees (the "Regular Trustees") are employees, officers or persons affiliated with Capital Markets. Pursuant to the Declaration, the fourth Trustee is The Chase Manhattan Bank, a financial institution that is unaffiliated with Capital Markets, which serves as institutional trustee under the Declaration (the "Property Trustee") and as indenture trustee for the purposes of complying with the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The fifth Trustee is Chase Manhattan Bank Delaware, who will serve as trustee in the State of Delaware (the "Delaware Trustee") for the purpose of complying with the provisions of Trust Act. The Chase Manhattan Bank also will act as trustee (the "Guarantee Trustee") under the Capital Markets' guarantee of the Trust Securities for the purposes of complying with the Trust Indenture Act. See "Description of the Guarantee" and "Description of the Preferred Securities-- Voting Rights; Amendment of Declaration."

  The Property Trustee will own and hold legal title to the Debentures for the benefit of the Trust and the holders of the Trust Securities. The Property Trustee will have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture. In addition, the Property Trustee will establish and maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will use funds from the Property Account to make distribution payments and any payments on liquidation, redemption or otherwise to the holders of the Trust Securities.

  Capital Markets, as holder of all of the Trust's outstanding Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees, provided that the Trust always will have at least three Trustees. Furthermore, Capital Markets, as issuer of the Debentures, will pay all fees and expenses related to the Trust's ongoing affairs and operations (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes)), including the offering of the Trust Securities. Capital Markets, as issuer of the Debentures, also will be responsible for all of the Trust's obligations (other than with respect to the Trust Securities). See "Description of the Debentures--Payment of Fees and Expenses."

  The rights of the holders of the Preferred Securities, including any economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

  The Delaware Trustee's offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Trust's principal place of business is in care of Capital Markets, 801 East 86th Avenue, Merrillville, Indiana 46410. Its telephone number is (219) 853-5200.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of Industries for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the twelve months ended September 30, 1998. For the purpose of calculating this ratio, "earnings" consist of income from continuing operations before income taxes plus fixed charges, and "fixed charges" consist of interest on all indebtedness, amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor, and preferred stock dividend requirements of consolidated subsidiaries.

                         Year Ended December 31,    Twelve Months
                         ------------------------       Ended
                         1993 1994 1995 1996 1997 Sept. 30, 1998(1)
                         ---- ---- ---- ---- ---- -----------------
Ratio of Earnings to
 Fixed Charges.......... 3.00 3.14 3.28 3.21 3.10       2.90

--------
(1) Results for the twelve months ended September 30, 1998 are not necessarily indicative of results for the fiscal year ended December 31, 1998.

                                USE OF PROCEEDS

  Except as may be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of any securities offered by Capital Markets will be advanced to Industries and, together with the net proceeds from the sale of any securities offered by Industries, will be used by Industries (i) to pay the cash portion of the consideration payable in Industries' acquisition of Bay State and (ii) to repay short-term indebtedness incurred to purchase Common Shares in anticipation of the acquisition of Bay State. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Information about any short-term indebtedness to be repaid, or any specific allocations of proceeds to a particular purpose that have been made at the date of any Prospectus Supplement, will be described in the Prospectus Supplement.

  The Trust will use all of the proceeds received from the sale of its Trust Securities to purchase the Debentures from Capital Markets. Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds to Capital Markets from the sale of the Debentures will be advanced to Industries and used by Industries for the purposes described in the preceding paragraph.

                         DESCRIPTION OF THE DEBENTURES

  The following description sets forth certain general terms and provisions of the Debentures to which any Prospectus Supplement may relate. The particular terms and provisions of the Debentures offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The Debentures will be issued under an indenture dated as of February 14, 1997 (the "Indenture"), among Capital Markets, Industries and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), which acts as indenture trustee for the purposes of the Trust Indenture Act. The following summaries of certain terms and provisions of the Debentures and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Indenture and the form of Debenture that are or will be filed as exhibits to the Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Indenture. Certain material United States federal income tax consequences applicable to the offering of the Debentures will be described in the applicable Prospectus Supplement.

General

  The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Capital Markets, whether under the Indenture or any other indenture that Capital Markets may enter into in the future or otherwise.

  The applicable Prospectus Supplement will describe the following terms of the series of Debentures being offered:

    (i) the title of the Debentures;

    (ii) any limit upon the aggregate principal amount of the Debentures;

    (iii) the date or dates on which the principal of the Debentures is payable, or the method of determination thereof;

    (iv) the rate or rates, if any, at which the Debentures will bear interest (including any reset rates and the method by which any such rates will be determined), the date or dates on which any such interest will be payable and any right of Capital Markets to defer any interest payment;

    (v) the place or places where, subject to the terms of the Indenture as described below, the principal and any premium or interest on the Debentures will be payable ("Place of Payment"), and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," Capital Markets will maintain an office or agency where Debentures may be presented for registration of transfer or exchange, and where notices and demands to or upon Capital Markets in respect of the Debentures and the Indenture may be made;

    (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debentures may be redeemed, in whole or in part, at the option of Capital Markets pursuant to any sinking fund or otherwise;

    (vii) any obligation of Capital Markets to redeem or purchase the Debentures pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debentures will be redeemed or purchased, in whole or in part, pursuant to such obligation;

    (viii) the denominations in which the Debentures will be issuable;

    (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of or any premium or interest on the Debentures will be payable, or in which the Debentures will be denominated;

    (x) if other than the principal amount thereof, the portion of the principal amount of the Debentures that will be payable upon declaration of acceleration of the maturity thereof;

    (xi) any additional events of default or covenants of Capital Markets or Industries pertaining to the Debentures;

    (xii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined;

    (xiii) subject to the terms described below under "--Global Debentures," whether the Debentures will be issued in whole or in part in global form and, in such case, the depositary for such global Debentures;

    (xiv) the appointment of any trustee, registrar, paying agent or agents;

    (xv) the terms and conditions of any obligation or right of Capital Markets or any holder to convert or exchange Debentures into other securities; and

    (xvi) any other terms of the Debentures not inconsistent with the provisions of the Indenture.

Denominations, Registration and Transfer

  Unless otherwise specified in the applicable Prospectus Supplement, the Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

  When the Debentures have been issued, Capital Markets will keep at one of its offices or agencies a register in which, subject to such reasonable regulations as it may prescribe, Capital Markets will provide for the registration and transfer of the Debentures. That office or agency will be appointed the security registrar for the purpose of registering and transferring the Debentures. Capital Markets will appoint the Indenture Trustee as securities registrar under the Indenture.

  The holder of any registered Debenture may exchange the Debenture, at its option, for registered Debentures of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. Such holder may exchange such Debentures by surrendering them at the office or agency of Capital Markets that has been appointed as security registrar for the Debentures. The Debentures may be presented for exchange or for registration of transfer (with the form of transfer endorsed thereon or a satisfactory and duly executed written instrument of transfer), at the office of the securities registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture.

  When a holder of a registered Debenture surrenders such Debenture to be registered for transfer, Capital Markets will execute, and the Indenture Trustee will authenticate and deliver to such holder, in the name of the designated transferee or transferees, one or more new registered Debentures of the same series having the same stated maturity date and original issue date, in any authorized denominations and of like tenor and aggregate principal amount.

  If any Debentures of any series are redeemed, Capital Markets will not be required to issue, register the transfer of or exchange any such Debentures during the 15 business days immediately preceding the date upon which notice of such redemption is given (which notice will identify the serial numbers of the Debentures being redeemed). Furthermore, if any registered Debentures are selected to be either partially or fully redeemed, then Capital Markets will not be required to issue, register or exchange any such Debentures (except for the unredeemed portion of any Debenture being redeemed in part).

Global Debentures

  Unless otherwise specified in the applicable Prospectus Supplement, the Debentures may be issued in whole or in part in global form ("Global Debentures") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Debentures may be issued only in fully registered form and in either temporary or permanent form. A Global Debenture will be exchangeable for Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies Capital Markets that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary will have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary will have been appointed, (iii) Capital Markets, in its sole discretion, determines that such Global Debenture will be so exchangeable or (iv) there will have occurred an event of default with respect to the Debentures (an "Indenture Event of Default") with respect to such Debentures. Any Global Debenture that is exchangeable pursuant to the preceding sentence will be exchangeable for Debentures registered in such names as the depositary will direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Debenture.

  Unless and until a Global Debenture is exchanged in whole or in part for the individual Debentures represented thereby, the depositary holding such Global Debenture may transfer such Global Debenture only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable Prospectus Supplement for the Debentures, the depositary for the Global Debentures will be The Depository Trust Company. See "Book-Entry Issuance." The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in Global Debentures.

  The specific terms of the depositary arrangement for the Debentures will be described in the applicable Prospectus Supplement. Capital Markets anticipates that the description of the depositary set forth below under "Book-Entry Issuance" generally will apply to any depositary arrangements. Capital Markets expects that the applicable depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debenture, immediately will credit the accounts of its participants ("Participants") with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such Global Debenture as shown on the records of the depositary or its nominee. Capital Markets also expects that payments by Participants to owners of beneficial interests in a Global Debenture held through such Participants ("Beneficial Owners") will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the applicable depositary is unwilling, unable or ineligible to continue as depositary for the Debentures, Capital Markets will appoint a successor depositary with respect to the Debentures. If a successor depositary is not appointed by Capital Markets within 90 days after Capital Markets receives such notice or becomes aware of such ineligibility, Capital Markets will issue individual Debentures of such series in exchange for the Global Debenture representing such individual Debentures. In addition, unless otherwise specified in the applicable Prospectus Supplement, Capital Markets may determine at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, to have the Debentures no longer represented by one or more Global Debentures. In such event, Capital Markets will issue individual Debentures of such series in exchange for such Global Debenture or Global Debentures. Furthermore, if Capital Markets so specifies with respect to the Debentures, a Beneficial Owner may receive, on terms acceptable to Capital Markets, the Indenture Trustee and the depositary, individual Debentures in exchange for such beneficial interests, subject to any limitations described in the applicable Prospectus Supplement. In any such instance, a Beneficial Owner will be entitled to physical delivery of individual Debentures equal in principal amount to such beneficial interest and to have such Debentures registered in such owner's name. Individual Debentures so issued will be issued in denominations of $25 and integral multiples thereof unless otherwise indicated in the applicable Prospectus Supplement or otherwise specified by Capital Markets.

Payment and Paying Agents

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and any premium or interest on the Debentures will be made at the office of the Indenture Trustee or at the office of such paying agent or paying agents as Capital Markets may designate from time to time in the applicable Prospectus Supplement. Capital Markets may at any time designate additional paying agents or rescind the designation of any paying agent.

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on a Debenture will be made to the person or entity in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest"). At its election, Capital Markets may make payment of Defaulted Interest (i) to the persons in whose names the Debentures are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed as provided in the Indenture or
(ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after Capital Markets notifies the Indenture Trustee of the proposed payment, the Indenture Trustee deems such manner of payment to be practicable.

Option to Defer Interest Payments

  If so provided in the applicable Prospectus Supplement, so long as an Indenture Event of Default has not occurred and is not continuing, Capital Markets will have the right, at any time and from time to time during the term of the Debentures, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement. At the end of such Extension Period, Capital Markets will pay all interest accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the Debentures, to the extent permitted by applicable law. During any Extension Period, Capital Markets and Industries may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee).

  Prior to the termination of any Extension Period, Capital Markets may further defer payments of interest by extending the Extension Period; provided that the total duration of any Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Capital Markets may commence a new Extension Period, subject to the terms set forth in this section. No interest will be due and payable during an Extension Period. If the Property Trustee is the sole holder of the Debentures, Capital Markets will give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees will give notice of Capital Markets' selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Debentures, Capital Markets will give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Capital Markets is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures as of the record or payment date of such related interest payment.

Modification of Indenture

  From time to time, Capital Markets, Industries and the Indenture Trustee may modify the Indenture without the consent of any holders of Debentures with respect to certain matters, including:

    (i) to evidence the succession of another corporation to Capital Markets or Industries and the assumption by any such successor of the covenants of Capital Markets or Industries in the Indenture and the Debentures;

    (ii) to add to the covenants of Capital Markets and Industries for the benefit of the holders of the Debentures, or to surrender any right or power therein conferred upon Capital Markets or Industries;

    (iii) to cure any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision of the Indenture, provided that such action will not adversely affect the interests of the holders of the Debentures in any material respect;

    (iv) to conform the Indenture to any amendment of the Trust Indenture
  Act;

    (v) to add any additional events of default;

    (vi) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series prior to the execution of such modification that is entitled to the benefit of such provision;

    (vii) to secure the Debentures;

    (viii) to establish the form or terms of securities of any series and any related coupons as permitted by the Indenture;

    (ix) to effect the assumption by Industries or one of its subsidiaries of the obligations of Capital Markets under the Indenture; or

    (x) to evidence or provide for the acceptance of appointment of a successor trustee with respect to the securities of one or more series, to contain such provisions necessary to confirm that all the rights, powers, trusts and duties that the predecessor trustee is not retiring will continue to be vested in the predecessor trustee, and to add to or change any Indenture provisions necessary to provide for or facilitate the administration of the trusts by more than one trustee.

  In addition, Capital Markets, Industries and the Indenture Trustee may modify certain rights, covenants and obligations of Capital Markets and the rights of holders of the Debentures under the Indenture with the written consent of the holders of at least a majority in aggregate principal amount of Debentures. However, unless each affected holder of Debentures consents, Capital Markets, Industries and the Indenture Trustee may not extend the maturity of the Debentures, reduce the interest rate or extend the time for payment of interest, change the optional redemption or repurchase provisions in a manner adverse to any holder of Debentures, otherwise modify the terms of payment of the principal of, or interest on, the Debentures or reduce the percentage required for modification.

Indenture Events of Default

  Any one or more of the following events that has occurred and is continuing constitutes an Indenture Event of Default with respect to the Debentures (whatever the reason for such Indenture Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest on any Debenture for a period of 30 days after such interest becomes due and payable (subject to a valid deferral of interest payments during an Extension Period);

    (ii) failure to pay the principal of (or premium, if any, on) the Debentures for a period of three Business Days after such principal (or premium) becomes due, whether at maturity, upon redemption, by declaration or otherwise;

    (iii) failure to deposit any sinking fund payment for a period of three Business Days after such deposit becomes due (if applicable to the Debentures);

    (iv) failure to observe or perform any other covenant or warranty under the Indenture or the Support Agreement (other than a covenant or warranty included in or pursuant to the Indenture solely for the benefit of one or more series of debt securities other than the Debentures) for a period of 60 days after written notice has been given, by registered or certified mail, to Capital Markets and Industries by the Indenture Trustee, or to Capital Markets, Industries and the Indenture Trustee by the holders of at least 25% in principal amount of the Debentures;

    (v) failure to pay in excess of $5,000,000 of the principal or interest of indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by Capital Markets (including a default with respect to debt securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Capital Markets, whether such indebtedness now exists or shall hereafter be created, when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount in excess of $5 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 90 days after there shall have been given, by registered or certified mail, to Capital Markets by the Indenture Trustee or to Capital Markets and the Indenture Trustee by the holders of at least 25% in principal amount of the Debentures;

    (vi) certain events in bankruptcy, insolvency or reorganization of Capital Markets, Industries or Northern Indiana; and

    (vii) any other Indenture Event of Default with respect to the Debentures.

  The holders of not less than a majority in outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the Debentures may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Debentures that has become due solely by such acceleration) has been cured and there has been deposited with the Indenture Trustee a sum sufficient to pay all overdue interest and all installments of principal due otherwise than by acceleration, interest upon overdue interest at the rates prescribed in the Debentures (to the extent lawful), and all sums paid or advanced by the Indenture Trustee.

  The holders of not less than a majority in outstanding principal amount of the Debentures affected thereby may waive, on behalf of the holders of all of the Debentures, any past default under the Indenture except for a default (i) in the payment of the principal of or interest on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debenture affected thereby.

  In the event an Indenture Event of Default occurs and is continuing as to the Debentures at any time they are held by the Trust, the Property Trustee will have the right to declare the principal of and the interest on such Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures. The holders of the Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Debentures. See "Description of the Preferred Securities--Voting Rights; Amendment of Declaration." If the Property Trustee fails to enforce its rights under the Debentures after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against Capital Markets to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against Capital Markets (a "Direct Action") to enforce payment to such holder of the principal or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that neither Capital Markets nor Industries may consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person unless (i) the corporation formed by any such consolidation or continuing in such merger, or the person that acquires by conveyance or transfer, or that leases, its properties and assets substantially as an entirety will be a corporation organized and existing under the laws of any domestic jurisdiction and will expressly assume, in the case of Capital Markets, its obligations under the Debentures and the Indenture and, in the case of Industries, its obligations under the Indenture and the Support Agreement, (ii) immediately after giving effect to such transaction, no Indenture Event of Default, and no event that, after notice or lapse of time, would become an Indenture Event of Default, will have happened and be continuing and (iii) Capital Markets or Industries will have delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

  Capital Markets covenants and agrees that if, upon any consolidation or merger of Capital Markets with or into any other corporation, or upon any consolidation or merger of any other corporation with or into Capital Markets, or upon any sale or conveyance of all or substantially all of the property and assets of Capital Markets to any other corporation, any property of Capital Markets or any subsidiary or any indebtedness issued by any subsidiary owned by Capital Markets or by any subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or other encumbrance not permitted by the Indenture, Capital Markets, prior to or concurrently with such consolidation, merger, sale or conveyance, will by indenture supplemental hereto effectively secure the securities then outstanding (equally and ratably with (or prior to) any other indebtedness of or guaranteed by Capital Markets or such subsidiary then entitled thereto) by a direct lien on such property of Capital Markets or any subsidiary or such indebtedness issued by a subsidiary, prior to all liens other than any theretofore existing thereon.

Satisfaction and Discharge

  The Indenture provides that when all Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense of, Capital Markets, and Capital Markets deposits or causes to be deposited with the Indenture Trustee, as trust funds in trust dedicated solely for such purpose, an amount in the currency or currencies in which the

Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Capital Markets' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Capital Markets will be deemed to have satisfied and discharged the Indenture. At the expense of Capital Markets, the Indenture Trustee will execute proper instruments acknowledging such satisfaction and discharge.

Redemption

  Unless otherwise indicated in the applicable Prospectus Supplement, the Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, Capital Markets may redeem, at its option, the Debentures in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption. If the Debentures are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, then the applicable Prospectus Supplement will specify such date or describe such conditions.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Unless Capital Markets defaults in the payment of the redemption price, interest will cease to accrue on such Debentures or portions thereof called for redemption on and after the redemption date.

Governing Law

  The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Payment of Fees and Expenses

  Capital Markets will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Regular Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

Information Concerning the Indenture Trustee

  The Indenture Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee has no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of a Debenture, unless the Indenture Trustee is offered reasonable security or indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee reasonably believes that repayment of funds or adequate indemnity is not reasonably assured to it.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Preferred Securities offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The Regular Trustees, on behalf of the Trust and pursuant to the Declaration, will issue one class of Preferred Securities and one class of Common Securities. The Trust Securities will represent undivided beneficial ownership interests in the assets of the Trust. The following summaries of certain terms of the Preferred Securities and certain provisions of the Declaration do not purport to be complete, and reference is hereby made to the Trust Indenture Act and the copy of the Declaration, including definitions of certain terms used therein, that is filed as an exhibit to the Registration Statement. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Declaration. Certain material United States federal income tax consequences applicable to the offering of the Preferred Securities will be described in the applicable Prospectus Supplement.

General

  Except as described below under "--Subordination of Common Securities," the Preferred Securities will rank on a parity, and payments will be made thereon proportionately, with the Common Securities. The Property Trustee will hold legal title to the Debentures in trust for the benefit of the holders of the Trust Securities. The Guarantee Agreement executed by Capital Markets for the benefit of the holders of the Preferred Securities (the "Guarantee") will be a guarantee with respect to the Preferred Securities but will not guarantee the payment of Distributions or any amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee." Certain material U.S. federal income tax consequences and special considerations applicable to the Preferred Securities will be described in the applicable Prospectus Supplement.

Distributions

  Distributions on each Preferred Security will accumulate and be payable at a rate specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional distributions at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" means cumulative cash distributions that accumulate at the per annum rate specified in the applicable Prospectus Supplement, together with any Additional Amounts unless otherwise stated.

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as are specified in the applicable Prospectus Supplement. If the date on which any Distributions on the Trust Securities are payable (each, a "payment date") is not a Business Day (as defined below), then payment of such Distributions will be made on the next Business Day (without any interest or other payment in respect of any such delay), provided that if such next Business Day falls in the next calendar year, then payment of such Distributions will be made on the Business Day preceding the payment date. Each date on which Distributions are payable is hereinafter referred to as a "Distribution Date." A "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or a day on which the Indenture Trustee, or the principal office of the Property Trustee, is closed for business.

  If provided in the applicable Prospectus Supplement, Capital Markets will have the right under the Indenture to defer payments of interest on the Debentures from time to time by extending the applicable interest payment period for a period or periods that will be specified in the applicable Prospectus Supplement (each, an "Extension Period"). If Capital Markets exercises its right to defer interest payments on the Debentures, then any payments of Distributions on the Preferred Securities also would be deferred. During an Extension Period, interest will continue to accrue on the Debentures (compounded quarterly), and, as a result, Distributions would continue to accumulate at the rate per annum if and as specified in the applicable Prospectus Supplement. During any Extension Period, Capital Markets and Industries may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock or the exchange or conversion of one class or series of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee). Prior to the termination of any Extension Period, Capital Markets may further extend the Extension Period, but the total duration of any such Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Once any Extension Period terminates and Capital Markets has paid all amounts then due, Capital Markets may commence a new Extension Period, provided that such Extension Period together with all extensions thereof may not exceed 20 quarters or extend beyond the stated maturity of the Debentures. See "Description of the Debentures--Option to Defer Interest Payments." Once an Extension Period has terminated, any deferred Distributions, including accumulated Additional Amounts, will be paid to those holders of record of the Trust Securities appearing on the books and records of the Trust on the first record date following the termination of such Extension Period.

  It is expected that any revenue available for the payment of Distributions to holders of the Preferred Securities will be limited to payments made to the Trust by Capital Markets under the Debentures. If Capital Markets does not make interest payments on the Debentures, then the Property Trustee will not have any funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Capital Markets as set forth under the Guarantee. See "Description of the Guarantee."

  The Property Trustee will pay Distributions to the holders of the Preferred Securities as such holders appear on the Trust's securities register on the relevant record dates. As long as the Preferred Securities are represented by one or more Global Securities, the relevant record dates will be the close of business on the Business Day next preceding each Distribution Date, unless a different regular record date is established or provided for the corresponding interest payment date on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." If any Preferred Securities are not represented by Global Securities, then the relevant record date for such Preferred Securities will be the fifteenth Business Day prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

Redemption or Exchange

  Mandatory Redemption. Unless otherwise specified in the applicable Prospectus Supplement, if the Debentures held by the Trust are repaid or redeemed in whole or in part, either upon their maturity date or earlier, then the Property Trustee will use the proceeds from such repayment or redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures being repaid or redeemed. The redemption price per Trust Security will be equal to the aggregate stated amount of the Trust Securities being redeemed plus any accumulated and unpaid Distributions thereon to the date of redemption plus the related amount of the premium, if any, paid by Capital Markets upon the concurrent redemption of the Debentures (the "Redemption Price"). In the event of a partial redemption, the Trust Securities will be redeemed among all of the holders of Trust Securities on a pro rata basis. Holders of the Trust Securities will receive at least 30 days but not more than 60 days notice of such redemption.

  Tax Event Redemption. If a Tax Event occurs and is continuing, Capital Markets will have the right to redeem the Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event. In the event a Tax Event has occurred and is continuing and Capital Markets does not elect to redeem the Debentures (thereby causing a mandatory redemption of such Preferred Securities) or to liquidate the Trust (causing the Debentures to be distributed to holders of the Trust Securities in exchange therefor upon liquidation of the Trust as described above), the Preferred Securities will remain outstanding.

  "Tax Event" means the receipt by Capital Markets and the Trust of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date on which the Preferred Securities are issued and sold, there is more than an insubstantial risk that (i) the Trust is, or within 90 days of the date of such opinion will be, subject to the United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by Capital Markets on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Capital Markets, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Distribution of Debentures. Unless otherwise specified in the applicable Prospectus Supplement, Capital Markets will have the right to dissolve the Trust at any time and, after satisfaction of any liabilities to creditors of the Trust as provided by applicable law, to cause the Debentures to be distributed pro rata to the holders of the Trust Securities in liquidation of the Trust.

  After the date fixed for any distribution of Debentures, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) any certificates representing the Preferred Securities will be deemed to represent Debentures in a principal amount equal to the stated liquidation amount of the Preferred Securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or for the Debentures that may be distributed in exchange for Preferred Securities upon dissolution or liquidation of the Trust. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that such investor may receive upon dissolution or liquidation of the Trust, may trade at a discount to the price that such investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

  Any Preferred Securities being redeemed will be redeemed by the Trust at the applicable Redemption Price with the proceeds received by the Trust from the contemporaneous redemption of the Debentures by Capital Markets. Redemptions of Preferred Securities will be made and the applicable Redemption Price will be payable only to the extent that the Trust has funds on hand available for the payment of such Redemption Price.

  If the Trust notifies the holders of the Preferred Securities of a redemption and if the Preferred Securities to be redeemed are issued in global form, then on the applicable redemption date, the Property Trustee will deposit irrevocably with the depositary for the Preferred Securities funds sufficient to pay the applicable redemption price, to the extent funds are available. In addition, the Property Trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the beneficial owners of the Preferred Securities. If the Preferred Securities are not issued in global form, then the Property Trustee will pay the applicable Redemption Price to the holders of the Preferred Securities by check mailed to their respective addresses appearing on the register of the Trust on the redemption date. In addition, the Property Trustee will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to a redemption date for the Preferred Securities will be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If a notice of redemption has been given and funds have been deposited as required, then upon the date of such deposit, all of the rights of the holders of the Preferred Securities to be redeemed will cease, except for the right of such holders to receive the Redemption Price (without interest thereon), and the Preferred Securities will cease to be outstanding. If the redemption date is not a Business Day, then payment of the applicable Redemption Price will be made on the next Business Day (and without any interest or other payment in respect of any such delay). If, however, the next Business Day falls in the next calendar year, then payment of the Redemption Price will be made on the Business Day preceding the redemption date.

  If any payments for the redemption of any Preferred Securities are improperly withheld or refused and not paid either by the Trust or by Capital Markets pursuant to the Guarantee, then Distributions on the Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust until the date upon which such redemption payments actually are paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable redemption price.

  Subject to the Declaration and applicable law (including, without limitation, U.S. federal securities laws), Capital Markets or its subsidiaries may purchase at any time and from time to time outstanding Preferred Securities by tender, in the open market or by private agreement.

  Any notice of the redemption of Trust Securities or the distribution of Debentures in exchange for Trust Securities will be mailed to each holder of Preferred Securities being so redeemed at least 30 days but not more than 60 days before the applicable redemption date, at such holder's registered address. Unless Capital Markets defaults in the payment of the redemption price on the Debentures, interest will cease to accrue on the Debentures or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption on and after the redemption date.

Subordination of Common Securities

  The payment of Distributions on, and any payment upon redemption of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on their respective liquidation amounts. If, however, an Indenture Event of Default (which constitutes a "Trust Enforcement Event" under the Declaration) has occurred and continues on any Distribution Date or redemption date, then the amounts payable on such date will not be made on any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of any Common Securities will be made until all accumulated and unpaid Distributions or redemption payments, as the case may be, on all of the outstanding Preferred Securities for which Distributions are to be paid or that have been called for redemption, as the case may be, are fully paid. See "Description of Debentures--Indenture Events of Default." All funds available to the Property Trustee first will be applied to the payment in full in cash of all Distributions on, or the redemption price of, the Preferred Securities then due and payable. The Trust will not issue any securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

  In the event that a Trust Enforcement Event has occurred and is continuing with respect to the Preferred Securities, then Capital Markets, as sole holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Trust Enforcement Event until the effect of such Trust Enforcement Event with respect to the Preferred Securities has been cured, waived or otherwise eliminated. Until such Trust Enforcement Event has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of Capital Markets, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf. See "--Trust Enforcement Events; Notice."

Dissolution of the Trust and Distributions upon Dissolution

  Unless otherwise specified in the applicable Prospectus Supplement pursuant to the Declaration, the Trust will automatically dissolve upon the expiration of its term or, if earlier, shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Capital Markets or Industries; (ii) the written direction to the Property Trustee from Capital Markets at any time to dissolve the Trust and to distribute the Debentures in exchange for the Trust Securities; (iii) redemption of all of the Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in exchange therefor Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event the holders of the Trust Securities will be entitled to receive out of the assets of the Trust distributions in cash or other immediately available funds to the extent such funds are available for distribution after satisfaction of the Trust's liabilities to any creditors (the "Liquidation Distributions"). The amount of each Liquidation Distribution will be equal to the aggregate of the stated liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment. If, however, Debentures are to be distributed in connection with such Liquidation, then the holders of the Trust Securities will receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Trust Securities.

  If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay the aggregate Liquidation Distribution in full, then the amounts payable directly by the Trust on the Trust Securities will be paid on a pro rata basis. Capital Markets, as sole holder of the Common Securities, will be entitled to receive Liquidation Distributions on a pro rata basis with the Holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, then the Preferred Securities will have a preference over the Common Securities with regard to such Liquidation Distributions.

Trust Enforcement Events; Notice

  Under the Declaration, holders of Trust Securities have certain rights in the event that any Indenture Event of Default has occurred and continues with respect to the Trust Securities issued thereunder. See "Description of Debentures--Indenture Events of Default." If a Trust Enforcement Event has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon dissolution of the Trust, as described above.

  The Property Trustee will transmit by mail, first class postage prepaid, notice of such Trust Enforcement Event to the holders of the Trust Securities within 90 days of the occurrence of the Trust Enforcement Event unless such Trust Enforcement Event has been cured before the giving of such notice. Capital Markets and the Regular Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration as well as any reports that may be required to be filed by them under the Trust Indenture Act.

Removal of Trustees

  Any Trustee may be removed with or without cause at any time by the holder of the Common Securities. The removal of a Property Trustee or a Delaware Trustee, however, will not be effective until a successor Trustee possessing the qualifications to act as a Property Trustee or Delaware Trustee, as the case may be, has accepted its appointment in accordance with the provisions of the Declaration. If an Indenture Event of Default has occurred and continues, the Property Trustee and the Delaware Trustee may be removed by a majority of the stated liquidation amount of the Preferred Securities.

Merger or Consolidation of Trustees

  Any entity into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Declaration, provided that such entity is otherwise qualified and eligible.

Mergers, Consolidations or Amalgamations

  The Trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. At the request of Capital Markets and with the consent of a majority of the Regular Trustees, and without the consent of the holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, the Trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

    (i) if the Trust is not the successor entity, then the successor entity either must (a) expressly assume all of the Trust"s obligations with respect to the Trust Securities or (b) substitute for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as such Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    (ii) Capital Markets must expressly appoint a trustee of a successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures;

    (iii) the Preferred Securities or any Successor Securities must be listed, or upon notification of issuance will be listed, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

    (iv) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

    (v) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect;

    (vi) such successor entity must have a purpose substantially identical to that of the Trust;

    (vii) prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, Capital Markets must have received an opinion of independent counsel to the Trust experienced in such matters to the effect that (a) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (b) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the Trust (or the successor entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes;

    (viii) Capital Markets or any permitted successor or assignee must own all of the Common Securities and must guarantee the obligations of such successor entity under the Successor Securities, at least to the extent provided by the Guarantee; and

    (ix) such successor entity must expressly assume all of the obligations of the Trust.

Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the Trust Securities give their consent, the Trust will not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate with, convert into, amalgamate or merge with or into, or replace it, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes or would cause each holder of Trust Securities not to be treated as owning an undivided beneficial ownership interest in the Debentures.

Voting Rights; Amendment of Declaration

  Except as provided below and under "Description of the Guarantee--Amendments; Assignment" and as otherwise required by the Declaration, the Business Trust Act, the Trust Indenture Act and other applicable law, the holders of the Trust Securities will have no voting rights.

  Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration. This includes the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture, (ii) consent to any amendment or modification of the Indenture or the Debentures where such consent will be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate stated liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest on the Debentures due and payable; and provided further that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Debentures affected thereby, the Property Trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Preferred Securities. The Property Trustee will notify all holders of the Preferred Securities of any notice of any Indenture Event of Default that it has received from Capital Markets. Such notice will state that such Indenture Event of Default also constitutes an Trust Enforcement Event. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will have no obligation to take any of the actions described in clause (i) or (ii) above unless it first has obtained an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Debentures.

  If the consent of the Property Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee will request the direction of the holders of the Trust Securities with respect to such amendment or modification and will vote with respect to such amendment or modification as directed by the holders of a majority in stated liquidation amount of the Trust Securities voting together as a single class; provided that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the

Debentures, the Property Trustee only may give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee will not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action, and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Debentures.

  A waiver of an Indenture Event of Default with respect to the Debentures will constitute a waiver of the corresponding Trust Enforcement Event.

  Any required approval or direction of the holders of the Preferred Securities may be given at a separate meeting of holders of the Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which the holders of the Preferred Securities are entitled to vote to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for the delivery of proxies.

  No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities or distribute the Debentures in accordance with the Declaration and the terms of the Trust Securities.

  Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Capital Markets, the Trustees or any entity directly or indirectly controlled by, or under direct or indirect common control with, Capital Markets or any Trustee will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  Except during the continuance of an Indenture Event of Default, the holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Capital Markets as the holder of all of the Common Securities. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced by the holders of a majority in liquidation amount of the Preferred Securities.

  Generally, the Declaration may be amended without the consent of the holders of the Trust Securities, if such amendment does not have a material adverse effect on certain rights, preferences or privileges of the holders of the Trust Securities. Any amendment, however, that affects the powers, preferences or special rights of the Trust Securities, or results in the dissolution, winding-up or termination of the Trust (other than pursuant to the Declaration), will not be effective unless the holders of at least 66 2/3% of the stated liquidation amount of the Trust Securities have approved such amendment. However, if an amendment affects only the powers, preferences or special rights of Preferred Securities or the Common Securities, then such approval is required only from the holders of the affected class. Further, any amendment that changes the amount or timing of any Distribution or otherwise adversely affects the amount of any Distribution required to be made in respect of the Trust Securities, or any amendment that restricts the rights of a holder of Trust Securities to institute a suit for the enforcement of payment of Distributions, will not be effective unless each holder of Trust Securities has approved such amendment.

Global Preferred Securities

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities may be issued in whole or in part in global form ("Global Preferred Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a Global Preferred Security is exchanged in whole or in part for the individual Preferred Securities represented thereby, the depositary holding such Global Preferred Security may transfer such Global Preferred Security only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary for the Global Preferred Securities will be The Depository Trust Company. See "Book-Entry Issuance." The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in Global Preferred Securities.

  The specific terms of the depositary arrangement for the Preferred Securities will be described in the applicable Prospectus Supplement. Capital Markets anticipates that the description of the depositary set forth below under "Book-Entry Issuance" generally will apply to any depositary arrangements. Capital Markets expects that the applicable depositary or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of the Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such Global Preferred Security as shown on the records of the depositary or its nominee. Capital Markets also expects that payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the Preferred Securities, the Trust will appoint a successor depositary with respect to the Preferred Securities. If a successor depositary is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust's election that the Preferred Securities be represented by one or more Global Securities will no longer be effective, and a Regular Trustee on behalf of the Trust will execute, and the Property Trustee will authenticate and deliver, Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing the Preferred Securities in exchange for such Global Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Preferred Securities represented by one or more Global Preferred Securities, and, in such event, a Regular Trustee on behalf of the Trust will execute and the Property Trustee will authenticate and deliver Preferred Securities in definitive registered form, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing such Preferred Securities, in exchange for such Global Preferred Securities.

Payment and Paying Agency

  Payments in respect of the Preferred Securities will be made to the applicable depositary, which will credit the relevant Participants' accounts on the applicable Distribution dates or, if the Preferred Securities are not held by a depositary, such payments will be made by check mailed to the address of the holder entitled thereto as such address will appear on the Trust's security register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities initially will be the Property Trustee. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the Property Trustee and Capital Markets.

Registrar and Transfer Agent

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of Preferred Securities.

Information Concerning the Property Trustee

  The Property Trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Declaration. The Property Trustee will be under no obligation to exercise any rights or powers vested in it by the Declaration at the request or direction of any holder of Trust Securities, unless such holder provides the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs and expenses and liabilities that might be incurred by it in complying with such request or direction.

Governing Law

  The Declaration and the Preferred Securities will be governed by, construed and interpreted in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

  The following description sets forth certain general terms and provisions of the Guarantee to which any Prospectus Supplement may relate. The particular terms and provisions of the Guarantee and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  Pursuant to and for the purposes of compliance with the Trust Indenture Act, the Guarantee will qualify as an indenture, and The Chase Manhattan Bank will act as trustee under the Guarantee (the "Guarantee Trustee") and hold the Guarantee for the benefit of the holders of the Trust Securities. The following summaries of certain terms and provisions of the Guarantee do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Guarantee (including the definitions therein of certain terms) that is filed as an exhibit to the Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Guarantee.

General

  To the extent set forth in the Guarantee and except to the extent paid by the Trust, Capital Markets will irrevocably and unconditionally agree to pay the holders of the Trust Securities the Guarantee Payments (as defined below), in full, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The payments subject to the Guarantee (the "Guarantee Payments") include:

    (i) any accumulated and unpaid Distributions that are required to be paid on the Trust Securities, to the extent the Trust has funds available therefor;

    (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, with respect to the Trust Securities upon the redemption of the Debentures if a Tax Event occurs or upon maturity of the Debentures, to the extent the Trust has funds available therefor;

    (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the holders in exchange for the Trust Securities, as provided in the Declaration), the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on the Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust.

Capital Markets' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Capital Markets to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  If a Trust Enforcement Event has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments. See "Description of the Preferred Securities--Subordination of Common Securities."

  The Guarantee will apply only to the extent the Trust has funds available to make payments with respect to the Trust Securities. If Capital Markets does not make interest payments on the Debentures owned by the Trust, the Trust will not have funds available to pay Distributions on the Preferred Securities.

  Through the Guarantee, the Debentures and the Indenture, taken together, Capital Markets has fully and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Declaration. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

Status of the Guarantee

  The Guarantee will constitute a guarantee of payment and not of collection. The beneficiaries of the Guarantee may institute a legal proceeding directly against Capital Markets to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Capital Markets

  Capital Markets will covenant that, so long as any Trust Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to Capital Markets, then Capital Markets and Industries may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of Capital Markets' or Industries' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Capital Markets or Industries that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by Capital Markets or Industries of the debt securities of any subsidiary of Capital Markets or Industries if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) purchases or acquisitions of capital stock of Capital Markets or Industries in connection with the satisfaction by Capital Markets or Industries of its obligations under any employee benefit plans or the satisfaction by Capital Markets or Industries of its obligations pursuant to any contract or security outstanding on the date of such event requiring Capital Markets or Industries to purchase capital stock of Capital Markets or Industries, (b) as a result of a reclassification of Capital Markets' or Industries' capital stock for another class or series of Capital Markets' or Industries' capital stock, (c) the purchase of fractional interests in shares of Capital Markets' or Industries' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Capital Markets or Industries, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee).

Amendments; Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of the Trust Securities in any material respect (that do not require the consent of holders), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Trust Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of Capital Markets and will inure to the benefit of the holders of the Trust Securities then outstanding.

Events of Default

  An event of default under the Guarantee will occur upon the failure of Capital Markets to perform any of its payment or other obligations thereunder.

  The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Trust Securities may institute a legal proceeding directly against Capital Markets to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person. Notwithstanding the foregoing, if Capital Markets has failed to make a Guarantee Payment, a holder of Trust Securities may directly institute a proceeding against Capital Markets for enforcement of the Guarantee for such payment.

  Capital Markets, as guarantor, is required to file annually with the Guarantee Trustee a certificate indicating whether or not Capital Markets is in compliance with all of the conditions and obligations applicable to it under the Guarantee.

Termination

  The Guarantee will terminate (i) if a Tax Event occurs or upon maturity of the Debentures, upon full payment of the redemption price of all of the Trust Securities, (ii) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities or (iv) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

Information Concerning the Guarantee Trustee

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, will undertake to perform only those duties specifically set forth in the Guarantee and, after a default that has not been cured or waived, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Guarantee at the request or direction of any holder of the Trust Securities, unless such holder provides the Guarantee Trustee security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred thereby. The foregoing will not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, of its obligation to exercise the rights and powers vested in it by the Guarantee.

Governing Law

  The Guarantee will be governed by, construed and interpreted in accordance with the laws of the State of New York.

  RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURESAND THE GUARANTEE

  To the extent set forth in the Guarantee and to the extent funds are available, Capital Markets will irrevocably guarantee the payment of Distributions and other amounts due on the Trust Securities. See "Description of the Guarantee." If and to the extent Capital Markets does not make payments on the Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Trust Securities. The Guarantee does not cover any payment of Distributions or other amounts due on the Trust Securities unless the Trust has sufficient funds for the payment of such Distributions or other amounts. In such event, a holder of Trust Securities may institute a legal proceeding directly against Capital Markets to enforce payment of such Distributions or other amounts to such holder after the respective due dates. Taken together, Capital Markets' obligations under the Debentures, the Indenture and the Guarantee provide a full and unconditional guarantee of payments of Distributions and other amounts due on the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the Trust's obligations under the Trust Securities.

Sufficiency of Payments

  As long as payments of interest and other amounts are made when due on the Debentures, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Capital Markets, as issuer of the Debentures, will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

  Notwithstanding anything to the contrary in the Indenture, Capital Markets has the right to set-off any payment it is otherwise required to make thereunder against and to the extent it has already made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

  The Declaration provides that if Capital Markets fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the holders of the Preferred Securities may direct the Property Trustee to enforce its rights under the Indenture. See "Description of Preferred Securities-- Voting Rights; Amendment of Declaration." If the Property Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, any holder of record of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Capital Markets to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may institute a Direct Action against Capital Markets for payment.

  If Capital Markets fails to make payments under the Guarantee, a holder of Preferred Securities may institute a proceeding directly against Capital Markets for enforcement of the Guarantee for such payments.

Limited Purpose of Trust

  The Preferred Securities evidence undivided beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities and using the proceeds to purchase

Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from Capital Markets the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions and other payments from the Trust (or from Capital Markets under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions and other payments.

Rights Upon Dissolution

  Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the redemption or repayment of the Debentures, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the Liquidation Distribution in cash. Because Capital Markets is the guarantor under the Guarantee and, as issuer of the Debentures, has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of Trust Securities and a holder of the Debentures relative to other creditors and to shareholders of Capital Markets in the event of liquidation or bankruptcy of Capital Markets would be substantially the same.

                        DESCRIPTION OF THE COMMON SHARES

  The following description sets forth certain general terms and provisions of the Common Shares and certain provisions of the Indiana Business Corporations Law (the "Indiana BCL"). The particular terms and provisions of the Common Shares offered by a Prospectus Supplement and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

  The following summaries of certain terms and provisions of the Common Shares do not purport to be complete and are subject to, and qualified in their entirety by reference to, applicable Indiana law and to the provisions of Industries' Amended and Restated Articles of Incorporation (the "Restated Articles") and its Amended and Restated By-Laws (the "Restated By-Laws"), copies of which have been filed as exhibits to the Registration Statement.

General

  The authorized capital stock of Industries consists of 400,000,000 Common Shares, of which 117,525,257 Common Shares were issued and outstanding as of October 31, 1998, and 20,000,000 preferred shares, without par value, of which no shares are issued and outstanding as of the date of this Prospectus. Two million preferred shares have been designated Series A Junior Participating Preferred Shares and reserved for issuance upon exercise of the preferred share purchase rights issued pursuant to the Share Purchase Rights Plan described below. Subject to the limitations described below and the prior rights of holders of Industries' preferred shares, holders of Common Shares are entitled to receive dividends when and as declared by the Board of Directors of Industries. Holders of Common Shares are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. Holders of Common Shares are not entitled, as a matter of right, to subscribe for, purchase or receive any new or additional issue of Industries' capital stock or securities convertible into capital stock of Industries. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of Industries, the holders of Common Shares will be entitled to receive the remaining assets after payment to the holders of preferred shares of the preferential amounts, if any, to which they are entitled.

  The Common Shares are listed on the NYSE, the CSE and the PE. The transfer agent and registrar for the Common Shares is Harris Trust and Savings Bank.

Limitation on Dividends

  Holders of Common Shares will not receive any dividends on the Common Shares until after Industries has provided for the payment of all preferential dividends on Industries' preferred shares and complied with any requirements to set aside amounts for any sinking fund provisions, redemption provisions or purchase accounts with respect to Industries' preferred shares.

  If Capital Markets exercises its right, if any, to defer payments of interest on the Debentures from time to time by extending the applicable interest payment period and accordingly causes the deferral of payments of Distributions on the Preferred Securities, Industries may not declare, set aside or pay any dividend or distribution on any shares of any class or series of its capital stock, except for dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock. See "Description of the Preferred Securities--Distributions."

Certain Business Combinations and Share Purchases

  Chapters 42 and 43 of the Indiana BCL regulate "control share acquisitions" of securities of, and "business combinations" with, certain Indiana corporations, including, in some instances, Industries.

  Under Chapter 42 of the Indiana BCL, a "control share acquisition" is deemed to occur when a person accumulates beneficial ownership of shares of a corporation subject to the statute that, when added to all other shares of such corporation beneficially owned by the acquiring person, would entitle the acquiring person, upon acquisition of such shares, to vote or direct the voting of shares of the corporation having voting power in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Shares acquired in a control share acquisition have the same voting rights as all other shares of the same class or series of the corporation only to the extent authorized by the affirmative vote of the holders of a majority of all of the shares entitled to vote generally in the election of directors, excluding shares held by the acquiring person, any officer of such corporation or any employee of such corporation who is also a director of the corporation. The acquiring person may cause a special shareholder meeting to be held to consider whether the acquiring person can vote its shares. If no such request for a shareholders' meeting is made, consideration of the voting rights of the acquiring person's shares must be taken up at the next special or annual shareholders' meeting of the corporation. In the event the acquiring person fails to file a statement requesting such a meeting or the remaining shareholders vote not to accord voting rights to the acquiring person's shares, the corporation may redeem all of the acquiring person's shares for fair value. In Indiana such a redemption must be authorized in the corporation's articles or bylaws before a control share acquisition has occurred. The Restated By-Laws authorize such a redemption. If voting rights are accorded to the acquiring person and the acquiring person acquires beneficial ownership of a majority of the shares of the corporation entitled to vote on the election of directors, each shareholder of record who has not voted in favor of according the acquiring person such voting rights may demand payment and an appraisal for his or her stock at fair value. Regardless of the foregoing, full voting rights will be restored to the shares of an acquiring person upon the transfer of beneficial ownership of such shares to another person, unless such transfer itself constitutes a control share acquisition.

  Chapter 43 of the Indiana BCL regulates "business combinations" involving certain Indiana corporations having a class of voting shares registered pursuant to the Exchange Act and an "interested shareholder." An "interested shareholder" is deemed to be, subject to certain limitations: (i) a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or (ii) an affiliate or associate of the corporation who at any time within the five-year period immediately preceding the date of the business combination was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation. A "business combination" includes: a merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets, outstanding stock or earning power of the corporation, to or with an interested shareholder; any transaction resulting in the issuance or transfer to an interested shareholder of any stock of the corporation or its subsidiaries having 5% or more of the aggregate market value of all outstanding shares (except pursuant to the exercise of certain warrants or rights to purchase shares, or pro rata dividends or distributions); any proposal for liquidation or dissolution by the interested shareholder; any transaction involving the corporation or its subsidiaries that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by an interested shareholder; and any receipt by an interested shareholder of the benefit (except proportionately as a shareholder) of loans, guarantees or other financial benefits. The corporation may not engage in any business combination with an interested shareholder for a period of five years following the date such shareholder became an interested shareholder, unless prior to that date the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. Subsequent to the expiration of the five year prohibition, a combination will be allowed only if (i) prior to the interested shareholder's share acquisition date, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) the combination is approved by disinterested shareholders or (iii) shareholders, other than the interested shareholder, receive certain amounts and types of consideration in the event a business combination with the interested shareholder that has not been approved takes place after the expiration of the five-year period.

  A corporation may elect not to be governed by the business combination provisions by amendment to its articles of incorporation. Industries has not adopted such an amendment. The Restated Articles contain provisions similar to those of Chapter 43 of the Indiana BCL. Under the Restated Articles, any business combination that is proposed by an interested shareholder must be approved by 80% of the outstanding voting shares, unless certain fair price and procedural requirements are met, the business combination is approved by Industries' Board before the interested shareholder becomes an interested shareholder, or the business combination is approved by the affirmative vote of the holders of the majority of the outstanding voting shares that are not beneficially owned by the interested shareholder no earlier than five years after such person becomes an interested shareholder.

  The provisions in Chapter 43, the Indiana BCL and the Restated Articles, in effect, encourage a party seeking to control Industries, in advance of the party becoming an interested shareholder, to negotiate and reach an agreement with Industries' Board as to the terms of its proposed business combination. Without such a prior agreement with Industries' Board, it could take over five years for a party who is an interested shareholder to obtain approval of its proposed business combination unless such proposed business combination is approved by the requisite 80% or two-thirds vote or satisfies the fair price and procedural requirements. As a result of these restrictions on business combinations with interested shareholders, takeovers that might be favored by a majority of Industries' shareholders may be impeded or prevented. On the other hand, the negotiation of terms of a takeover transaction in advance is likely to result in more favorable terms for all of the shareholders of Industries than are likely to be offered in takeovers initiated without advance negotiations.

Board of Directors

  The Restated Articles provide that Industries' Board shall consist of ten persons and be divided into three classes serving staggered three-year terms. As a result, approximately one-third of Industries' Board is elected each year. The Restated Articles provide that a director of Industries may only be removed for cause by the directors or shareholders and that vacancies shall be filled by a majority vote of the remaining directors.

  The existence of Industries' staggered Board requires a substantial shareholder to negotiate with the existing Board before attempting a takeover of Industries because, without the cooperation of the existing Board, it could take such a shareholder up to two years to acquire control of the Board. This provision enables Industries' Board, and ultimately its shareholders, to negotiate with potential acquirors from a strong position and protects Industries' shareholders against unfair or unequal treatment that could arise from an unsolicited attempt to acquire the respective companies. On the other hand, the additional time required to obtain control of Industries' Board may discourage takeover bids that a majority of Industries' shareholders might deem desirable.

Shareholder Meetings; Action by Written Consent; Shareholder Proposals

  The Restated By-Laws provide that the Chairman, President or Industries' Board may call a special meeting of shareholders and that the Chairman must call a special meeting of shareholders upon the written request of a majority of Industries' Board or the holders of at least 25% of the outstanding voting stock.

  Under the Indiana BCL, any action required to be taken at meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

  The Restated By-Laws provide that nominations for election to Industries' Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of record who gives notice to Industries prior to the date set forth for such notice in Industries' proxy statement for the preceding annual meeting of shareholders. The notice must contain, for director nominees, the information required pursuant to Regulation 14A of the Exchange Act in regard to such nominees, or for business proposed to be brought before the meeting, a brief description of the business and, in either case, certain information regarding the shareholder making the proposal.

Amendment of Restated Articles

  The Restated Articles provide that the provisions relating to directors, business combinations, indemnification and amendment of the Restated Articles may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares entitled to vote thereon. This requirement of a 75% vote is greater than the general voting requirement under the Indiana BCL and, in effect, could give certain minority shareholders of Industries, including the members of Industries' Board in their capacity as shareholders, a veto power over subsequent changes to provisions relating to directors, business combinations, indemnification and amendment of the Restated Articles, ultimately making it more difficult to amend such provisions, even if a majority of the holders of Common Shares favors such changes.

Amendment of By-Laws

  The Restated By-Laws provide that they may be altered, amended or repealed by an affirmative vote of a majority of a quorum of Industries' Board at any meeting of the Board.

Share Purchase Rights Plan

  In February 1990, Industries adopted a Share Purchase Rights Plan and issued, as a dividend, one preferred share purchase right (a "Right") for each outstanding Common Share. Each Common Share issued since the date of that dividend also includes one Right (including shares to be issued in connection with any offering of Common Shares pursuant to this Prospectus, except in the unlikely event that the Rights are redeemed or separately certificated prior to the closing of any such offering).

  Each Right entitles its holder to purchase one-two-hundredth ( 1/200) of an Industries' Series A Junior Participating Preferred Share at a price of $30 per one-two-hundredth of a share, subject to adjustment. Currently, the Rights are not exercisable. The Rights will become exercisable if a person or group acquires 20% or more of the voting power of Industries or announces a tender or exchange offer following which such person or group would hold 25% or more of Industries' voting power. If such an acquisition were consummated, or if Industries were acquired by such person or group in a merger or other business combination, then each Right would be exercisable for that number of Industries' Common Shares or the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Industries may redeem the Rights at a price of $.005 per Industries Right prior to the occurrence of an event that causes the Rights to be exercisable for Common Shares. The Rights will expire on March 12, 2000.

    DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

  Industries may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Industries, and Industries to sell to the holders, a specified number of Common Shares at a future date or dates. The consideration per Common Share may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Industries may issue the Stock Purchase Contracts separately or as Stock Purchase Units consisting of (i) a Stock Purchase Contract and (ii) Preferred Securities or debt obligations of third parties, including U.S. Treasury securities. Such Preferred Securities or debt obligations will serve as collateral to secure the holders' obligations to purchase the Common Shares under the Stock Purchase Contracts. The Stock Purchase Contracts may require Industries to make periodic payments to the holders of the Stock Purchase Contracts. Such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

  The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units, including, if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts or Stock Purchase Units. That Prospectus Supplement also will describe certain United States federal income tax consequences and special considerations applicable to the offering of the Stock Purchase Contracts or Stock Purchase Units.

  The Stock Purchase Contracts and Stock Purchase Units will be governed by and construed in accordance with the laws of the State of New York.

                        DESCRIPTION OF MEDIUM-TERM NOTES

  The following description sets forth certain general terms and provisions of the Medium-Term Notes to which any Prospectus Supplement or Pricing Supplement may relate. The particular terms and provisions of the Medium-Term Notes and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement or Pricing Supplement.

  The Medium-Term Notes will be issued as a series of Debt Securities under the Indenture, which is subject to and governed by the Trust Indenture Act. The following summaries of certain terms and provisions of the Medium-Term Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the forms of Medium-Term Notes and the Indenture that are filed as exhibits to this Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Medium-Term Notes or the Indenture, as the case may be. Certain material United States federal income tax consequences applicable to the offering of the Medium-Term Notes will be described in the applicable Prospectus Supplement or Pricing Supplement.

  The term "Debt Securities," as used in this Prospectus, refers to all debt securities, including the Debentures described above and the Medium-Term Notes, issued and issuable from time to time under the Indenture. The following description of the Medium-Term Notes will apply to each series of Medium-Term Note offered hereby unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

General

  All Debt Securities, including the Medium-Term Notes, issued and to be issued under the Indenture will be unsecured general obligations of Capital Markets and will rank on a parity with all other unsecured and unsubordinated indebtedness of Capital Markets from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder, and Capital Markets may issue Debt Securities thereunder from time to time in one or more series up to the aggregate principal amount authorized by Capital Markets for each series. From time to time, Capital Markets may provide for the issuance of Medium-Term Notes or other Debt Securities under the Indenture, without the consent of holders of Debt Securities already outstanding, in addition to the Medium-Term Notes offered hereby.

  The Medium-Term Notes currently are limited to up to an aggregate principal amount of $250 million, or the equivalent thereof in one or more foreign or composite currencies. Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Prospectus Supplement or Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at Capital Markets' option, notice of the holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest-bearing Medium-Term Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Prospectus Supplement or Pricing Supplement. Capital Markets also may issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Medium-Term Notes will be denominated in, and payments of principal and any premium and/or interest in respect thereof will be made in United States dollars. The Medium-Term Notes also may be denominated in, and payments of principal and any premium or interest in respect thereof may be made in, one or more foreign or composite currencies. See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal and Any Premium or Interest." The currency or composite currency in which a particular Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country that then is legal tender for the payment of such debts) is herein referred to as the "Specified Currency" with respect to such Note. References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, purchasers are required to pay for the Medium-Term Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Capital Markets believes that, with respect to Notes offered through agents, and unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to such agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such agent. Each such conversion will be made by such agent subject to such terms and conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

  Interest rates offered by Capital Markets with respect to the Medium-Term Notes may differ depending upon, among other factors, the aggregate principal amount of Medium-Term Notes purchased in any single transaction. Medium-Term Notes with different variable terms other than interest rates also may be offered concurrently to different investors. Capital Markets may change the interest rates or formulas and other terms of the Medium-Term Notes from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase already has been accepted by Capital Markets.

  Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the minimum denominations of each Medium-Term Note (other than a

Foreign Currency Note) will be $1,000 and integral multiples thereof. The minimum denominations of each Foreign Currency Note will be specified in the applicable Prospectus Supplement or Pricing Supplement.

  Capital Markets will make payments of principal of and any premium or interest on Book-Entry Notes through the Indenture Trustee to the depositary. See "--Book-Entry Notes." In the case of Certificated Notes, Capital Markets will pay principal of and any premium due on the Maturity Date in immediately available funds upon presentation and surrender of the Certificated Note (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, The City of New York, which currently is the corporate trust office of the Indenture Trustee. Capital Markets will make any payment of interest due on the Maturity Date of a Certificated Note to the person to whom payment of the principal thereof and premium, if any, thereon will be made. Capital Markets will make any payment of interest due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date by check mailed to the address of its holder entitled thereto as such address will appear in the Security Register of Capital Markets. Notwithstanding the foregoing, a holder of $10 million (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive any interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Indenture Trustee not less than 15 days prior to such Interest Payment Date. Such wire transfer instructions will remain in effect until revoked by such holder. For special payment terms applicable to Foreign Currency Notes, see "-- Special Provisions Relating to Foreign Currency Notes--Payment of Principal and Any Premium or Interest."

  As used in this "Description of Medium-Term Notes," "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York. With respect to Foreign Currency Notes, "Business Day" is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day also is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Medium-Term Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

  "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, or, in the case of ECU, Luxembourg. However, with respect to United States dollars, Australian dollars, Canadian dollars, German marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" will be New York City, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively, unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  Book-Entry Notes may be transferred or exchanged only through the depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, The City of New York, which currently is the corporate trust office of the Indenture Trustee. Neither Capital Markets nor the Indenture Trustee will charge a service fee for any such registration of transfer or exchange of the Medium-Term Notes, but Capital Markets may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

Redemption at the Option of Capital

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Medium-Term Notes will not be subject to any sinking fund. Capital Markets may redeem the Medium-Term Notes at its option prior to the Stated Maturity Date if an Initial Redemption Date is specified in the applicable Prospectus Supplement or Pricing Supplement. If so specified, Capital Markets may redeem the Medium-Term Notes at its option on any date on or after the applicable Initial Redemption Date in whole, or from time to time thereafter in part in increments of $1,000 or such other minimum denomination specified in such Prospectus Supplement or Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such minimum denomination). Such redemption will be at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption; provided that Capital Markets gives holders of Notes written notice not more than 60 nor less than 30 calendar days prior to the date of redemption in accordance with the provisions of the Indenture. With respect to a Medium-Term Note, "Redemption Price" means an amount equal to the Initial Redemption Percentage specified in the applicable Prospectus Supplement or Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note will decline upon each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "--Discount Medium-Term Notes."

Repayment at the Option of the Holder

  If the applicable Prospectus Supplement or Pricing Supplement specifies one or more Optional Repayment Dates, then the Medium-Term Notes will be repayable by Capital Markets at the option of the holders thereof prior to the Stated Maturity Date. If so specified, the Medium-Term Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or in part. Such repayment will be in increments of $1,000 or such other minimum denomination specified in the applicable Prospectus Supplement or Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such other minimum denomination) at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, the Indenture Trustee must receive the Medium-Term Note with the duly completed form entitled "Option to Elect Repayment" at its office not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "--Discount Medium-Term Notes."

  Only the depositary may exercise the repayment option with respect to Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant through which they own their interests to direct the depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Indenture Trustee as described above. In order to ensure that such Global Security and election form are received by the Indenture Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interests for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the exercise of such repayment option will be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner will cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the depositary's records, to the Indenture Trustee. See "--Book-Entry Notes."

  If applicable, Capital Markets will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

  Capital Markets may purchase at any time Medium-Term Notes at any price or prices in the open market or otherwise. In its discretion, Capital Markets may hold such Medium-Term Notes, resell them or surrender them to the Indenture Trustee for cancellation.

Indenture Events of Default

  Any one or more of the following events that has occurred and is continuing constitutes an Indenture Event of Default with respect to the Notes (whatever the reason for such Indenture Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest on any Notes for a period of 30 days after such interest becomes due and payable (subject to a valid deferral of interest payments during an Extension Period);

    (ii) failure to pay the principal of (or premium, if any, on) the Notes for a period of three Business Days after such principal (or premium) becomes due, whether at maturity, upon redemption, by declaration or otherwise;

    (iii) failure to deposit any sinking fund payment for a period of three Business Days after such deposit becomes due (if applicable to the Notes);

    (iv) failure to observe or perform any other covenant or warranty under, the Indenture or Support Agreement (other than a covenant or warranty included in or pursuant to the Indenture solely for the benefit of one or more series of debt securities other than the Notes) for a period of 30 days after written notice has been given to Capital Markets or Industries as provided in the Indenture;

    (v) failure to pay in excess of $5 million of the principal or interest of indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by Capital Markets (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Capital Markets (including this Indenture), whether such indebtedness now exists or shall hereafter be created, when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount in excess of $5 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 90 days after there shall have been given, by registered or certified mail, to Capital Markets by the Indenture Trustee or to Capital Markets and the Indenture Trustee by the Holders of at least 25% in principal amount of the Debentures;

    (vi) certain events in bankruptcy, insolvency or reorganization of Capital Markets, Industries or Northern Indiana; and

    (vii) any other Indenture Event of Default with respect to the Notes.

  The holders of not less than a majority in outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Notes may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Notes may annul such declaration and waive the default if the default (other than the non-payment of the principal of Notes that has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee.

  The holders of not less than a majority in outstanding principal amount of the Notes affected thereby may waive, on behalf of the holders of all of the Notes, any past default under the Indenture except for a default (i) in the payment of the principal of or interest on any Note (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

  In the event an Indenture Event of Default shall occur and be continuing as to the Notes at any time they are held by the Trust, the Property Trustee will have the right to declare the principal of and the interest on such Notes, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Notes. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Notes. Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Capital Markets to pay interest or principal on the Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against Capital Markets (a "Direct Action") to enforce payment to such holder of the principal or interest on the Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

Interest

 General

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Prospectus Supplement or Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the first interest payment on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next Record Date to the holder on such next Record Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, a "Record Date" will be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Interest on Fixed Rate Notes will be payable on March 15 and September 15 of each year or on such other date(s) specified in the applicable Prospectus Supplement or Pricing Supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, then the required payment of principal and any premium or interest will be made on the next

Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next Business Day.

 Floating Rate Notes

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include, as described below, (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Prospectus Supplement or Pricing Supplement. The applicable Prospectus Supplement or Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including (i) whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," (ii) the Fixed Rate Commencement Date, if applicable, (iii) the Fixed Interest Rate, if applicable,
(iv) the Interest Rate Basis or Bases, (v) the Initial Interest Rate, if any, the Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and
(vi) the Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, then the applicable Prospectus Supplement or Pricing Supplement also will specify the Designated LIBOR Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or
  (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date will be the Fixed Interest Rate, if such rate is specified in the applicable Prospectus Supplement or Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Prospectus Supplement or Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided that, unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Prospectus Supplement or Pricing Supplement, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  The applicable Prospectus Supplement or Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Interest Reset Dates for Floating Rate Notes will reset (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement or Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement or Pricing Supplement; provided that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note otherwise would be a day that is not a Business Day, then such Interest Reset Date will be postponed to the next Business Day, except that for a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent (as defined below) as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined). The "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or more Interest Rate Bases, will be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  Notwithstanding the foregoing, a Floating Rate Note also may have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period; and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, in no event will the interest rate on Floating Rate Notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Except as provided below or in the applicable Prospectus Supplement or Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Prospectus Supplement or Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Prospectus Supplement or Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Prospectus Supplement or Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note otherwise would be a day that is not a Business Day, then such Interest Payment Date will be postponed to the next Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, then the required payment of principal and any premium or interest will be made on the next Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Prospectus Supplement or Pricing Supplement applied.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, The Chase Manhattan Bank will be the "Calculation Agent." Upon request of the holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Calculation Agent will determine each Interest Rate Basis in accordance with the following provisions.

  CD Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement,
"CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . .Treasury Constant Maturities . . .Federal Reserve Board Release H.15 . . .Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Prospectus Supplement or Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest

Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City (which may include any agents through which the Notes are offered, or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in New York City (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; and if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, then the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Prospectus Supplement or Pricing Supplement, then the Designated CMT Telerate Page will be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Prospectus Supplement or Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Prospectus Supplement or Pricing Supplement, two years.

  Commercial Paper Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement placed for an industrial issuer whose bond rating is "Aa" or the equivalent, from a nationally recognized statistical rating organization; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 DX360
                             ------------- X 100
                               360-(DXM)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

  Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement or Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Prospectus Supplement or Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Prospectus Supplement or Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, then LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of any agents through which the Notes are offered) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, then LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Prospectus Supplement or Pricing Supplement as to which LIBOR will be calculated or, if no such currency or composite currency is specified in the applicable Prospectus Supplement or Pricing Supplement, United States dollars.

    Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement or Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement or Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Prospectus Supplement or Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

  Prime Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) at such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of any agents through which the Notes are offered,) in New York City selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in New York City by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace such page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the U.S. Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include any agents through which the Notes are offered, or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement or Pricing Supplement; provided that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

Other/Additional Provisions; Addendum

  Any provisions with respect to the Medium-Term Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Prospectus Supplement or Pricing Supplement.

Discount Medium-Term Notes

  Capital Markets may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Prospectus Supplement or Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the holder of such Discount Note will be equal to the sum of
(i) the Issue Price (increased by any accruals of Discount) multiplied by, in the event of any redemption of such Discount Note (if applicable), the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, for purposes of determining the amount of any Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. Certain United States federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement or Pricing Supplement.

Indexed Notes

  Capital Markets may offer Notes ("Indexed Notes") from time to time with the amount of principal and any premium or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to other items, in each case as specified in the applicable Prospectus Supplement or Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal and any premium or interest payable with respect to Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Prospectus Supplement or Pricing Supplement.

Amortizing Notes

  Capital Markets may offer Notes ("Amortizing Notes") from time to time with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes, including a table setting forth repayment information for such Amortizing Notes, and certain United States federal income tax considerations associated with an investment in Amortizing Notes will be specified in the applicable Prospectus Supplement or Pricing Supplement.

Book-Entry Notes

  Upon issuance, all Book-Entry Notes of like tenor and terms up to $200,000 aggregate principal amount will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, a depositary and will be registered in the name of the depositary or a nominee of the depositary. No Global Security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or such nominee to a successor of the depositary or a nominee of such successor. Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, the depositary for the Book-Entry Notes will be The Depository Trust Company. See "Book-Entry Issuance."

  So long as the depositary or its nominee is the registered owner of a Global Security, the depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be enti-tled to receive physical delivery of Certificated Notes and will not be consid-ered the holders thereof for any purpose under the Indenture, and no Global Se-curity representing Book-Entry Notes will be exchangeable or transferable. Ac-cordingly, each Beneficial Owner must rely on the procedures of the depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Secu-rity representing Book-Entry Notes.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the depositary notifies Capital Markets that it is unwilling or unable to continue as depositary for the Global Securities or Capital Markets becomes aware that the depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case, Capital Markets will not have appointed a successor to the depositary within 90 days thereafter, (ii) Capital Markets, in its sole discretion, determines that the Global Securities will be exchangeable for Certificated Notes or (iii) an Event of Default (or event that with the giving of notice or lapse of time would constitute an Event of Default) has occurred and is continuing with respect to the Notes under the Indenture. Upon any such exchange, the Certificated Notes will be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names will be provided by the depositary's relevant Participants (as identified by the depositary) to the Trustee.

Special Provisions Relating to Foreign Currency Notes

  General. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The applicable Prospectus Supplement or Pricing Supplement will describe certain United Stated federal income tax considerations associated with an investment in Foreign Currency Notes. Capital Markets and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal and any premium or interest on Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

  Payment of Principal and Any Premium or Interest. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, Capital Markets is obligated to make payments of principal and any premium or interest on a Foreign Currency Note in the Specified Currency. Any such amounts payable by Capital Markets in the Specified Currency will be converted by the exchange rate agent named in the applicable Prospectus Supplement or Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to holders unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement or the holder of such Foreign Currency Note elects to receive, in the manner hereinafter described, such amounts in the Specified Currency.

  Any United States dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by Capital Markets for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

  Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal and any premium or interest in the Specified Currency by submitting a written request for such payment to the Indenture Trustee at its corporate trust office in New York City on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Indenture Trustee, but written notice of any such revocation must be received by the Indenture Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of the related Global Security or Securities which elects to receive payments of principal and any premium or interest in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the depositary of such election on or prior to the third Business Day after such Record Date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the Specified Currency.

  Payments of the principal and any premium or interest on Foreign Currency Notes that are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "--General." Any payments of interest on Foreign Currency Notes that are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes-- General." Payments of principal and any premium or interest on Foreign Currency Notes that are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by each holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the office or agency maintained by Capital Markets for such purpose in the Borough of Manhattan, New York City, which currently is the corporate trust office of the Indenture Trustee, in time for the Indenture Trustee to make such payments in such funds in accordance with its normal procedures.

  Availability of Specified Currency. Except as set forth below, if the Specified Currency for a Foreign Currency Note is not available for the required payment of principal and any premium or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of Capital Markets, Capital Markets will be entitled to satisfy its obligations to the holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  If the Specified Currency for a Foreign Currency Note is a composite currency that is not available for the required payment of principal and any, premium or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of Capital Markets, Capital Markets will be entitled to satisfy its obligations to the holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars will be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies will be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Prospectus Supplement or Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency will be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, then the amounts of those currencies as Component Currencies will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, then the amount of the original Component Currency will be replaced by the amounts of such two or more currencies, the sum of which will be equal to the amount of the original Component Currency.

  The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in New York City for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

Judgments

  Under current New York law, a state court in the State of New York rendering a judgment in respect of a Foreign Currency Note would be required to render such judgment in the Specified Currency, and such foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of such judgment. Accordingly, the foreign currency judgment would be subject to exchange rate fluctuations between the date of entry of such foreign currency judgment and the time the amount of such foreign currency judgment is paid to such holder in United States dollars and converted by such holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

  Capital Markets will indemnify the holder of any Note against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the holder of such Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such holder, as the case may be.

                      DESCRIPTION OF THE SUPPORT AGREEMENT

  The Support Agreement between Capital Markets and Industries provides that, during the term of the agreement, Industries will own all of the voting stock of Capital Markets and that Industries will cause Capital Markets to have at all times a positive net worth (net assets less intangible assets, if any), as determined in accordance with generally accepted accounting principles. Furthermore, if during the term of the Support Agreement Capital Markets is unable to pay in a timely fashion any principal of or premium or interest on any debt securities issued by Capital Markets or any other obligations of Capital Markets, then Industries will provide to Capital Markets, at the request of Capital Markets or any person, firm or corporation to which Capital Markets is indebted for money borrowed or otherwise (each, a "lender"), funds to make such payments.

  The Support Agreement also provides that any lender to Capital Markets will have the right to demand that Capital Markets enforce its rights against Industries under the Support Agreement. If Capital Markets fails or refuses to act in a timely manner to enforce those rights, or if Capital Markets defaults in the timely payment of principal of or premium or interest on any debt owed to a lender, then that lender may proceed directly against Industries to enforce Capital Markets' rights under the Support Agreement or to obtain payment of such defaulted principal, premium or interest. In no event, however, will a lender have any recourse to or against the stock or assets of Northern Indiana, or against any interest of Capital Markets or Industries therein.

  In enforcing the rights of Capital Markets or any of its lenders under the Support Agreement, the assets of Industries (other than the stock and assets of Northern Indiana) are available as recourse to any lender or holder of Capital Markets' debt. These assets include cash dividends paid to Industries by any of its subsidiaries (including dividends paid by Northern Indiana). The carrying value of the assets of Industries other than the assets of Northern Indiana reflected in the consolidated financial statements of Industries at September 30, 1998 was approximately $1.3 billion.

  For purposes of the Support Agreement, each holder of a Debenture and each holder of a Medium-Term Note would be considered a "lender." Funds to pay the principal of and interest on the Debentures and on the Medium-Term Notes pursuant to the Support Agreement would come from earnings in the form of dividends paid to Industries by Northern Indiana and the other subsidiaries of Industries and the proceeds of refinancing transactions. During the next few years, it is expected that the majority of Industries' earnings that ultimately would be available to pay the principal of and interest on the Debentures and the Medium-Term Notes will depend upon dividends paid to Industries by Northern Indiana. Under its indenture of mortgage, Northern Indiana may not declare or pay any dividends on any class of capital stock (other than preferred or preference stock) except out of Northern Indiana's earned surplus or net profits. At September 30, 1998, Northern Indiana had approximately $146.8 million of retained earnings (earned surplus) available for the payment of dividends. Future dividends payable by Northern Indiana to Industries will depend upon adequate retained earnings, adequate future earnings and the absence of adverse developments. In addition, since Industries is a holding company, the right of its creditors, including holders of the Debentures and the Medium-Term Notes, to participate in any distribution of the assets of any subsidiary (other than Capital Markets) upon that subsidiary's liquidation or reorganization or otherwise necessarily will be subject to the prior claims of creditors of that subsidiary, except to the extent that Industries' claims as a creditor may be recognized. Northern Indiana's indenture of mortgage does not limit the amount of indebtedness that Capital Markets, Industries or any of Industries' other subsidiaries may incur.

  Industries and Capital Markets may amend or terminate the Support Agreement at any time by written amendment or agreement, provided that (i) any amendment affecting the terms described above may be made only with the advance written consent of all of Capital Markets' lenders, (ii) any amendment to any other term of the Support Agreement that would adversely affect the rights of the lenders may be made only with the advance written consent of all lenders affected by such amendment and (iii) the Support Agreement may not be terminated until all of Capital Markets' debt obligations, including its obligations under the Debentures and the Medium-Term Notes, have been fully paid and satisfied.

  The Support Agreement is governed by, and will be construed and interpreted in accordance with, the laws of the State of Indiana.

                              BOOK-ENTRY ISSUANCE

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the securities, including the Debentures, the Preferred Securities, the Stock Purchase Contracts, the Stock Purchase Units and the Medium-Term Notes, may be issued in whole or in part in global form ("Global Securities"). Such Global Securities may be issued only in fully registered form and in either temporary or permanent form. Specific terms for each security described in this Prospectus will be set forth in the applicable Prospectus Supplement or Pricing Supplement relating to that security.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the depositary for the Global Securities will be The Depository Trust Company ("DTC").

  The Global Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for each issue of securities, each in the aggregate principal or stated amount of such issue, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of securities under DTC's system must be made by or through Direct Participants, which will receive a credit for such securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owners entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their securities, except in the event that use of the book-entry system for the securities is discontinued.

  To facilitate subsequent transfers, all Global Securities that are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC will mail an Omnibus Proxy to Industries (in the case of Stock Purchase Contracts or Stock Purchase Units), Capital Markets (in the case of Debentures or Medium-Term Notes) or the Trust (in the case of the Preferred Securities) as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Redemption proceeds, distributions, principal payments and any premium, interest or other payments on the Global Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Industries, the Trust, the applicable Trustee or the purchase contract agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption payments, principal and any premium, interest or other payments to DTC is the responsibility of Industries and the purchase contract agent (in the case of payments under the Stock Purchase Contracts), Capital Markets and the applicable paying agent (in the case of Debentures or Medium-Term Notes) or the Trust and the applicable paying agent (in the case of the Preferred Securities), disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

  If applicable, redemption notices will be sent to Cede & Co. If less than all of the securities of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed. Any Preferred Securities to be redeemed will be selected by DTC on a pro rata basis in accordance with DTC's customary procedures.

  A Beneficial Owner will give notice of any option to elect to have its interest in a Global Security repaid by Capital Markets, through its Participant, to the Indenture Trustee, and will effect delivery of such interest by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities on DTC's records, to the Indenture Trustee. The requirement for physical delivery in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities are transferred by Direct Participants on DTC's records.

  DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its Participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  The foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  DTC may discontinue providing its services as securities depositary with respect to the Global Securities at any time by giving reasonable notice to the applicable issuer or the applicable trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered.

  Industries, Capital Markets or the Trust, as the case may be, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates for the securities will be printed and delivered.

  The information in this section concerning DTC and DTC's system has been obtained from sources that Capital Markets, the Trust and Industries believe to be reliable, but Capital Markets, the Trust and Industries take no responsibility for the accuracy thereof.

                              PLAN OF DISTRIBUTION

  Industries, Capital Markets or the Trust may sell securities through agents or dealers, to or through underwriters and directly to investors. Furthermore, the distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement or Pricing Supplement will describe the method of distribution of the offered securities.

  Agents designated by Capital Markets may solicit offers to purchase Medium-Term Notes from time to time. The applicable Prospectus Supplement or Pricing Supplement will name any such agent involved in the offer or sale of the Medium-Term Notes and set forth any commissions payable to such agent. Unless otherwise indicated in such Prospectus Supplement or Pricing Supplement, any such agent will act on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Medium-Term Notes so offered and sold.

  If securities are sold by means of an underwritten offering, Industries, Capital Markets and/or the Trust will execute an underwriting agreement with an underwriter or underwriters once an agreement for such sale is reached. The applicable Prospectus Supplement will set forth the names of the managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation payable to the underwriters and any dealers. For any sale of securities involving underwriters, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale by the underwriters and Industries, Capital Markets or the Trust, as the case may be. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all securities being sold if any are purchased.

  Industries, Capital Markets or the Trust, as the case may be, may grant to the underwriters options to purchase additional securities, to cover any over-allotments, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will set forth the terms of such over-allotment option.

  If securities are sold through a dealer, then Industries, Capital Markets or the Trust, as the case may be, will sell all of such securities to the dealer as principal. The dealer then may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter (as that term is defined in the Securities Act) of the securities so offered and sold. The applicable Prospectus Supplement will set forth the name of the dealer and the terms of the transaction.

  Industries, Capital Markets or the Trust, as the case may be, may solicit offers to purchase securities directly from investors, institutional or otherwise. Such investors may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities so offered and sold. In such event, the applicable Prospectus Supplement will set forth the name of the investor and the terms of such transaction.

  Securities also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Industries, Capital Markets or the Trust, as applicable. The applicable Prospectus Supplement will identify any remarketing firm and its compensation and will describe the terms of its agreement, if any, with Industries, Capital Markets or the Trust. Remarketing firms may be deemed to be underwriters (as that term is defined in the Securities Act) in connection with the securities remarketed.

  If so indicated in the applicable Prospectus Supplement, Industries, Capital Markets or the Trust, as the case may be, may authorize agents and underwriters to solicit from certain institutions offers to purchase the securities pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Each such delayed delivery contract will be for an amount not less than, and the amount of Securities sold pursuant to such contract will be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will indicate any commission payable to underwriters and agents soliciting offers to purchase securities pursuant to delayed delivery contracts that are accepted by Industries, Capital Markets or the Trust, as the case may be.

  Agents, underwriters, dealers and remarketing firms may be entitled to indemnification by Industries, Capital Markets or the Trust, as the case may be, pursuant to agreements made with Industries, Capital Markets or the Trust. Such agreements may indemnify such agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

  Each series of securities will be a new issue and will have no established trading market, except for the Common Shares, which are listed on the NYSE, the CSE and the PE. Capital Markets or the Trust may elect to list any series of securities on an exchange, or Industries may elect to list the Common Shares on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, none of Industries, Capital Markets or the Trust will be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

  Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Industries, Capital Markets and Industries' subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the securities offered hereby will be passed upon for Capital Markets, Industries and the Trust by Schiff Hardin & Waite, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A.

                                    EXPERTS

  The consolidated financial statements and schedules of Industries and its subsidiaries incorporated by reference in this Prospectus from Industries' 1997 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of such firm as experts in giving such reports.

  The consolidated financial statements of Bay State and its subsidiaries incorporated by reference in this Prospectus from Bay State's 1998 Annual Report on Form 10-K have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

            6,000,000 Premium Income Equity Securitiessm ("PIESsm")
                     Consisting of 6,000,000 Corporate PIES


                                 [NIPSCO LOGO]

                            NIPSCO Industries, inc.
                          NIPSCO Capital Markets, Inc.
                             NIPSCO Capital Trust I

                          --------------------------
                             PROSPECTUS SUPPLEMENT
                                          , 1999

                          --------------------------

                                Lehman Brothers

                              Goldman, Sachs & Co.

                           Morgan Stanley Dean Witter
"Premium Income Equity Securities" and "PIES" are service marks owned by Lehman
                                 Brothers Inc.